UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re: NUTRITION 21, INC., *et al.*,[1] Debtors	Chapter 11 Case No. 11-23712 (RDD) Jointly Administered

AMENDED DISCLOSURE STATEMENT, PURSUANT TO 11 U.S.C. § 1125, WITH RESPECT TO FIRST AMENDED JOINT CHAPTER 11 PLAN OF NUTRITION 21, INC. *ET AL.*

November 21, 2011

Richards Kibbe & Orbe LLP
Michael Friedman
Keith N. Sambur
One World Financial Center
New York, New York 10281

Attorneys For Nutrition 21, Inc. and Its
Affiliated Debtors and Debtors In Possession

THE DEBTORS IN THIS CASE ARE SMALL BUSINESSES. AS A RESULT, THE DEBTORS ARE PERMITTED TO DISTRIBUTE AND HAVE DISTRIBUTED THIS CONDITIONALLY APPROVED DISCLOSURE STATEMENT BEFORE ITS FINAL APPROVAL BY THE COURT. THEREFORE, PARTIES IN INTEREST MAY FILE OBJECTIONS TO THIS DISCLOSURE STATEMENT ON OR BEFORE 4:00 P.M. (PREVAILING EASTERN TIME) ON DECEMBER 16, 2011. FINAL APPROVAL OF THIS DISCLOSURE STATEMENT WILL BE CONSIDERED IMMEDIATELY BEFORE THE HEARING ON CONFIRMATION OF THE PLAN.

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number are: Nutrition 21, Inc. (3613), Nutrition 21, LLC (4596), Iceland Health, LLC (2140) and, Heart's Content, Inc. (5396). The location of Debtors' corporate headquarters is 4 Manhattanville Road, Purchase, New York, 10577.

THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION (THE "PLAN") OF NUTRITION 21, INC. ("NUTRITION 21") AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION, THE "DEBTORS") IN THE ABOVE-CAPTIONED CHAPTER 11 CASES (THE "CHAPTER 11 CASES"). PLEASE READ THIS DOCUMENT WITH CARE. THE PURPOSE OF THE DISCLOSURE STATEMENT IS TO PROVIDE "ADEQUATE INFORMATION" OF A KIND, AND IN SUFFICIENT DETAIL, AS FAR AS IS REASONABLY PRACTICABLE IN LIGHT OF THE NATURE AND HISTORY OF THE DEBTORS AND THE CONDITION OF THE DEBTORS' BOOKS AND RECORDS, THAT WOULD ENABLE A HYPOTHETICAL, REASONABLE INVESTOR TYPICAL OF HOLDERS OF CLAIMS OR EQUITY INTERESTS OF THE RELEVANT CLASS TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN. SEE 11 U.S.C. § 1125(a).

FOR THE CONVENIENCE OF CLAIM AND INTEREST HOLDERS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ANY SUMMARY. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

NO REPRESENTATIONS CONCERNING THE DEBTORS FINANCIAL CONDITION OR ANY ASPECT OF THE PLAN ARE AUTHORIZED BY THE DEBTORS' OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE OR REJECTION THAT ARE OTHER THAN AS CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE EXECUTIVE SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND OTHER EXHIBITS ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE "CERTAIN RISK FACTORS TO BE CONSIDERED" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. ***SEE SECTION VII, "CERTAIN RISK FACTORS TO BE CONSIDERED."***

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. THE DELIVERY OF THIS DISCLOSURE STATEMENT

AFTER THE DATE HEREOF DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN INFORMATION SET FORTH HEREIN. THE DEBTORS HAS NO DUTY TO UPDATE THIS DISCLOSURE STATEMENT UNLESS OTHERWISE ORDERED TO DO SO BY THE BANKRUPTCY COURT.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF THE DEBTORS, IF ANY, SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THIS DISCLOSURE STATEMENT HAS NEITHER BEEN REVIEWED, APPROVED NOR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE RESTRUCTURING OF THE DEBTORS AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION.

THE PURPOSE OF THIS DISCLOSURE STATEMENT IS TO PROVIDE (A) RELEVANT INFORMATION REGARDING THE HISTORY OF THE DEBTORS, ITS BUSINESS, AND THESE CHAPTER 11 CASES; (B) INFORMATION CONCERNING THE PLAN; (C) INFORMATION FOR HOLDERS OF CLAIMS AND EQUITY INTERESTS REGARDING THEIR TREATMENT UNDER THE PLAN AND (D) INFORMATION TO ASSIST THE BANKRUPTCY COURT IN DETERMINING WHETHER THE PLAN COMPLIES WITH THE PROVISIONS OF CHAPTER 11 OF THE BANKRUPTCY CODE AND SHOULD BE CONFIRMED.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS OR RECOMMENDATIONS OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH

PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS. NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION, OR WAIVER, AND FOR PURPOSES OF ANY CONTESTED MATTER, ADVERSARY PROCEEDING, OR OTHER PENDING OR THREATENED ACTION, THE CONTENTS HEREOF SHALL CONSTITUTE STATEMENTS MADE IN FURTHERANCE OF SETTLEMENT NEGOTIATIONS AND SHALL BE SUBJECT TO FEDERAL RULE OF EVIDENCE 408 AND ANY SIMILAR RULE OR STATUTE. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING (OTHER THAN THE CHAPTER 11 CASES) INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS. YOU SHOULD CONSULT YOUR OWN COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN ON HOLDERS OF CLAIMS OR EQUITY INTERESTS.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS SUMMARY (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS SUMMARY (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE SUMMARY. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE DEBTORS PRESENTLY INTEND TO CONSUMMATE THE PLAN AS PROMPTLY AS POSSIBLE IN CONNECTION WITH THE CLOSING OF THE SALE. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE OF THE PLAN ACTUALLY WILL OCCUR. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN, INCLUDING MATTERS THAT ARE EXPECTED TO AFFECT THE TIMING OF THE RECEIPT OF DISTRIBUTIONS BY HOLDERS OF CLAIMS AND EQUITY INTERESTS IN CERTAIN CLASSES AND THAT COULD AFFECT THE AMOUNT OF DISTRIBUTIONS ULTIMATELY RECEIVED BY SUCH HOLDERS, ARE DESCRIBED IN ***SECTION V, "SUMMARY OF PLAN."***

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

EXHIBITS TO DISCLOSURE STATEMENT

Exhibit 1	Chapter 11 Plan
Exhibit 2	The Debtors' Liquidation Analysis
Exhibit 3	The Liquidating Trust Agreement

I.

EXECUTIVE SUMMARY

The Debtors each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the "Bankruptcy Code") on August 26 2011 (the "Petition Date") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

These chapter 11 cases (the "Chapter 11 Cases") were commenced in order to facilitate the sale of substantially all of the Debtors' assets which could not occur outside of bankruptcy due to lack of support by the Debtors' common shareholders. Prior to commencing these cases, the Debtors entered into a Plan Support Agreement with a super-majority of the Debtors' Series J Preferred Equity Interests who have agreed to support the Plan.

On August 31, 2011, the Debtors filed with the Bankruptcy Court a motion (the "Sale Motion") seeking to, among other things, (a) establish bidding procedures (the "Bidding Procedures") for the auction (the "Auction") to sell all or substantially all of the assets of the Debtors, and (b) schedule a hearing for the Bankruptcy Court to consider approval of the Debtors' sale to the Successful Bidder (as defined in the Bidding Procedures) at the Auction (the "Sale Hearing").

The Bankruptcy Court approved the Bidding Procedures on September 22, 2011. In accordance with the Bid Procedures, parties were required to submit qualified bids for the Debtors' assets by no later than 4:00 p.m. (prevailing Eastern Time) on October 28, 2011 and an Auction was held on November 1, 2011 at 10:00 a.m. (prevailing Eastern Time). Following the Auction, N21 Acquisition Holding, LLC was declared the Successful Bidder (as defined in the Bid Procedures). The Debtors sought Bankruptcy Court approval of the Sale to the Winning Bidder at the November 3, 2011 Sale Hearing. At the Sale Hearing the Court approved the Sale other than the assumption and assignment by the N21 LLC of that certain License and Supply Agreement between Probioferm, LLC, Probiohealth, LLC (collectively, "Probio") and N21 LLC dated as of August 6, 2009 (as amended from time to time). Following the Sale Hearing, Probio agreed to withdraw its objection to the Sale and agree to the assumption and assignment of its agreement with N21 LLC to the Successful Bidder subject to the terms and conditions set forth in the Sale Order. The Debtors anticipate that the Court will enter the Sale Order and that the Sale will close prior to December 1, 2011. If the Court does not enter an order approving the Sale, including the assumption and assignment of the agreement with Probio, the Debtors would not be able to consummate the Sale and the Debtors would not be able to seek confirmation of the Plan as currently proposed.

The proceeds from the Sale and the Debtors other Assets will be used to repay all Allowed Administrative Expenses of and Allowed Claims against N21 INC. and N21 LLC in full and in cash in accordance with the Plan. Any excess proceeds will be distributed to the Liquidating Trust for distribution to the Trust Beneficiaries. The Debtors do not expect that any distributions will be made to holders of Common Equity Interests or the Allowed Claims against Iceland Health, LLC and Heart's Content, Inc. .

This solicitation is being conducted at this time in order to obtain sufficient votes to enable the Plan to be confirmed by the Bankruptcy Court. The Plan sets forth how Claims against and Equity Interests in the Debtors will be treated upon consummation of the Plan if it is confirmed by the Bankruptcy Court and is thereafter consummated. This Disclosure Statement describes certain aspects of the Plan, the Debtors' business operations, significant events leading up to the Chapter 11 Cases and related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Plan and certain matters related to the Debtors' businesses. **FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN AND ALL RELATED EXHIBITS AND SCHEDULES IN THEIR ENTIRETY.**

Attached as Exhibits to this Disclosure Statement are copies of the following documents:

- The Plan (Exhibit 1);
- the Debtors' liquidation analysis (the "Liquidation Analysis"; Exhibit 2); and
- the Liquidating Trust Agreement (Exhibit 3).

THE DEBTORS BELIEVE THAT THE PLAN COMPLIES WITH ALL PROVISIONS OF THE BANKRUPTCY CODE AND WILL ENABLE IT TO SUCCESSFULLY ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR ESTATES, THEIR CREDITORS AND THEIR EQUITY INTEREST HOLDERS.

THE DEBTORS IN THIS CASE ARE A SMALL BUSINESS. AS A RESULT, THE DEBTORS ARE PERMITTED TO DISTRIBUTE AND HAVE DISTRIBUTED THIS DISCLOSURE STATEMENT BEFORE ITS FINAL APPROVAL BY THE BANKRUPTCY COURT. FINAL APPROVAL OF THIS DISCLOSURE STATEMENT WILL BE CONSIDERED AT OR BEFORE THE HEARING ON CONFIRMATION OF THE PLAN.

The Confirmation Hearing Notice sets forth in detail deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan. In addition, detailed voting instructions accompany each ballot. Each Holder of a Claim or Equity Interest entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Confirmation Notice, all exhibits thereto and the instructions accompanying the ballot that was distributed to them in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes. Upon confirmation, the Plan will be a legally binding arrangement and it should therefore be read in its entirety. Accordingly, solicited parties may wish to consult with their attorneys regarding the contents of the Plan.

II.

SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER PLAN

The following table summarizes the classification and treatment of the Claims and Equity Interests under the Plan. For a more detailed description of the classification and treatment for all Classes, please refer to the discussion in ***Section V, "Summary Of Plan***" and to the Plan itself.[1]

Class Description	Treatment	Entitlement to Vote	Estimated Aggregate Amount of Allowed Claims or Equity Interests	Estimated Percentage Recovery of Allowed Claims
Class 1A – N21 INC. Priority Non-Tax Claims	*Unimpaired*. Each Holder of an Allowed Priority Claim against N21 INC. will, in full and final satisfaction of such Priority Non-Tax Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.	No -- deemed to accept	$0	100%
Class 1B – N21 LLC Priority Non-Tax Claims	*Unimpaired*. Each Holder of an Allowed Priority Claim against N21 LLC will, in full and final satisfaction of such Priority Non-Tax Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.	No -- deemed to accept	$0	100%

[1] This table is only a summary of the classification, impairment and entitlement to vote of Holders of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan and all exhibits thereto for a complete description of the classification and treatment of Claims and Equity Interests. Accordingly, this summary is qualified in its entirety by reference to the entire Disclosure Statement and the Plan and all exhibits thereto.

Class Description	Treatment	Entitlement to Vote	Estimated Aggregate Amount of Allowed Claims or Equity Interests	Estimated Percentage Recovery of Allowed Claims
Class 1C – Iceland Health Priority Non-Tax Claims	*Impaired*. Debtor Iceland Health has no assets and no distributions will be made to any Creditors.	No -- deemed to reject	$0	N/A
Class 1D – Heart's Content Priority Non-Tax Claims	*Impaired*. Debtor Heart's Content has no assets and no distributions will be made to any Creditors.	No -- deemed to accept	$0	N/A
Class 2A-S – N21 INC. Secured Claims	*Unimpaired*. Each Holder of an Allowed Secured Claim against N21 INC. will, in full and final satisfaction of such Secured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.	No -- deemed to accept	$0	N/A
Class 2A-U – N21 INC. Unsecured Claims	*Unimpaired*. Each Holder of an Allowed Unsecured Claim against N21 INC. will, in full and final satisfaction of such Unsecured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.	No -- deemed to accept	$112,848,229.62 [2]	100%

[2] This amount includes an approximately $110,630797 intercompany Claim by N21 LLC.

Class Description	Treatment	Entitlement to Vote	Estimated Aggregate Amount of Allowed Claims or Equity Interests	Estimated Percentage Recovery of Allowed Claims
Class 2B-S – N21 LLC Secured Claims	*Unimpaired*. Each Holder of an Allowed Secured Claim against N21 LLC. will, in full and final satisfaction of such Secured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.	No -- deemed to accept	$0.00	100%
Class 2B-U – N21 LLC Unsecured Claims	*Unimpaired*. Each Holder of an Allowed Unsecured Claim against N21 LLC. will, in full and final satisfaction of such Unsecured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.	No -- deemed to accept	$18,839.78.	100%
Class 2C-S – Iceland Health Secured Claims	*Impaired*. Debtor Iceland Health has no assets and no distributions will be made to any Creditors of Iceland Health.	No -- deemed to reject	$0	N/A
Class 2C-U – Iceland Health Unsecured Claims	*Impaired*. Debtor Iceland Health has no assets and no distributions will be made to any Creditors of Iceland Health.	No -- deemed to reject	$0	N/A

Class Description	Treatment	Entitlement to Vote	Estimated Aggregate Amount of Allowed Claims or Equity Interests	Estimated Percentage Recovery of Allowed Claims
Class 2D – Heart's Content Unsecured Claims	*Impaired*. Debtor Heart's Content has no assets and no distributions will be made to any Creditors of Heart's Content.	No -- deemed to reject	$0	N/A
Class 3 – Series J Preferred Equity Interests	*Impaired*. Each Holder of an Allowed Series J Preferred Equity Interest will, in full and final satisfaction of such Allowed Series J Preferred Equity Interest, receive its Pro Rata share of Liquidating Trust A Interests.	Yes	$17,750,000	43%[3]
Class 4 – Common Equity Interests	*Impaired*. On the Effective Date, the Common Equity Interests shall be cancelled and extinguished and the Holders of Common Equity Interests shall not receive or retain anything under the Plan.	No – deemed to reject	n/a	0%[4]
Class 5 – Common Equity Interests of N21 LLC	*Impaired*. N21 INC. will, in full and final satisfaction of its Equity Interests in N21 LLC will receive any and all assets of N21 LLC remaining after N21 LLC repays its creditors in full in accordance with the Plan and thereafter such Equity Interests will be deemed cancelled and of no further force and effect, whether surrendered for cancellation or otherwise.	No -- deemed to accept	N/A	N/A

[3] Estimated recoveries of Holders of Equity Interests in Class 3 are in part attributable to proceeds of Causes of Action through interests in the Liquidating Trust allocable to Holders of Equity Interests in such Class. To date, the Debtors have not conducted significant analysis of the value of such Causes of Action.

[4] Estimated recoveries of Holders of Equity Interests in Class 4 are in part attributable to proceeds of Causes of Action through interests in the Liquidating Trust allocable to Holders of Equity Interests in such Class. To date, the Debtors have not conducted significant analysis of the value of such Causes of Action. Because Holders in Class 4 may only receive distributions after Holders in Class 3 are repaid in full, the range of potential distributions, if any, to such Holders is difficult to predict at this time.

Class Description	Treatment	Entitlement to Vote	Estimated Aggregate Amount of Allowed Claims or Equity Interests	Estimated Percentage Recovery of Allowed Claims
Class 6 – Common Equity Interests of Heart's Content and Iceland Health	Impaired. On the Effective Date, the Equity Interests of Heart's Content and Iceland Health will be deemed cancelled and of no further force and effect, whether surrendered for cancellation or otherwise.	No -- deemed to accept	N/A	N/A

After careful review of the Debtors' current business operations, estimated recoveries in a liquidation scenario and prospects as an ongoing business, the Debtors have concluded that the recoveries to creditors will be maximized by the Sale (and liquidation of assets not purchased).

A. Solicitation and Acceptance of Plan

1. General

This Disclosure Statement and other documents described herein are being furnished by the Debtors to Holders of Claims against and Equity Interests in the Debtors for the purpose of soliciting votes on the Plan.

A notice of, among other things, voting procedures and the dates set for objections to and the hearing on confirmation of the Plan and the adequacy of the Disclosure Statement (the "Confirmation Hearing Notice") are also being transmitted with this Disclosure Statement. The Confirmation Hearing Notice sets forth in detail the deadlines, procedures and instructions for casting votes to accept or reject the Plan, for filing objections to confirmation of the Plan and objections to the adequacy of the Disclosure Statement, the treatment for balloting purposes of certain types of Claims and Equity Interests and for tabulating ballots. In addition, detailed voting instructions accompany each ballot. Each Holder of a Claim or Equity Interest within a Class entitled to vote should read the Disclosure Statement, the Plan, the Notice of Confirmation Hearing and the instructions accompanying the ballots in their entirety before voting on the Plan. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated.

2. Who Is Entitled To Vote

The Debtors have established November 18, 2011 as the record date for determining the Holders of Claims and Equity Interests entitled to vote to accept or reject the Plan the ("Record Date"). The Holders of Equity Interests in Class 3 are entitled to vote. Holders of Claims in Classes 1A, 1B, 2A-U, 2A-S, 2B-S and 2B-U are unimpaired and consequently are conclusively

presumed to accept the Plan and are not entitled to vote. The Holders of Equity Interests in Classes 5 and 6 are proponents of the Plan and therefore presumed to accept the Plan. The Holders of Claims and Equity Interests in Classes 1C, 1D, 2C-S, 2C-U, 2D and 4 are deemed to reject the plan and are not entitled to vote.

3. Summary Of Voting Procedures

If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for voting purposes. If you hold Claims or Equity Interests in more than one Class and you are entitled to vote Claims or Equity Interests in more than one Class, you will receive separate ballots, which must be used for each separate Class. Please vote and return your ballot(s) in accordance with the instructions set forth herein and the instructions accompanying your ballot(s).

TO BE COUNTED, YOUR VOTE INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE PROPERLY COMPLETED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE BALLOT, AND MUST BE **ACTUALLY RECEIVED** BY COUNSEL FOR THE DEBTOR, RICHARDS KIBBE & ORBE LLP, ATTN: MICHAEL FRIEDMAN, ONE WORLD FINANCIAL CENTER, NEW YORK, NY 10281, **NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON DECEMBER 16, 2011 (THE "VOTING DEADLINE").** BALLOTS RECEIVED AFTER THAT TIME WILL NOT BE COUNTED. FAXED OR ELECTRONIC COPIES OF BALLOTS WILL NOT BE COUNTED.

ANY PROPERLY EXECUTED, TIMELY RECEIVED BALLOT THAT DOES NOT INDICATE EITHER ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED. ANY PROPERLY EXECUTED, TIMELY RECEIVED BALLOT THAT INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL NOT BE COUNTED. **BALLOTS SHOULD NOT BE DELIVERED DIRECTLY TO THE DEBTORS OR THE BANKRUPTCY COURT.**

4. Inquiries

If you are a Holder of a Claim or Equity Interest entitled to vote on the Plan and did not receive a ballot, received a damaged ballot or lost your ballot, or if you have questions about the procedures for voting your Claim or Equity Interest or about the packet of materials that you received, please contact counsel for the Debtors, Richards Kibbe & Orbe LLP, attn: Michael Friedman, One World Financial Center, New York, NY 10281 or by telephone at (212) 530-1846.

Anyone wishing to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact counsel for the Debtors, Richards Kibbe & Orbe LLP, attn: Michael Friedman, One World Financial Center, New York, NY 10281 or by telephone at (212) 530-1846, or view such documents by accessing the Bankruptcy Court's website: http://www.nysb.uscourts.gov/. Note that a PACER (https://ecf.nysb.uscourts.gov/cgi-bin/login.pl) password and login are needed to access documents on the Bankruptcy Court's website.

B. Confirmation Hearing

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on December 22, 2011 at 10:00 a.m. (prevailing Eastern Time), before the Honorable Robert D. Drain, United States Bankruptcy Judge. The Bankruptcy Court has directed that objections, if any, to Confirmation be filed and served (with a copy to Chambers) so that they are received on or before December 16, 2011 at 4:00 p.m. (prevailing Eastern Time). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Confirmation Hearing or at any adjourned Confirmation Hearing.

C. Overview of Chapter 11 Process

The filing of a chapter 11 bankruptcy petition creates a bankruptcy "estate" comprising all of the property interests of the debtor. Unless a trustee is appointed by the Bankruptcy Court for cause (no trustee has been appointed in the Chapter 11 Cases), a debtor remains in possession and control of all its assets as a "debtor in possession." The debtor in possession may continue to operate its business in the ordinary course on a day-to-day basis without Bankruptcy Court approval. Bankruptcy Court approval is only required for various enumerated kinds of transactions (such as certain financing transactions) and transactions out of the ordinary course of a debtor's business. The filing of the bankruptcy petition gives rise to what is known as the "automatic stay" which, generally, enjoins creditors from taking any action to collect or recover obligations owed by a debtor prior to the commencement of a Chapter 11 case without Bankruptcy Court authorization. The Bankruptcy Court can grant relief from the automatic stay under certain specified conditions or for cause.

A chapter 11 debtor may emerge from bankruptcy or its assets may be sold and the proceeds distributed to creditors through a confirmed chapter 11 plan, such as the Plan. A plan may be either consensual or non-consensual and provide, among other things, for the treatment of the claims of creditors and equity interests of shareholders and holders of options or warrants. The provisions of the Debtors' Plan are summarized below. ***See Section V, "Summary of Plan."***

The consummation of a plan is the principal objective of a chapter 11 case. A plan sets forth the terms for satisfying claims against, and equity interests in, a debtor. Upon confirmation of a plan, such plan is binding on the debtor, any issuer of securities under the plan, and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debts that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

After a plan has been filed, holders of certain claims against, or equity interests in, a debtor are permitted to vote to accept or reject such plan. Before soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. Because the

Debtors are each "small business debtors" and these Chapter 11 Cases are "small business cases" (each as defined in the Bankruptcy Code) the Debtors are permitted to distribute and have distributed this Disclosure Statement before its final approval by the Bankruptcy Court. Final approval of this disclosure statement will be considered at or before the Confirmation Hearing.

The Debtors submit this Disclosure Statement to Holders of Claims against, and Equity Interests in, the Debtors to satisfy the requirements of Bankruptcy Code section 1125. This Disclosure Statement sets forth specific information regarding the Debtors' pre-bankruptcy history, the nature of the Chapter 11 Cases and the proposed distributions to creditors upon consummation of the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims and Equity Interests entitled to vote must follow for their votes to be counted.

III.

HISTORICAL INFORMATION

D. The Debtors' Businesses

The Debtors are an integrated nutritional bioscience company formed in New York on June 29, 1983 under the name Applied Microbiology, Inc. The Debtors are headquartered in Purchase, New York. As of the date hereof, (i) Debtor Nutrition 21 employs a chief executive officer, chief financial officer and vice president of finance and treasury, vice president of research and development and scientific affairs, a secretary and general counsel, a manager of information technology, a director of operations, a manager of accounting and three administrative assistants and (ii) Debtor Nutrition 21, LLC employs a vice president of operations, sales and marketing and a manager of customer relations. Debtors Iceland Health, LLC and Heart's Content, Inc. each have no employees, assets or liabilities.

Prior to 1995, the Debtors' primary focus was on the development and commercialization of antibacterial technologies for new drugs. The Debtors subsequently licensed these antibacterial technologies to third parties. Beginning in 1995, the Debtors shifted focus to developing and marketing raw materials, formulations, compounds, blends and bulk and other materials ("***Ingredients***") to third-party non-end users. These non-end users further fabricate, blend and/or packaged the Ingredients for ultimate sale to end-users as nutritional supplements or otherwise. The Debtors have 54 issued patents and 24 pending patents along with numerous trademarks and licenses for combinations of dietary supplements and prescription drugs.

Chromax® Chromium Picolinate ("***Chromax***") is the Debtors' primary ingredient product in which various combinations are covered by both domestic and international composition of matter and use patents. Chromax is a proprietary mineral compound with more than a decade of clinical research used to restore normal glucose metabolism by enhancing insulin sensitivity. Chromax may also reduce the risk of Type 2 diabetes. Chromax is also marketed and sold as a weight loss suppressant.

Chromax is also sold into the animal feed market for managing the health of breeding sows and their offspring.

To support the sale of Chromax, the Debtors actively promote research findings and pronouncements regarding the safety of Chromax to functional food manufacturers including health and consumer product distributors. During fiscal years ended June 30, 2011, 2010 and 2009 sales of Chromax accounted for approximately 79%, 71%, and 74%, respectively, of the Debtors' total revenues.

The Debtors also market and sell other mineral compounds such as Selenomax and SelenoPure Selenium and Zinmax Zinc Picolinate. Selenium products are used by some as a means of reducing the risk of certain types of cancer, cardiovascular disease, strokes, damage to fat cells, plaque formation in the arteries, and macular degeneration. Zinc picolinate is an essential mineral that stimulates the activity of approximately 100 enzymes and helps maintain a healthy immune system.

In fiscal year 2010, the Debtors launched Probiomega, a unique combination of a patented probiotic and omega 3 fatty acids. Probiomega is the only probiotic and fish oil combination that provides a unique combination that may lead to improved heart and gut health.

The Debtors derive additional revenues from the sale and licensing of Chromax and other products to customers who incorporate these products into other finished multi-ingredient nutritional supplement products. These include vitamin/mineral formulas, weight loss and sports nutrition supplements, "nutritional" bars, drink mixes and "nutritional" beverages. These products are sold by the Debtors' customers under a variety of brands through natural/health food stores, supermarkets, drug stores, and mass merchandisers, as well as through direct and catalogue sales.

Because the Debtors do not sell directly to end-users, the products are sold to customers under various agreements that provide the customer with a license to use certain patents and other intellectual property of the Debtors. The fee for this license is bundled on an unallocated basis with the price that the Debtors charge for the ingredients. Under various license agreements, certain of the Debtors' customers license Chromax and manufacture and distribute it as a stand-alone chromium supplement that is marketed either under their own private labels or in conjunction with their vitamin, mineral and supplement lines. In fiscal year 2011, three customers accounted for approximately 28% of the Debtors' total revenues, while in fiscal year 2010, three customers accounted for 39% of the Debtors' total revenues. In fiscal year 2009, one customer accounted for 24% of the Debtors' total revenues.

In 2006, the Debtors decided to expand their operations by selling their products to end-users via the retail and the direct response channels, through its own branded products group (the "***Branded Products Group***").

In order to finance its entry into the retail space, the Debtors raised additional capital. Historically, the Debtors had primarily financed their operations through the issuance of various equity securities, plus internally generated cash flow from business operations. The Debtors

were rarely a party to any debt agreements (secured or otherwise) and are not party to any current debt agreements. The financing of the launch of Branded Products Group was no different. On September 10, 2007, Nutrition 21 entered into a Securities Purchase Agreement pursuant to which Nutrition 21 sold 17,750 shares of the Series J Preferred Equity Interests which were convertible into common shares of Nutrition 21 and warrants to purchase 6,715,218 shares of common stock for $17,750,000.

This move into the various market segments with an expensive mass-market model ultimately proved unsuccessful, and a new chief executive officer was recruited to lead a turnaround. In December 2009, Debtor Nutrition 21, LLC sold its assets related to the Branded Products Group to Nature's Products, Inc. and its affiliates at a significant loss.

In addition to losses incurred in connection with the Branded Products Group, the Debtors did not achieve positive levels of earnings before interest, taxes, depreciation, and amortization ("***EBITDA***") or operating income due to general economic deterioration beginning in 2009. During fiscal years 2002 through 2008, the Debtors failed to achieve positive EBITDA, and the Debtors did not achieve positive operating income from fiscal year 2005 through fiscal year 2008. The Debtors produced EBITDA of $1.1 million in fiscal year 2009 followed by EBITDA of $2.3 million in fiscal year 2010. As of the twelve months ended June 30, 2009, the Debtors reported approximately $14,823,000 of total assets and in the twelve months ended June 30, 2010, reported total assets of approximately $3,962,000. For the twelve months ended June 30, 2011 the Debtors reported assets of approximately $3,462,000.

E. Organizational Structure

Nutrition 21, Inc. is the direct parent company of each of the other the Debtors entities. Each of the other Debtors other than Nutrition 21, LLC has no assets or liabilities. Debtor Nutrition 21, Inc. is a publicly held company whose equity securities are registered with the Securities and Exchange Commission and trade publicly on pink sheets. The Debtors maintain a corporate headquarters at 4 Manhattanville Road, Purchase, New York, 10577.

F. Series J Preferred Equity Interests

On September 10, 2007, Nutrition 21 entered into a Securities Purchase Agreement pursuant to which Nutrition 21 sold 17,750 shares of the Series J Preferred Equity Interests which were convertible into common shares of Nutrition 21 and warrants to purchase 6,715,218 shares of common stock for $17,750,000.

As of the Petition Date, all of the Series J Preferred Equity Interests remain outstanding and has not been converted into common shares. The Series J Preferred Equity Interests contains a mandatory redemption provision which holders of the Series J Preferred Equity Interests contend require redemption by Nutrition 21 on September 11, 2011 for a cash payment of $17,750,000.

G. Intercompany Claims

Intercompany Claims between N21 INC. and N21 LLC exist and reflect net balances resulting from transfers of funds between entities as a result of, among other things, transfers made by one the Debtors entity on account of another the Debtors entity related to cash shortfalls, financing reserves or other operating expenses and intercompany transfers.

H. Events Leading To Chapter 11 Filing

As a result of the losses suffered by the Debtors, the Debtors would be unable to redeem the Series J Preferred Equity Interests and, as a result, were compelled to explore strategic alternatives for restructuring their balance sheet. The Debtors met with certain large holders of the Series J Preferred Equity Interests in the spring of 2010 to explore an extension and restructuring of those securities, but these discussions were not successful. In November 2010, the Debtors retained BDO Capital Advisors, LLC ("BDO Capital") to perform an evaluation of the Debtors' strategic options. After its evaluation, BDO Capital concluded that the Debtors should pursue a sale of substantially all of their assets. Following review of this proposal by Nutrition 21's Board of Directors, beginning in January 2011 BDO Capital, with the Board of Directors' approval, contacted over 220 parties to determine if they were interested in purchasing the Debtors' assets. In response to these marketing initiatives, by the end of March, BDO received eight written indications of interest.

Thereafter, the Debtors focused their efforts on negotiating with three of the parties that submitted formal letters of intent. In April, the Debtors executed a letter of intent with one potential purchaser, and this party conducted additional due diligence in connection with the contemplated transaction. For a variety of reasons, the Debtors were unable to reach a definitive agreement with this party, and by late July the Debtors decided to focus their efforts on identifying a possible purchaser to serve as a stalking horse in connection with a Bankruptcy Code section 363 sale. To this end, BDO Capital reinitiated discussions with approximately a dozen potential purchasers regarding such a transaction. By August 2011, while a number of parties expressed interest in bidding at an auction, none were willing or able, due to time constraints, to serve as a stalking horse bidder. Although there is currently no stalking horse bidder, as a result of the Debtors' and BDO Capital's extensive marketing efforts, the Debtors are confident that a highly competitive Auction can take place expeditiously and that the Auction and resulting Sale will be favorable to and in the best interests of the Debtors' estates.

In order to effectuate a sale of the Debtors' assets, under New York law, two-thirds of Debtor Nutrition 21's common shareholders must consent to such a sale. During February to June BDO Capital, at the Debtors' request, held numerous discussions with the Series J Preferred Equity Interests Holders. However, no agreement was ultimately reached with the Series J Preferred Equity Interests Holders. As result, the Debtors concluded that it would not be able to secure the requisite consent for a sale and therefore determined that it was necessary to effectuate the sale of their assets in bankruptcy. Accordingly, the Debtors sought Bankruptcy Code protection. In excess of two-thirds of the Holders of the Series J Preferred Equity Interest outstanding formed an unofficial committee to negotiate with the Debtors concerning the Debtors' restructuring and the Sale. After much negotiation where both sides were represented

by counsel, the Debtors and a supermajority of the Series J Preferred Equity Interest Holders entered into a plan support agreement prior to the petition date. The Plan is consistent with the plan support agreement, including the reimbursement of the Series J Counsel Fees.

I. Walgreens and Nature's Product, Inc. Litigation

On May 24, 2011, Walgreens Co. ("Walgreen") filed a complaint in the United States District Court for the District of Illinois against N21 INC. and Nature's Products, Inc. ("NPI") for returned, damaged or unsalable products (the "Walgreen Litigation"). The Walgreen Litigation was transferred to the United States District Court for the Southern District of New York and the Debtors expect that the Walgreen Litigation will proceed in the Bankruptcy Court. On December 29, 2009, N21 INC. and Iceland Health sold its retail business to NPI and its affiliate. In connection with the purchase of the retail business, NPI accepted liability for returned, damaged and unsalable products first made known to the Debtors after December 29, 2009. Accordingly, prior to the Petition Date N21 INC. filed a cross-claim against NPI for the entire amount claimed by Walgreens Co. against N21 INC and also filed counter-claims against Walgreen. In the Walgreen Litigation, Walgreen asserted that it was owed approximately $1.6 million from N21 INC. and/or NPI.

Walgreen filed a proof of claim against N21I INC. for approximately $4.8m (the "Walgreen PoC"). Upon information and belief, the Walgreen PoC is in an amount in excess of the damages Walgreen sought in the Walgreen Litigation because Walgreen (i) has not exercised rights of set-off that it alleges exist and (ii) has included in the Walgreen PoC amounts that are owed it by NPI that do not involve the Debtors.

NPI and its affiliate filed proofs of claims against each of N21 INC and Iceland Health each in an amount not less than $1 million (the "NPI PoCs"). In the NPI PoCs, NPI alleged claims against the Debtor for, among other things,: (i) fraudulent inducement; (ii) rescission; (iii) breach of contract; (iv) indemnification; (v) breach of the implied covenant of good faith and fair dealing; (vi) violation of Florida's Deceptive and Unfair Trade Practices Act; and (vii) breach of the implied warranty of merchantability.

The Debtors believe defenses exist to the claims asserted by Walgreen and NPI in the Walgreen litigation and in the Walgreen PoC and NPI PoCs, deny any liability associated therewith and ultimately believe that they will have no liability on account of these claims. The Debtors believe that the Walgreen Litigation will result in a net asset to the estate. It is difficult to determine the amount that the Debtors could recover at this time on account of claims against Walgreen or NPI.

IV.

CHAPTER 11 CASES

J. Case Administration

1. Retention Of Key Professionals

The Debtors retained and have been represented in the Chapter 11 Cases by: (i) Richards Kibbe & Orbe LLP, as bankruptcy counsel and (ii) BDO Capital, as financial advisor and investment banker.

2. Schedules And Establishment Of Bar Date

On August 26, 20011, each of the Debtors entities filed its Schedules. On October 5, the Debtors filed amendments to its Schedules.

In accordance with Bankruptcy Rule 3003(c)(3), on October 5, 2011, the Bankruptcy Court entered an amended order (Docket No. 51, the "Bar Date Order"), among other things, establishing November 8, 2011 as the last day for parties to file proofs of claim asserting claims against the Debtors that arose prior to the Petition Date (the "General Bar Date"). Pursuant to Bankruptcy Rule 3003(c)(2) and the Bar Date Order, any creditor whose Claim was not included in the Schedules or scheduled as disputed, contingent or unliquidated, and who failed to file a proof of Claim on or before the General Bar Date will not be entitled to vote on the Plan or receive a distribution under the Plan.

The Debtors estimate that there will be approximately twenty creditors holding claims against N21 INC. excluding employees and insiders.

K. Continuation Of Business After Petition Date

Since the Petition Date and subject to closing of the Sale, the Debtors continue to manage and operate their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

1. Business Operations

Prior to the closing of the Sale, the Debtors will operate in the ordinary course of business. The Debtors' estimate that their business operations and the Sale will generate sufficient amounts to pay for all costs and expenses of these Chapter 11 Cases and repay all Creditors in full and in cash. The Debtors anticipate that Holders of Series J Preferred Equity Interests will also receive a distribution on account of the Sale; however, the Debtors do not anticipate that any distributions will be made to Holders of Common Equity Interests.

2. Auction and Sale

On August 31, 2011, the Debtors filed the Sale Motion seeking entry of an order (a) establishing the Bidding Procedures for the sale of all or substantially all of the Debtors assets (the "Assets"), (b) authorizing and scheduling a date and time for the Auction, (c) scheduling a date and time for the Sale Hearing, (d) approving cure amount procedures, (e) setting objection deadlines and (f) approving the Sale (Docket No. 19). On September 22, 2011, the Bankruptcy Court entered an order approving the Bidding Procedures (Docket No. 43).

Bids for the Assets were due October 28, 2011. The Debtors received four "Qualified Bids" in advance of the Auction. At the conclusion of the Auction, in accordance with the Bidding Procedures, N21 Acquisition Holdings, LLC was deemed to be the "Successful Bidder" at the Auction and Frutrarom USA Inc. was deemed to be the second highest bidder the "Next Highest Bidder." The sale agreement with the Successful Bidder has been filed with the Bankruptcy Court (Docket No. 69). In brief summary, it provides that the N21 INC. and N21 LLC will sell substantially all of their respective assets to the Successful Bidder for a cash purchase price of approximately $7.3 million plus the assumption of certain liabilities, subject to certain closing adjustments as more particularly described in the sale agreement filed with the Bankruptcy Court. In connection with the sale, N21 INC. and N21 LLC. have assumed and assigned certain executory contracts to the Successful Bidder. A list of these contracts are rest forth on Exhibit B to the Sale Order.

The Debtors anticipate that the Sale will close on or before December 1, 2011.

3. KEIP

On August 31, 2011, the Debtors filed their Motion for Entry of an Order Approving Their Key Employee Incentive Plan (Docket No. 20). The KEIP Motion sought approval to make certain Sale incentive based payments to certain key employees of the Debtors to incentivize them to sell the Assets for the highest and best value. On September 22, 2011, the Bankruptcy Court entered an order approving the relief requested in the KEIP Motion. Because the Sale consideration remains subject to certain closing adjustments, the Debtors cannot, at this time, provide a definitive amount of KEIP Payments that will be made in accordance with the KEIP Order. An estimate of the KEIP Payments based upon a total Sale consideration of $7,740,000 appears below.

Gross Sale Consideration	Aggregate Incentive Amount	KEIP Amount
$4,500,000 up to $4,999,999	2.50% of total Consideration	$124,499.98
$5,000,000 up to $5,999,999	3.50% of Consideration received equal to or exceeding $5 million plus amounts paid above	$34,999.97
$6,000,000 up to $6,999,999	5.00% of Consideration received equal to or exceeding of $6 million plus amounts paid above	$49,999.95
$7,000,000 to $7,740,000	10.00% of Consideration received equal to or exceeding $7 million plus amounts paid above	$74,000
		$248,499.90

V.

SUMMARY OF PLAN

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, TO THE EXHIBITS ATTACHED THERETO.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS AND OTHER PARTIES IN INTEREST.

IN ACCORDANCE WITH THE BANKRUPTCY CODE AND APPLICABLE LAW, PARTIES ASSERTING CLAIMS AGAINST MULTIPLE DEBTORS ARISING FROM THE SAME UNDERLYING OBLIGATION SHALL BE CAPPED IN THEIR RECOVERIES AT THE FULL AMOUNT OF SUCH UNDERLYING OBLIGATION.

L. Treatment of Administrative Expense Claims and Priority Tax Claims

1. Administrative Expense Claims

All Administrative Expense Claims (other than Professional Fee Claims, Series J Counsel Fees and those on account of the KEIP) accruing through December 12, 2011 and not otherwise paid in the ordinary course of business shall be filed with the Bankruptcy Court by no later than January 23, 2011 (the "Administrative Expense Bar Date"), and objections (if any) to such Administrative Expense Claims will be filed no later than forty-five (45) days after the Administrative Expense Bar Date. Any Holder of a Administrative Expense Claim (other than Professional Fee Claims) who fails to file a timely request for the payment of a Administrative Expense Claim that is required to be filed on or before the Administrative Expense Bar Date: (a) shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors, any Purchaser or the Liquidating Trust Assets (or filing a request for the allowance thereof), and the Debtors, their property, and the Liquidating Trust Assets shall be forever discharged from any and all indebtedness or liability with respect to such Administrative Expense Claim; and (b) such Holder shall not be permitted to participate in any distribution under the Plan on account of such Administrative Expense Claim.

On the later to occur of (a) the Effective Date and (b) the date on which a Administrative Expense Claim shall become Allowed, the Debtors or the Liquidating Trustee, as applicable, will (i) pay to each Holder of an Allowed Administrative Expense Claim, in cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed Administrative Expense Claim on such other terms and conditions as may be agreed between the Holder of such Administrative Expense Claim, on the one hand, and the Debtors or the Liquidating Trustee (as the case may be), on the other hand.

Notwithstanding anything herein or in the Plan to the contrary, all entities seeking awards by the Bankruptcy Court of Professional Fee Claims for compensation for services rendered or reimbursement of expenses incurred prior to the Effective Date will (a) file, on or before the date that is thirty (30) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full by the Liquidating Trustee, in cash, in such amounts as are Allowed by the Bankruptcy Court, within five (5) Business Days of entry of such order. The Debtors or the Liquidating Trustee, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

Notwithstanding anything herein or in any prior order of the Bankruptcy Court to the contrary, the Series J Counsel Fees shall be deemed Allowed as of the Effective Date pursuant to Bankruptcy Code section 503(b)(3)(d); provided that on the Effective Date, Series J Counsel provides an invoice for the Series J Counsel Fees to the Disbursing Agent with supporting detail. The Series J Counsel Fees shall be paid on or promptly following the Effective Date by the Disbursing Agent.

2. Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim will, in full and final satisfaction of such Allowed Priority Tax Claim, be paid in full, in cash, on the Effective Date, unless the Holder consents to other treatment.

M. Treatment of Allowed Claims

1. Class 1A – N21 INC. Priority Non-Tax Claims

Each Holder of an Allowed Priority Non-Tax Claim against N21 INC. will, in full and final satisfaction of such Priority Non-Tax Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.

2. Class 1B – N21 LLC. Priority Non-Tax Claims

Each Holder of an Allowed Priority Non-Tax Claim against N21 LLC will, in full and final satisfaction of such Priority Non-Tax Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.

3. Class 1C – Iceland Health Priority Non-Tax Claims

Debtor Iceland Health has no assets and no distributions will be made to any Creditors of Iceland Health .

4. Class 1D – Heart's Content Priority Non-Tax Claims

Debtor Iceland Health has no assets and no distributions will be made to any Creditors of Heart's Content.

5. Class 2A-S – N21 INC. Secured Claims

Each Holder of an Allowed Secured Claim against N21 INC. will, in full and final satisfaction of such Secured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.

6. Class 2A-U – N21 INC. Unsecured Claims

Each Holder of an Allowed Unsecured Claim against N21 INC. will, in full and final satisfaction of such Unsecured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.

7. Class 2B-S – N21 LLC Secured Claims

Each Holder of an Allowed Secured Claim against N21 LLC will, in full and final satisfaction of such Secured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.

8. Class 2B-U – N21 LLC Unsecured Claims

Each Holder of an Allowed Unsecured Claim against N21 LLC will, in full and final satisfaction of such Unsecured Claim, be paid in full, in cash, on or as soon as practicable following the Effective Date, including interest from the Commencement Date until the date of repayment at the Post Petition Interest Rate, unless the Holder consents to other treatment.

9. Class 2C-S – Iceland Health Secured Claims

Debtor Iceland Health has no assets and no distributions will be made to any Creditors.

10. Class 2C-U – Iceland Health Unsecured Claims

Debtor Iceland Health has no assets and no distributions will be made to any Creditors.

11. Class 2D – Heart's Content Unsecured Claims

Debtor Heart's Content has no assets and no distributions will be made to any Creditors.

12. Class 3 – Series J Preferred Equity Interests

On the Effective Date, each Holder of an Allowed Series J Preferred Equity Interest will receive its Pro Rata Share of Liquidating Trust A Interests, in full and final satisfaction of such Allowed Series J Preferred Equity Interests entitling such Holders to their Pro Rata Share of an amount, in the aggregate, not to exceed the Stated Value Amount from or on account of the Liquidating Trust A Interests from the Liquidating Trust or their Series J Preferred Equity Interests from the Debtors or the Disbursing Agent.

13. Class 4 – Common Equity Interests

On the Effective Date, the Common Equity Interests shall be cancelled and extinguished and the Holders of Common Equity Interests shall not receive or retain anything under the Plan.

14. Class 5 – Equity Interests of N21 LLC

N21 INC. will, in full and final satisfaction of its Equity Interests in N21 LLC will receive any and all assets of N21 LLC remaining after N21 LLC repays its creditors in full in accordance with the Plan and thereafter such Equity Interests will be deemed cancelled and of no further force and effect, whether surrendered for cancellation or otherwise.

15. Class 6 – Equity Interests of Heart's Content and Iceland Health

On the Effective Date, the Equity Interests of Heart's Content and Iceland Health will be deemed cancelled and of no further force and effect, whether surrendered for cancellation or otherwise.

N. Establishment of Liquidating Trust and Reserves

On the Effective Date, the Debtors and the Liquidating Trustee will execute the Liquidating Trust Agreement and will take all other steps necessary to establish the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries in accordance with the Plan. The Liquidating Trust will be irrevocably funded with the Liquidating Trust Assets on the Effective Date of the Plan for the benefit of the Liquidating Trust Beneficiaries. Such funding shall be exempt from any stamp real estate transfer, mortgage reporting, sales, use or other similar tax. For the avoidance of doubt, the Liquidating Trust Assets shall not include any Assets necessary

to fund (x) the Administrative Claims Reserve until all Allowed Administrative Expenses are paid in full or (y) the Unsecured Claims Reserve until all Allowed Claims are paid in full in accordance with the Plan.

The identity of the Liquidating Trustee, and the structure and governance of the Liquidating Trust will be determined by the Series J Preferred Equity Interest Holders and will be named in the Liquidating Trust Agreement attached hereto as Exhibit 3. In the event the Liquidating Trustee is no longer willing or able to serve as trustee, then the successor will be appointed by the Holders of Liquidating Trust Interests, or as otherwise determined by the Bankruptcy Court, and notice of the appointment of such Liquidating Trustee will be filed with the Bankruptcy Court.

The Liquidating Trust shall have all power necessary to (i) object to or continue the prosecution of any objection to any Claim or Equity Security interest and (ii) liquidate any and all of the Company's remaining assets, including prosecuting any claims and causes of action transferred to the Liquidating Trust.

For the avoidance of doubt, the Liquidating Trust Assets shall not include any Assets necessary to fund the Claims Reserves.

Following the Effective Date, the Disbursing Agent shall establish the Claims Reserves for the payment in full, in cash of all Allowed Administrative Expenses and Claims not paid on the Effective Date as more particularly described in ***Section VI.A.*** hereof. Upon such Administrative Expenses or Disputed Claims becoming Allowed they shall be promptly paid by the Disbursing Agent.

O. Directors And Officers Tail Insurance

As of the Effective Date, the Debtors will purchase and maintain continuing director and officer insurance coverage for a tail period of two (2) years.

P. Executory Contracts And Unexpired Leases; Rejection Claims Bar Date

Any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, (i) which the Debtors have not assumed and assigned or rejected with the approval of the Bankruptcy Court (whether as part of the Sale or otherwise), or (ii) that are not the subject of a motion to assume the same pending as of the Effective Date, will be deemed rejected by the Debtors on the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except to the extent that the Debtors identify any executory contracts or unexpired leases on a list filed with the Bankruptcy Court on or before 10 days before the Confirmation Hearing which the Debtors do not intend to reject.

If the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been timely Filed, shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, or their properties, successors or

assigns, unless a Proof of Claim therefore is timely Filed with the Bankruptcy Court and served upon (i) the Liquidating Trustee, and (ii) any counsel for the Liquidating Trustee, on or before (x) thirty (30) days after the later to occur of (i) notice of the Effective Date and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease, or (y) such other date as may be ordered by the Bankruptcy Court.

Q. Conditions Precedent To Confirmation And Effective Date Of Plan

1. Conditions Precedent To Confirmation

The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with the Plan:

a. An Order approving the Sale shall have been entered by the Bankruptcy Court;

b. An Order finding that this Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered by the Bankruptcy Court;

c. The entry of the Confirmation Order in form and substance reasonably satisfactory to the Debtors; and

d. The Liquidating Trust and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Debtors and Series J Counsel.

2. Conditions Precedent To Effective Date

The following are conditions precedent to the effectiveness of the Plan that must be (i) satisfied or (ii) waived in accordance with the Plan:

a. Confirmation shall have occurred and the Confirmation Order shall have been entered by the Bankruptcy Court;

b. The Confirmation Order shall have become a Final Order;

c. The Closing Date shall have occurred;

d. There shall not be in effect on the Effective Date any (i) Order entered by a U.S. court, (ii) order, opinion, ruling or other decision entered by any other court or governmental entity or (iii) United States or other applicable law staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan;

e. All other actions and documents necessary to implement the Plan shall have been effected or executed, including execution of the Liquidating Trust Agreement in form and substance satisfactory to the Debtors; and

f. The Liquidating Trust Agreement and Plan Administration Agreement shall have been fully executed and the Liquidating Trust Assets shall have been transferred to the Liquidating Trust.

Each of the conditions listed in above may be waived by the Debtors in whole or in part without notice to parties in interest or the Bankruptcy Court; provided that condition 1d and 1f shall only be waived upon the consent of the Disbursing Agent or Liquidating Trustee, as applicable. If the Confirmation Order is vacated, the Plan will be null and void in all respects and nothing contained in this Disclosure Statement or the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors or any other party or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, in any respect.

R. Release, Exculpation, Injunctive and Related Provisions

The Debtors believe that the releases set forth in the Plan and described below are justified under the circumstances because of, among other reasons, (a) the role that the Debtors and the Releasees have played in the Debtors' restructuring both prior to and after the Petition Date, (b) the mutual nature of the releases provided for in the Plan and described in Section V.I.1 below, (c) the releases by holders of claims described in Section V.I.2 below are such that (i) a vote in favor of the Plan will release the Releasees and (ii) a vote against the Plan will not release those parties, and (d) the explicit carve-out from all Plan releases as to liability of any Releasee arising from any act, omission, transaction, agreement, event or other occurrence, constituting acts of fraud, gross negligence or willful misconduct.

The Court has not yet ruled on the legality or propriety of the third-party releases, which will be addressed in connection with Confirmation of the Plan, if necessary.

1. Mutual Release by Releasees

"Releasees" means the Debtors' current officers and directors and the Debtors' employees and consultants (and each of the Debtors' attorneys, financial advisors, investment bankers, accountants, and other professionals) and the Holders of the Series J Preferred Equity Interest that executed the Plan Support Agreement and their respective attorneys, financial advisors, investment bankers, employees, consultants, accountants and professionals.

On and after the Effective Date for good and valuable consideration, including the services of the Releasees (as defined below) to facilitate the Sale and the implementation of the Plan, each of the Releasees shall be deemed to have unconditionally released one another from any and all Claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any Claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Releasees or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Security or other person or entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that these releases will have no effect on the liability of any

Releasee arising from any act constituting fraud, gross negligence or willful misconduct. The Releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Liquidating Trustee and any chapter 7 trustee in the event the Chapter 11 Cases is converted to chapter 7.

2. Releases by Holders of Claims

On and after the Effective Date for good and valuable consideration, each holder of a Claim or Equity Security shall be deemed to have unconditionally released the Releasees from any and all claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim or Equity Interest would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (x) the Debtors, (y) the Chapter 11 Cases or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other document including, without limitation, the Liquidating Trust; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct; provided, further, however, the foregoing shall not constitute a waiver or release of any right of the Holder of an Allowed Claim or Allowed Equity Interest to payment under this Plan on account of such Allowed Claim or Allowed Equity Interest any of the rights of any parties in respect of Assumed Liabilities under the Asset Purchase Agreement. The Releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Liquidating Trustee and any chapter 7 trustee in the event the Chapter 11 Cases are converted to chapter 7.

3. Injunction

Except as otherwise expressly provided in the Plan, all Holders of Claims and Equity Interests shall be permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Debtors, the Debtors' directors and officers, the Estates, Liquidating Trust, the Liquidating Trustee and the Releasees, unless a previous order modifying the stay provided under section 362 of the Bankruptcy Code was entered by the Court; (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Debtors, and, to the extent they are beneficiaries of the releases under this Article, the Debtors' directors and officers, the Estates, the Liquidating Trust, the Liquidating Trustee and the Releasees; and (iii) creating, perfecting, or enforcing any encumbrance of any kind against the property or interests in property of the Debtors, s, and, to the extent they are beneficiaries of the releases under this Article, the Debtors' directors and officers, the Estates, the Liquidating Trust, the Liquidating Trustee and the Releasees , in each case in respect of any Claims or Equity Interests arising prior to the Petition Date; provided, however, that nothing herein shall release any entity from any claims, obligations, rights, causes of action or liabilities arising out of such entity's fraud, gross negligence or willful misconduct.

4. Exculpation

The Debtors, the Estates, the Releasees, the Liquidating Trust, and the Liquidating Trustee and the Debtors' officers and directors (and each of their respective successors, predecessors, control persons, members, agents, employees, attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons) shall neither have nor incur any liability to any Person or Entity (including any holder of a Claim or Equity Interest) for any prepetition or postpetition act taken or omitted to be taken in connection with or related to the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation or occurrence of the Effective Date of the Plan, the disclosure statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with, or in contemplation of, restructuring of the Debtors. Notwithstanding the foregoing, such exculpations provided for in Article X of the Plan shall not extend to any damages, losses or claims arising from acts of fraud, gross negligence or willful misconduct.

S. Miscellaneous Provisions

1. Modification of Plan

Subject to the limitations contained in the Plan:

a. The Plan may be amended or modified by the Debtors (a) before the Confirmation Date, to the extent permitted by section 1127 of the Bankruptcy Code; (b) on notice to the Liquidating Trustee and Disbursing Agent, after the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, to the extent the Debtors institute proceedings in the Bankruptcy Court, pursuant to section 1127(b) of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order or to accomplish such matters as may be necessary or appropriate to carry out the purposes and effects of the Plan; *provided*, *however*, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or Orders of the Bankruptcy Court; or (c) after the entry of the Confirmation Order, upon order of the Bankruptcy Court in accordance with section 1127(b) of the Bankruptcy Code.

b. The Debtors reserve the right to modify or amend the Plan upon a determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code. To the extent permissible under section 1127 of the Bankruptcy Code without the need to resolicit acceptances, the Debtors reserve the right to sever any provisions of the Plan that the Bankruptcy Court finds objectionable.

c. After the Effective Date, the Liquidating Trustee may amend or modify, upon order of the Bankruptcy Court, the Plan in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan other than the treatment provided under the Plan for Holders of Unsecured Claims or Equity Interests including without limitation with respect to the Liquidating Trust Agreement, without each affected Holder

of an Unsecured Claim's consent.

Notwithstanding anything herein or in the Plan to the contrary, the Debtors reserve the right to seek confirmation of the Plan with respect to any one or more of the Debtors separately from any one or more of the other Debtors.

2. Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization or liquidation. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (i) the Plan will be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto, will be deemed null and void, and (iii) nothing contained in the Plan will (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, any the Debtors entity or any other Person, (b) prejudice in any manner the rights of such the Debtors entity or any other Person, or (c) constitute an admission of any sort by any the Debtors entity or any other Person.

Notwithstanding anything in this Disclosure Statement or the Plan to the contrary, the Debtors reserve the right to seek confirmation of the Plan with respect to any one or more of the Debtors separately from any one or more of the other Debtors.

3. Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, under the Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, including, but not limited to the Sale, will not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent will forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the chapter 11 cases, whether in connection with a sale pursuant to section 363 of the Bankruptcy Code, including the Sale, or otherwise, will be deemed to be or have been done in furtherance of the Plan.

VI.

SUMMARY OF CERTAIN DISTRIBUTABLE ASSETS

A. Certain Cash Distributions and Establishment of Claims Reserves

On the Effective Date, Holders of Allowed Administrative Expenses and Allowed General Unsecured Claims shall receive a distribution from the Disbursing Agent on account of such Allowed Administrative Expenses and Claims in an amount that would pay such Claims and Expenses in full in accordance with the Plan. In addition, from and after the Effective Date, the Disbursing Agent will establish and maintain a reserve account for the payment of among other things, Administrative Expenses Allowed after the Effective Date (the "Administrative Expense Reserve"). The amount established in the Administrative Expense Reserve shall be sufficient for the payment in full of (i) Administrative Expenses and (ii) administrative expenses incurred after the Effective Date, including any Disputed Administrative Expenses. Additionally, from and after the Effective Date, the Disbursing Agent will establish and maintain a reserve account for the payment in full of all Disputed Claims against N21 INC. and N21 LLC. Allowed after the Effective Date (the "Unsecured Claims Reserve" and together with the Administrative Expense Reserve, the "Claims Reserves"). The amount established in the Unsecured Claims Reserve shall be sufficient to ensure that each Holder of a Disputed N21 LLC or N21 INC. General Unsecured Claim shall receive payment in full in accordance with the provisions of the Plan in the event such Claim is Allowed in the maximum amount claimed.

Following the payment, satisfaction or resolution of all (i) Allowed Administrative Expenses and (ii) administrative expenses incurred after the Effective Date any amounts remaining in the Administrative Expense Reserve shall be transferred to the Liquidating Trust and considered a Trust Asset.

Following the payment, satisfaction or resolution of all Disputed N21 LLC and N21 INC. Claims any amounts remaining in the Unsecured Claims Reserve shall be transferred to the Liquidating Trust and considered a Trust Asset.

The balance of the Debtors' Assets, if any, will be transferred to and held by the Liquidating Trust pending distribution pursuant to the Plan and the Liquidating Trust Agreement. For the avoidance of doubt, the Liquidating Trust Assets shall not include any Assets necessary to fund (x) the Administrative Claims Reserve until all Allowed Administrative Expenses are paid in full in cash or (y) the Unsecured Claims Reserve until all Allowed Claims are paid in full in cash in accordance with the Plan

B. Liquidating Trust Distributions

The Liquidating Trustee, on behalf of the Liquidating Trust, or such other Entity as may be designated in accordance with the Liquidating Trust Agreement, will have authority to make the distributions to Liquidating Trust Beneficiaries required under the Plan in accordance with the Trust Agreement and in accordance with the priorities set forth in and the other provisions of the Plan, and administer and liquidate any assets in the Liquidating Trust, including, without limitation, the following which will be funded with the Liquidating Trust Assets: (a) general

administration costs (e.g., trustee/trust fees, etc.), (b) access to and review of information for any and all potential Chapter 5 Causes of Action, (c) analysis and assessment related to Chapter 5 Causes of Action, (d) preparation of Chapter 5 Causes of Action (e) objection and/or prosecution of any objections to any Disputed Claims and (f) distribution of proceeds. Whenever any distribution to be made under the Plan or the Liquidating Trust Agreement is due on a day other than a Business Day, such distribution will be made, without interest, except as expressly provided for in the Plan, on the immediately succeeding Business Day, but any such distribution will have been deemed to have been made on the date due.

The Liquidating Trust Assets, including all proceeds from the liquidation thereof, will be distributed to the Liquidating Trust Beneficiaries by the Liquidating Trustee in the following order of priority:

(i) *First*, to satisfy the expenses of administering the Liquidating Trust, including, without limitation, reasonable fees and expenses of any attorneys, advisors, other professionals and employees employed by the Liquidating Trustee; and

(ii) *Second*, to the Holders of Liquidating Trust A Interests in accordance with the Liquidating Trust Agreement until the Stated Value Amount shall have been paid in full and in cash.

VII.

CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT, THE PLAN, AND ALL OTHER RELATED DOCUMENTS. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE DEBTORS OR THAT THEY CURRENTLY DEEM IMMATERIAL MAY ALSO HARM ITS BUSINESS.

C. Risk That Distributions Will Be Less Than Estimated

A substantial amount of time may elapse between the Effective Date and the receipt of a final Distribution under the Plan for certain Holders of Claims and Equity Interests as a result of, among other reasons, (i) certain alleged Holders of Claim may have substantial and/or complicated Disputed Claims and (ii) the Debtors' estimate of allowable Claims could be contested at an estimation hearing.

The projected distributions and recoveries set forth in this Disclosure Statement and the Liquidation Analysis in Exhibit 2 hereto are based on the Debtors' current estimates of Allowed Claims. The Debtors project that the Claims asserted against the Debtors' Estates will be resolved in and reduced to an amount that approximates its estimates. However, there can be no assurance that the Debtors' estimates will prove accurate. Distributions also will be affected by

the amount of cash the Debtors and/or the Liquidating Trustee are able to realize from further recoveries on account of, among other things, Trust Assets, as well as the costs of these Chapter 11 Cases and/or the Liquidating Trustee.

The Debtors, pre-Effective Date, and thereafter the Liquidating Trustee reserve their respective rights to object to the amount or classification of any Claim. Thus, the estimates set forth in this Disclosure Statement cannot be relied upon by any creditor whose Claim is subject to a successful objection. Any such creditor may not receive the estimated Distributions set forth herein.

D. Financial Information Disclaimer

1. Information Presented Is Based On the Debtors' Books And Records; No Audit Was Performed

While the Debtors have endeavored to present information fairly in this Disclosure Statement, because of the complexity of its financial matters, the Debtors' books and records upon which this Disclosure Statement is based might be incomplete or inaccurate. The financial information contained herein, unless otherwise expressly indicated, is unaudited.

2. Forward Looking Statements Are Not Assured; Actual Results May Vary

Certain of the information contained in this Disclosure Statement is, by nature, forward looking, and contains estimates and assumptions which might ultimately prove to be incorrect, and contains projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various classes that might be allowed.

While the Debtors believe that its financial projections are reasonable, there can be no assurance that they will be realized, resulting in recoveries that could be significantly less than projected.

E. Litigation Risks

To the extent that Distributions to certain Classes may be derived, in whole or in part, based upon recoveries from Causes of Action asserted by the Liquidating Trustee, there can be no assurance that any such Causes of Action will produce recoveries that will enhance the distributions to be made to Holders of Equity Interests under the Plan.

Notwithstanding the Debtors' best efforts to provide reasonable estimates of the expected return to the Holders of Equity Interests, there is always a possibility that the efforts of the Liquidating Trust will be more expensive or less successful than predicted. Additionally, there may be significant delay before any distribution is made on account of Allowed Equity Interests, given the uncertainties of litigation.

For the reasons set forth in this Disclosure Statement, the Debtors believe that the very same risks described herein are present in and significantly greater in a chapter 7 case.

F. Bankruptcy Risks

1. Objection To Classifications

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or equity interests of such class. The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court would reach the same conclusion.

2. Unliquidated Claims

Several Claims or groups of Claims against the Debtors are currently unliquidated and have been estimated, individually or as a group, for purposes of determining the estimated recoveries listed above in Section II. These unliquidated Claims include, without limitation, Administrative Expense Claims. The potential exists for such Claims to be ultimately liquidated in amounts exceeding, on an individual or aggregate basis, the estimates used or in a higher priority than described in the Plan. In such scenarios, estimated recoveries for Holders of Claims and Interest in all classes could be less than estimated herein.

3. Risk Of Non-Confirmation Of Plan

Even if the Voting Classes accept the Plan, the Plan might not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of a chapter 11 plan is not likely to be followed by the liquidation or the need for further financial reorganization unless, as here, such liquidation is proposed in the plan, and that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity security holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies all the requirements for confirmation of a chapter 11 plan under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court would also conclude that the requirements for confirmation of the Plan have been satisfied.

VIII.

VOTING REQUIREMENTS

If you have any questions about the procedure for voting your Claims or Equity Interests or the packet of materials you received, please contact:

Richards Kibbe & Orbe LLP
One World Financial Center
Attn: Michael Friedman, Esq.
New York, NY 10281
(212) 530-1846

Anyone wishing to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the Debtors' counsel, Richards Kibbe & Orbe LLP, attn: Michael Friedman, One World Financial Center, New York, NY 10281 or by telephone at (212) 530-1846, or view such documents by accessing the Bankruptcy Court's website: http://www.nysb.uscourts.gov/. Note that a PACER (https://ecf.nysb.uscourts.gov/cgi-bin/login.pl) password and login are needed to access documents on the Bankruptcy Court's website.

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code and that the disclosures of the Debtors concerning the Plan have been adequate and have included information concerning all distributions made or promised by the Debtors in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law.

In particular, in order to confirm the Plan, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that the Plan: (i) has been accepted by the requisite votes of all Classes of Impaired Claims and Equity Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in respect of one or more dissenting Classes; (ii) is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization; and (iii) is in the "best interests" of all Holders of Claims or Equity Interests, which means that such Holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies all of these conditions. ***See Section IX, "Confirmation of Plan."***

G. Voting Deadline

This Disclosure Statement and the appropriate ballot(s) are being distributed to all Holders of Claims and Equity Interests who are entitled to vote on the Plan.

IN ACCORDANCE WITH THE DISCLOSURE STATEMENT ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE ACTUALLY RECEIVED BY THE DEBTORS' COUNSEL BY NO LATER THAN THE VOTING DEADLINE, THAT IS, BY NO LATER THAN DECEMBER 12, 2011 AT 4:00 P.M. (PREVAILING EASTERN TIME). ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN. ONLY BALLOTS CONTAINING ORIGINAL SIGNATURE PAGES WILL BE COUNTED.

H. Holders of Claims and Equity Interests Entitled to Vote

The Holder of a Claim against or Equity Interest in the Debtors that is Impaired under the Plan is entitled to vote to accept or reject the Plan if the Plan provides a distribution in respect of such Claim or Equity Interest. **NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO DISPUTED CLAIM OR DISPUTED INTEREST WILL BE COUNTED FOR ANY PURPOSE IN DETERMINING WHETHER THE REQUIREMENTS OF SECTION 1126(c) OF THE BANKRUPTCY CODE HAVE BEEN MET, UNLESS A CLAIMANT WHOSE CLAIM OR INTEREST IS DISPUTED HAS FILED A MOTION FOR TEMPORARY ALLOWANCE FOR VOTING PURPOSES UNDER BANKRUPTCY RULE 3018(a), AND THE BANKRUPTCY COURT GRANTS SUCH MOTION FOR TEMPORARY ALLOWANCE PRIOR TO THE VOTING DEADLINE**.

A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Confirmation Notice also sets forth assumptions and procedures for tabulating ballots that are not completed fully or correctly.

Holders of Equity Interests in Class 3 are entitled to vote as a Class to accept or reject the Plan. Classes 1A, 1B, 2A-S, 2A-U, 2B-S and 2B-U are unimpaired and are deemed to accept the plan and therefore, not entitled to vote on the Plan. Classes 1C, 1D, 2C-S, 2C-U, 2D, and 4 are deemed to reject the Plan and are not entitled to vote on the Plan. Classes 5 and 6 are presumed to accept the Plan because the Class 5 and 6 Equity Interest Holders are proponents of the Plan.

I. Vote Required For Acceptance By Class

As a condition to confirmation, the Bankruptcy Code requires that each class of impaired claims and/or equity interests votes to accept the proposed chapter 11 plan, except under certain circumstances. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount of the allowed claims in that class and more than one-half in number of allowed claims in that class, but for that purpose, counts only those who actually vote to accept or reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in dollar amount and a majority in number of the allowed claims in that class actually voting cast their ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of Allowed Equity Interests in that class, but for that purpose, counts only those who actually vote to accept or reject the plan. Thus a class of interests will have voted to accept the plan if two-thirds of the Allowed Equity Interests actually voted are voted in favor of acceptance. Holders of Equity Interests who fail to vote are not counted as either accepting or rejecting the Plan.

J. Voting Procedures

1. Ballots

All votes to accept or reject the Plan with respect to any Class of Claims or Equity Interests must be cast by properly submitting the duly completed and executed form of ballot designated for such Class. Holders of Impaired Claims or Equity Interests voting on the Plan should complete and sign the ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan."

ANY BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL BE AN INVALID BALLOT AND WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.

ANY BALLOT RECEIVED THAT IS NOT SIGNED OR THAT CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT WILL BE AN INVALID BALLOT AND WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.

Ballots must be delivered to Debtor's counsel, at its address set forth above, and received by the Voting Deadline. **THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE HOLDER.** If such delivery is by mail, it is recommended that Holders use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

In accordance with Rule 3018(c) of the Bankruptcy Rules, the ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these Chapter 11 Cases. **PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT**.

2. Withdrawal Or Change Of Votes On Plan

A ballot may be withdrawn by delivering a written notice of withdrawal to the Notice and Balloting Agent so that the Notice and Balloting Agent actually receives such notice prior to the Voting Deadline. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court by filing a motion in accordance with Bankruptcy Rule 3018(a).

In order to be valid, a notice of withdrawal must (i) specify the name of the Holder who submitted the votes on the Plan to be withdrawn, (ii) contain the description of the Claims or Equity Interests to which it relates, and (iii) be signed by the Holder in the same manner as on the ballot that the Holder seeks to withdraw. The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of votes on the Plan.

Any Holder who has submitted a Ballot to Debtors' counsel prior to the Voting Deadline a properly completed ballot may change such vote by submitting to Debtors' counsel prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received with respect to the same Claim or Equity Interest, the ballot that bears the latest date will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received.

3. Voting Multiple Claims

Separate forms of ballots are provided for voting the various Classes of Claims and Equity Interests. Ballot forms may be copied if necessary. Any person who holds Claims and/or Equity Interests in more than one Class is required to vote separately with respect to each Claim or Equity Interest. Any person holding multiple Claims or Equity Interests within a Class should use a single ballot to vote such Claims or Equity Interests. Please sign and return in accordance with your ballot(s) in accordance with the terms set forth in this Disclosure Statement. **ONLY BALLOTS WITH ORIGINAL SIGNATURES WILL BE ACCEPTED. BALLOTS WITH COPIED SIGNATURES WILL NOT BE ACCEPTED.**

IX.

CONFIRMATION OF PLAN

K. Hearing On Confirmation Of Plan At Confirmation Hearing

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing with respect to the Plan. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met.

The Confirmation Hearing is scheduled to commence on December 22, 2011, at 10:00 a.m. (prevailing Eastern Time) before the Honorable Robert D. Drain, United States Bankruptcy Court, Southern District of New York, 300 Quarropas Street, White Plains, NY 10601. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

L. Deadline To Object To Confirmation

Any objection to the confirmation of the Plan must be made in writing, specify in detail (i) the name and address of the objector, (ii) all factual and legal grounds for the objection and

(iii) the amount and type of the Claims held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to the Honorable Robert D. Drain's chambers, and served so that it is actually received by the Bankruptcy Court, chambers, and the following parties on or before the Confirmation Objection Deadline, (i.e., December 16, 2011, at 4:00 p.m. (prevailing Eastern Time)): (a) the Debtors, 4 Manhattanville Road, Purchase, New York, 10577, Attention: Benjamin Sporn; (b) Richards, Kibbe & Orbe LLP, One World Financial Center, New York, New York 10281, Attn: Michael Friedman, Esq.; and (c) Series J Preferred Shareholders' Counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attn: Adam Friedman.

M. Requirements For Confirmation Of Plan

Among the requirements for confirmation of the Plan are that the Plan (i) is accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and (iii) is in the "best interests" of creditors and equity interest holders that are Impaired under the Plan.

1. Requirements Of Section 1129(a) Of Bankruptcy Code

At the Confirmation Hearing, the Bankruptcy Court will determine whether the following confirmation requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied:

(A) The Plan complies with the applicable provisions of the Bankruptcy Code.

(B) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

(C) The Plan has been proposed in good faith and not by any means forbidden by law.

(D) Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under a plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

(E) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation, as a director, officer or Liquidating Trustee, an affiliate of each of the Debtors participating in a plan with any other Debtor, or a successor to the Debtors under the plan, and the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy, and the Debtors have disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be

employed or retained by the Liquidating Trust, and the nature of any compensation for such insider.

(F) Any governmental regulatory commission with jurisdiction, after Confirmation, over the rates of the Debtors has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

(G) With respect to each Class of Claims or Equity Interests, each Holder of an Impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan on account of such Holder's Claim or Equity Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

(H) Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code, each Class of Claims or Equity Interests has either accepted the Plan or is not Impaired under the Plan.

(I) Except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expenses and priority claims (including Priority Tax Claims and Non-Priority Tax Claims) will be paid in full on the Effective Date.

(J) If any Class of Claims is Impaired under the Plan, at least one such Class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider.

(K) Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

(L) All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Combined Hearing, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

All transfers of property of the Plan will be made in accordance with any applicable provisions of nonbankruptcy law that govern the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust.

2. Best Interests of Creditors

Confirmation of a Plan requires, among other things, that each Holder of a Claim in an Impaired Class and each Holder of an Equity Interest either: (a) accepts the Plan; or (b) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the

value such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. This requirement is commonly referred to as the "Best Interests Test."

To determine the value that the Holders of Impaired Claims and Equity Interests would receive if the Debtors were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. Section 704 of the Bankruptcy Code requires a chapter 7 trustee to collect and reduce to money the property of the estate as expeditiously as is compatible with the best interests of parties in interest.

The cash available for satisfaction of Allowed Claims would consist of the proceeds resulting from the disposition of the Debtors' assets, augmented by the cash, if any, held by the Debtors at the time of the commencement of the chapter 7 case. Any such Cash amount would then be reduced by the costs and expenses of the liquidation and such additional Administrative Expense Claims and other Priority Claims that may result from the use of chapter 7 for the purposes of liquidation.

The costs of liquidation under chapter 7 would include fees payable to a trustee in bankruptcy, as well as those that might be payable to his or her attorneys and to other professionals that such trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases that would be allowed in the chapter 7 case, such as compensation for attorneys, appraisers, accountants or other professionals and costs and expenses of the Debtors. Such Administrative Expense Claims would have to be paid in cash, in full from the liquidation proceeds before the balance of those proceeds could be made available to pay other Claims.

Pursuant to Bankruptcy Code section 1129(a)(7), unless there is unanimous acceptance of the Plan by an Impaired Class, the Debtors' must demonstrate, and the Bankruptcy Court must determine that with respect to such Class, each holder of a Claim will receive property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date of the Plan. This requirement is commonly referred to as the "Best Interests of Creditors Test."

The Plan satisfies the Best Interests of Creditors Test. The Plan provides greater recovery to the Holders of Claims than such Holders would receive under a liquidation under chapter 7 primarily because the Plan avoids a layer of administrative expense associated with the appointment of a chapter 7 trustee, while increasing the efficiency of administrating assets for the benefit of its Creditors.

Moreover, in chapter 7 cases, the chapter 7 trustee would also be entitled to seek a sliding scale commission based upon the funds distributed by such trustee, even though the Debtors have already accumulated much of the funds and has already incurred many of the expenses associated with generating those funds. Accordingly, the Debtors believe that there is a reasonable likelihood that Creditors would "pay again" for the funds accumulated by the Debtors, since the chapter 7 trustee would be entitled to receive a commission in some amount

for all funds distributed. It is also anticipated that a chapter 7 liquidation would result in delay in distributions. Among other things, a chapter 7 case would trigger a new bar date for filing claims that would be more than 90 days following conversion of the case to chapter 7. See Fed. R. Bankr. P. 3002(c). Hence, a chapter 7 liquidation would not only delay distributions, but raise the prospect of additional claims that were not asserted in the chapter 11 case. Based on the foregoing, the Plan provides an opportunity to bring the greatest return to creditors and holders of equity interests.

3. Acceptance by Impaired Class

The Bankruptcy Code requires as a condition to confirmation that, except as described in the following section, each class of claims or equity interests that is impaired under a plan accept the plan. A class that is not "impaired" under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is "impaired" unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of that claim or interest; (b) cures any default and reinstates the original terms of the obligation; or (c) provides that, on the consummation date, the holder of the claim or interest receives cash equal to the Allowed amount of that claim or, with respect to any interest, any fixed liquidation preference to which the interest holder is entitled or any fixed price at which the debtor may redeem the security.

4. Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan even if all impaired classes entitled to vote on the plan have not accepted it so long as the plan has been accepted by at least one impaired class. Section 1129(b) of the Bankruptcy Code states that, notwithstanding an impaired class's failure to accept a plan, the plan shall be confirmed, at the plan proponent's request, in a procedure commonly known as "cram down," so long as the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

Courts will take into account a number of factors in determining whether a plan discriminates unfairly, including the effect of applicable subordination agreements between parties. Accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

The condition that a plan be "fair and equitable" to a non-accepting class of secured claims includes the requirements that for a sale of any property that is subject to the liens securing such claims that such liens attach to the proceeds of such sale. The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured claims includes the following requirement that either: (a) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim or (b) the holder of any claim or equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or equity interest any property.

The condition that a plan be "fair and equitable" to a non-accepting class of equity interests includes the requirements that either: (a) the plan provides that each holder of an equity interest in that class receives or retains under the plan, on account of that entity interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled or (iii) the value of such interest or (b) if the class does not receive such an amount as required under (a), no class of equity interests junior to the non-accepting class may receive a distribution under the plan.

The Plan provides that if any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the "cram down" provisions of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

N. Alternatives To Confirmation And Consummation Of Plan

The Plan reflects the negotiations held by the Debtors with certain of the Series J Preferred Equity Interest Holders who support the Plan. The Debtors believe that the Plan affords Holders of Claims and Equity Interests the greatest opportunity for realization on the Debtors' assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) liquidation of the Debtors under chapter 7 of the Bankruptcy Code or (b) alternative plans of reorganization or liquidation under chapter 11 of the Bankruptcy Code. Thorough consideration of these alternatives to the Plan has led the Debtors and the parties in support to conclude that the Plan, in comparison, provides a greater recovery to creditors on a more expeditious timetable, and in a manner that minimizes certain inherent risk in any other course of action available in these Chapter 11 Cases.

1. Liquidation Under Chapter 7

If the Plan is not confirmed, these Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code. In a liquidation under chapter 7, a trustee or trustees may be elected or appointed to liquidate the assets of the Debtors. However, the Debtors believe that liquidation under chapter 7 would result in smaller distributions being made to creditors and interest holders than those provided for in the Plan because, among other reasons, (a) additional administrative expenses resulting from the appointment of and services to be rendered by trustees and attorneys and other professionals to assist such trustee, (b) the relative lack of familiarity with the Debtors' business that would inevitably hinder such professionals in the management of the estate and (c) additional expenses and claims, some of which would be entitled to priority, that would be generated during the liquidation. In addition, distributions would be substantially delayed in a chapter 7 liquidation because of the factors set forth above and the need to litigate or otherwise resolve many of the claims settled by the Plan. If these cases are converted to chapter 7, it is likely the Debtors' operations would cease and its assets would be liquidated piecemeal under conditions that prioritize expediency over value. For these

reasons, the Debtors believe the orderly liquidation of the Debtors' assets under chapter 11, as provided for in the Plan in the event a going concern sale is ultimately not consummated, preserves value and maximizes distributions relative to a chapter 7 liquidation.

Based on the foregoing and on the Liquidation Analysis, the Debtors believe that a liquidation of its assets under chapter 7 or otherwise would produce no greater and likely less value for distribution to creditors than that recoverable under the Plan.

2. Alternative Plan of Reorganization or Liquidation

If the Plan is not confirmed, the Debtors (or if the Bankruptcy Court were not to grant extensions of the Debtors' exclusive periods in which to file and solicit a plan, any other party in interest in these Chapter 11 Cases) could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' business, an orderly liquidation of its assets, or a combination of both. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation of the Plan. The Debtors believe that the Plan enables creditors to realize the most value under the circumstances.

X.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and certain U.S. Holders (as defined below) of Claims and Equity Interests. The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder (the "Regulations"), judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS"), all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested and will not request a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. This summary is intended for general information purposes and only addresses certain U.S. federal income tax consequences of the Plan applicable to U.S. Holders. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the U.S. federal income tax consequences of the Plan to special classes of taxpayers (such as Persons who are related to the Debtors within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, investors in pass-through entities, Persons holding Claims Equity Interests as part of an integrated, straddle or conversion transaction and Holders of Claims or Equity Interests who are themselves in bankruptcy) unless otherwise noted herein. Furthermore, this discussion assumes that U.S. Holders hold only

Claims Equity Interests in a single Class. U.S. Holders in multiple Classes should consult their own tax advisors as to the effect such ownership may have on the U.S. federal income tax consequences described below.

As used in this discussion, a "U.S. Holder" is any Holder of a Claim or Equity Interest that is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion assumes that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A U.S. HOLDER OF A CLAIM OR EQUITY INTEREST. ALL U.S. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS SUMMARY (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS SUMMARY (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE SUMMARY. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

O. Certain U.S. Federal Income Tax Consequences to U.S. Holders in Connection With Implementation of the Plan

1. Tax Consequences to U.S. Holders of Claims in Classes 3 and 4

Pursuant to the Plan, U.S. Holders of Claims in Classes 3 and 4 (the "***US Equity Holders***"), will receive Trust Interests in full satisfaction and discharge of their Claims. In general, each US Equity Holder will recognize gain or loss for U.S. federal income tax purposes

in an amount equal to the difference between (i) the amount of the fair market value of the US Equity Holders' rights with respect to the Liquidating Trust and (ii) the US Equity Holders' adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the US Equity Holder.

2. Distribution in Discharge of Accrued Interest

In general, to the extent that any amount of cash or rights with respect to a Liquidating Trust received by a U.S. Holder of an Allowed Claim or Equity Interest is received in satisfaction of interest that accrued during its holding period, the amount of the cash and the value of the trust rights will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder's gross income).

The Plan provides that all amounts transferred to a U.S. Holder of an Allowed Claim or Allowed Equity Interest will be allocated first to the principal amount of such Claim, as determined for U.S. federal income tax purposes, with any excess allocated to unpaid accrued interest. There is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE ALLOCATION OF CONSIDERATION FOR TAX PURPOSES.

3. Gain Attributable to Market Discount

Under the "market discount" provisions of section 1276 and 1278 of the Tax Code, the gain realized by a U.S. Holder of an Allowed Claim or Allowed Equity Interest that receives cash or Liquidating Trust Interests in satisfaction of their Claim may be treated as ordinary income (instead of capital gain) to the extent of the amount of "market discount" on the Claim (or the debt instrument constituting the Claim) that accrued during the U.S. Holder's holding period (unless the U.S. Holder elected to include market discount in income as it accrued). In general, a debt instrument is considered to have been acquired with "market discount" if its holder's adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding "qualified stated interest" (interest paid in cash or other property, other than debt of the issuer, at least annually) or, (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

P. U.S. Federal Income Tax Treatment of the Liquidating Trust and U.S. Holders Of Interests in the Liquidating Trust

1. Classification of the Liquidating Trust

Holders of Allowed Claims of Classes 3 and 4 will receive either Liquidating Trust A Interests or Trust B Interests in connection with the implementation of the Plan. The Liquidating Trust is intended to qualify as a "grantor trust" for U.S. federal income tax purposes. In general, a "grantor trust" is not a separate taxable entity. Assuming the Liquidating Trust is classified as a grantor trust, for U.S. federal income tax purposes, the assets transferred by the Debtors to the Liquidating Trust pursuant to the Plan will be treated as being owned at all times thereafter by the Liquidating Trust Beneficiaries. The IRS, in Revenue Procedure 94-45, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Liquidating Trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) are required to treat the Liquidating Trust, for U.S. federal income tax purposes, as a grantor trust of which the Liquidating Trust Beneficiaries are the owners and grantors. The following discussion assumes that the Liquidating Trust will be respected as a grantor trust for U.S. federal income tax purposes. No ruling from the IRS nor opinion of counsel has been requested concerning the tax status of either Liquidating Trust as a grantor trust. As a result, there can be no assurance that the IRS will treat the Liquidating Trust as grantor trusts. If the IRS were to challenge successfully the U.S. federal income tax classification of a Liquidating Trust, the U.S. federal income tax consequences to that Liquidating Trust, the Liquidating Trust Beneficiaries and the Debtors could vary from those discussed herein (including the potential for an entity level tax on any income of the Liquidating Trust).

2. General Tax Reporting by the Liquidating Trust and Holders of Interests in the Liquidating Trust

For all U.S. federal income tax purposes, the Plan requires all parties (including the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) to treat the transfer of assets by the Debtors to the Liquidating Trust, for U.S. federal income tax purposes, as a transfer of assets directly to the Liquidating Trust Beneficiaries followed by the transfer of such assets by such Liquidating Trust Beneficiaries to the appropriate Liquidating Trust. Consistent therewith, the Plan requires all parties to treat the Liquidating Trust as grantor trusts and the creditors as owners and grantors of the trusts. Thus, following receipt of interests in a Liquidating Trust, Liquidating Trust Beneficiaries will be treated as the direct owners of a specified undivided interest in the assets of such Liquidating Trust for all U.S. federal income tax purposes (which assets will have a tax basis equal to their fair market value on the date transferred to the applicable Liquidating Trust). The Plan requires the Liquidating Trustee to determine the fair market value of the assets transferred to the Liquidating Trust as of the date the assets are transferred to the Liquidating Trust and, further, requires all parties, including the Liquidating Trust Beneficiaries, to consistently use such valuations in filing any required returns and reports with the IRS. Accordingly, the Plan requires each Liquidating Trust Beneficiary to report on its U.S. federal income tax return its allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Liquidating Trust, in accordance with its beneficial interest in the trust. The character of items of income, gain, loss, deduction, and credit to any beneficiary and the ability of such beneficiary to benefit from any deduction or losses will depend on the particular situation of such beneficiary.

The U.S. federal income tax reporting obligation of a trust beneficiary is not dependent upon the Liquidating Trust distributing any cash or other proceeds. Therefore, a beneficiary may incur a U.S. federal income tax liability with respect to its allocable share of the income of the Liquidating Trust whether or not such Liquidating Trust makes any concurrent distribution to the beneficiary. In general, a distribution by a Liquidating Trust to a beneficiary of an interest in such trust will not be taxable to such beneficiary because the beneficiary is already regarded for U.S. federal income tax purposes as owning the underlying assets. Beneficiaries are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of distributions from the Liquidating Trust.

The Liquidating Trustee will file with the IRS returns for the Liquidating Trust as grantor trusts pursuant to Treasury Regulation section 1.671-4(a) and will also send to each Liquidating Trust Beneficiary, a separate statement setting forth such beneficiary's share of items of income, gain, loss, deduction, or credit of the trust and will instruct the beneficiary to report such items on its U.S. federal income tax return.

Q. Information Reporting and Backup Withholding

Certain payments under the Plan may be subject to information reporting by the payer to the IRS. Moreover, such reportable payments may be subject to backup withholding in certain circumstances. Under the Tax Code's backup withholding rules, a U.S. Holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless the U.S. Holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the U.S. Holder is a U.S. person, the taxpayer identification number is correct and that the U.S. Holder is not subject to backup withholding because of a failure to report all dividend and interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR U.S. HOLDER IN LIGHT OF SUCH U.S. HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL U.S. HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XI.

CONCLUSION

The Debtors believe that confirmation and implementation of the Plan is preferable to any alternatives because it will provide the greatest recoveries to holders of Claims and Equity Interests. Any alternative to confirmation of the Plan, such as a chapter 7 liquidation or attempts to confirm another plan of reorganization or liquidation, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, the Debtors believe that the Plan maximizes value for all parties in interest as compared to a chapter 7 liquidation.

Dated: November 21, 2011

NUTRITION 21, INC., on behalf of itself and its affiliated debtors and debtors in possession

By: /s/ Alan J. Kirschbaum
Name: Alan J. Kirschbaum
Title: Chief Financial Officer

<u>Exhibit 1</u>

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

In re: NUTRITION 21, INC., *et al.*,[1] Debtors	Chapter 11 Case No. 11-23712 (RDD) Jointly Administered

FIRST AMENDED JOINT CHAPTER 11 PLAN OF
NUTRITION 21, INC. *ET AL.*

November 21, 2011

Richards Kibbe & Orbe LLP
Michael Friedman
Keith N. Sambur
One World Financial Center
New York, New York 10281

Attorneys For Nutrition 21, Inc. and Its
Affiliated Debtors and Debtors In Possession

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number are: Nutrition 21, Inc. (3613), Nutrition 21, LLC (4596), Iceland Health, LLC (2140) and, Heart's Content, Inc. (5396). The location of Debtors' corporate headquarters is 4 Manhattanville Road, Purchase, New York, 10577.

TABLE OF CONTENTS

CHAPTER 11 PLAN

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the "Bankruptcy Code"), N21 INC., N21 LLC, Iceland Health and Heart's Content, as debtors and debtors in possession in the above-captioned chapter 11 cases, hereby respectfully propose the following chapter 11 plan:

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

A. *Rules of Interpretation, Computation of Time and Governing Law*

1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, note or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions (subject to the rights of parties set forth herein to consent or consult with respect to the form and substance of certain documents); (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to articles, exhibits and schedules are references to the respective Articles, Exhibits or Schedules hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the express provisions of any contract, instrument, release, note or other agreement or document entered into in connection herewith, the laws of the State of New York, giving effect to the conflict of laws' principles thereof, shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan including, without limitation, any rule of law or procedure supplied by federal law as interpreted under the decisions of the State of New York (including the Bankruptcy Code and the Bankruptcy Rules).

B. *Defined Terms*

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. "*Administrative Expense*" means any cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b) and 507(a)(2) or 507(b) of the Bankruptcy Code, including but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the Debtors' businesses; (b) compensation for legal, financial advisory, accounting and other professional services, and reimbursement of expenses awarded or allowed pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code, including Professional Fees and Creditors' Committee Members' Expenses; (c) any indebtedness or obligations incurred or assumed by the Debtors' after the Petition Date in connection with the conduct of its businesses and (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; provided, however, that the term Administrative Expense does not include any Assumed Liabilities.

2. "*Administrative Expense Bar Date*" has such meaning set forth in Article III.A.I. herein.

3. "*Administrative Expense Request*" means a request for payment of an Administrative Expense.

4. "*Administrative Expense Reserve*" has such meaning set forth in Article VIII.A herein.

5. "*Affiliate*" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

6. "*Allowed*" means, (i) with respect to a Claim, allowable pursuant to section 502 of the Bankruptcy Code and (a) for which a Proof of Claim was filed on or before the applicable Bar Date established by the Bankruptcy Court or pursuant to other order of the Bankruptcy Court and as to which no objection or other challenge to allowance thereof has been timely Filed, or, if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; (b) for which a Proof of Claim is not filed and which is listed in the Schedules and not listed as disputed, contingent or unliquidated; or (c) that is deemed allowed under the Plan or by prior order of the Bankruptcy Court; provided, however, that, as to subparagraphs (a) and (b) only, "Allowed Claim" shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code; (ii) with respect to an Administrative Expense, allowable pursuant to section 503 of the Bankruptcy Code and (a) for which an Administrative Expense Request was Filed on or before the applicable Bar Date established by the Bankruptcy Court or pursuant to other order of the Bankruptcy Court and which is allowed by a Final Order; (b) for which an Administrative Expense Request is not Filed and which is listed in the Schedules and not listed as disputed, contingent or unliquidated; or (c) that is deemed allowed under the Plan or by prior order of the Bankruptcy Court.

7. "*Asset Purchase Agreement*" means that certain asset purchase agreement for the purchase of the assets of N21 INC. and N21 LLC and any ancillary documents referred to therein, as approved by the Bankruptcy Court in the Sale Order.

8. "*Assumed Liabilities*" means those liabilities of any of the Debtors assumed by the Purchaser pursuant to the Asset Purchase Agreement.

9. "*Bankruptcy Clerk*" means Clerk of the United States Bankruptcy Court for the Southern District of New York, 300 Quarropas Street, White Plains, New York 10601.

10. "*Bankruptcy Code*" means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time, as in effect on the Confirmation Date or otherwise applicable to the Chapter 11 Cases.

11. "*Bankruptcy Court*" means the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Chapter 11 Cases.

12. "*Bankruptcy Rules*" means the Federal Rules of Bankruptcy Procedure, as amended from time to time and as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. § 2075, and the General, Local and Chambers Rules of the Bankruptcy Court, as amended from time to time.

13. "*Bar Date*" means, as applicable, the (i) Claims Bar Date, (ii) Governmental Unit Bar Date, (iii) Administrative Expense Bar Date or (iv) such other date established by order of the Bankruptcy Court or this Plan.

14. "*Bar Date Order*" means that certain Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 3003(c)(3) Authorizing and Approving (i) Procedures Establishing Deadlines to File Proofs of Claim and (ii) Form and Manner of Notice of Bar Dates (Docket No. 51), entered by the Bankruptcy Court, establishing the Claims Bar Date and Governmental Unit Bar Date in the Chapter 11 Cases.

15. "*Business Day*" means any day, other than a Saturday, Sunday, "legal holiday" (as defined in Bankruptcy Rule 9006(a)) or any other day on which commercial banks in New York are required or are authorized to close by law or executive order.

16. "*Cash*" means the Sale Proceeds plus any cash on hand.

17. "*Causes of Action*" means, without limitation, all Claims, actions, causes of action, choses in action, suits, debts, dues, damages, judgments, third-party claims, counterclaims and crossclaims (including, but not limited to, all claims arising under state, federal or other non-bankruptcy law) of any of the Debtors or any of their Estates (including, but not limited to, those actions described in Article XII herein) that are or may be pending or existing on the Effective Date, or which are based on any facts or circumstances occurring on or before the Effective Date, against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, known or unknown, derivative, or otherwise and whether asserted or unasserted as of the Effective Date.

18. "*Chapter 5 Causes of Action*" means any avoidance, recovery, subordination or other actions, Claims, causes of action, suits, judgments, third-party claims, counterclaims and crossclaims against Insiders and/or any other Entities under chapter 5 of the Bankruptcy Code, including sections 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise, of any of the Debtors or any of their Estates whether known or unknown and whether asserted or unasserted as of the Effective Date.

19. "*Chapter 11 Cases*" means the chapter 11 cases styled *In re Nutrition 21, Inc., et al.*, Case Number 11-23712 (RDD) (Jointly Administered), pending in the Bankruptcy Court.

20. "*Claim*" means a claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

21. "*Claims Bar Date*" means November 8, 2011, at 4:00 p.m. (prevailing Eastern time), which is the date established by the Bankruptcy Court in the Bar Date Order by which Creditors other than Governmental Units are required to have filed Proofs of Claim.

22. "*Claims Reserve*" means collectively, the Administrative Expense Reserve and the Unsecured Claim Expense Reserve.

23. "*Class*" means a category of Holders of Claims or Equity Interests as set forth in Article IV herein.

24. "*Closing Date*" means the date of the closing of the Sale.

25. "*Confirmation*" means entry by the Bankruptcy Clerk of the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

26. "*Confirmation Date*" means the date of Confirmation.

27. "*Confirmation Hearing*" means the hearing(s) at which the Bankruptcy Court considers entry of the Confirmation Order.

28. "*Confirmation Order*" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance acceptable to the Debtors.

29. "*Creditor*" means a Holder of a Claim.

30. "*Disbursing Agent*" means such Entity, which Entity may be the same as the Liquidating Trustee, selected by the board of the Debtors with the consent of the Series J Counsel, such consent not to be unreasonably withheld, the identity of which shall be filed with the Court at least ten days prior to the Confirmation Hearing.

31. "*Disclosure Statement*" means the Disclosure Statement for the Plan as it may be amended, supplemented or modified from time to time, that is prepared and distributed in

accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and/or other applicable law and as approved by the Bankruptcy Court.

32. "*Disputed*" means, with respect to any Claim, as of the date of determination: (a) listed on the Schedules as unliquidated, disputed or contingent, unless and until it is Allowed pursuant to a Final Order or deemed allowed under the Plan; (b) as to which the Debtors, the Disbursing Agent, the Liquidating Trustee or any other party-in-interest has Filed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn with prejudice, determined by a Final Order or deemed allowed under the Plan; (c) as to which the deadline for filing objections has not passed (whether or not an objection has been Filed), unless and to the extent such Claim or Equity Interest has been Allowed pursuant to a Final Order or deemed allowed under the Plan; or (e) that is otherwise disputed by any of the Debtors, the Disbursing Agent, the Liquidating Trustee or any other party-in-interest, or is subject to any right of setoff or recoupment, or the Holder thereof is subject to any Claim or cause of action, in accordance with applicable law, which dispute, right of setoff or recoupment, Claim or cause of action, has not been withdrawn or determined in favor of such Holder by a Final Order or otherwise resolved or allowed pursuant to the Plan. For the avoidance of doubt any Claims filed or held, including those appearing on the Schedules, by any party to the Walgreen Litigation (other than the Debtors) or any of their successors or assigns shall be deemed Disputed until such Claims become Allowed pursuant to a Final Order.

33. "*Effective Date*" means the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article X.B herein have been satisfied or waived pursuant to Article X.C herein.

34. "*Entity*" means an entity as defined in section 101(15) of the Bankruptcy Code.

35. "*Equity Interest*" means any equity interest in any of the Debtors entities, including, but not limited to, the Series J Preferred Equity Interests, issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contract rights to purchase, convert to or acquire such interests at any time and any and all Claims subordinated pursuant to section 510(b) of the Bankruptcy Code that are in any way arising from, of or in connection with such equity interests.

36. "*Estate*" or "*Estates*" means one or more of Debtors' estates created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

37. "*File*" *or* "*Filed*" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

38. "*Final Decree*" means the decree contemplated under Bankruptcy Rule 3022.

39. "*Final Order*" means an order of the Bankruptcy Court: (i) as to which the time to appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for reargument,

reconsideration or rehearing is pending; or (ii) if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order has been affirmed by the highest court to which such order was appealed or from which certiorari was sought, reargument, reconsideration or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument, reconsideration or rehearing has expired; provided, however, that the possibility of a motion pursuant to Rule 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule being Filed with respect to such order shall not cause such order to be deemed a non-Final Order.

40. "*Governmental Unit*" means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

41. "*Governmental Unit Bar Date*" means February 22, 2012, at 4:00 p.m. (prevailing Eastern time), which is the deadline established by the Bankruptcy Court in the Bar Date Order by which Governmental Units are required to have filed Proofs of Claim.

42. "*Heart's Content*" means Heart's Content, Inc.

43. "*Holder*" means the Entity holding the beneficial interest in a Claim, Equity Interest, Administrative Expense or Liquidating Trust Interest.

44. "*Iceland Health*" means Iceland Health, LLC.

45. "*Impaired*" means, with respect to any Class, impaired as defined in section 1124 of the Bankruptcy Code.

46. "*Insider*" means an insider as defined in section 101(31) of the Bankruptcy Code.

47. "*Intercompany Claim*" means any Claim held by any Debtor entity against any other Debtor entity.

48. "*IRC*" means the Internal Revenue Code.

49. "*IRS*" means the Internal Revenue Service.

50. "*KEIP*" means the sale-related key employee incentive plan on the terms and conditions set forth in Exhibit A of the KEIP Order.

51. "*KEIP Motion*" means the Debtors' Motion for Entry of an Order Approving Their Key Employee Incentive Plan (Docket No. 20).

52. "*KEIP Order*" means that certain order approving the KEIP Motion (Docket No. 38).

53. "*KEIP Participants*" shall mean those individuals set forth on Exhibit A-1 to the KEIP.

54. "*KEIP Payments*" means approximately $284,000 of the Sale Proceeds allocated to fund the KEIP, including on the terms and conditions set forth in the KEIP Order, which actual payment shall be made following receipt by the Disbursing Agent of a written calculation setting forth the total KEIP Payments which written statement shall be provided to the Disbursing Agent at least five (5) days prior to the Confirmation Hearing.

55. "*Lien*" means a lien as defined in section 101(37) of the Bankruptcy Code.

56. "*Liquidating Trust*" means the liquidating trust established on the Effective Date, in accordance with the Plan and Liquidating Trust Agreement, for the benefit of the Liquidating Trust Beneficiaries and to which the Liquidating Trust Assets will be transferred; the Liquidating Trust shall conduct no business and shall qualify as a liquidating trust pursuant to Treasury Regulations § 301.7701-4(d).

57. "*Liquidating Trust A Interests*" means the interests in the Liquidating Trust distributed to the Holders of Series J Preferred Equity Interests.

58. "*Liquidating Trust Agreement*" means the trust agreement between N21 INC. and the Liquidating Trustee that, among other things, creates and establishes the Liquidating Trust, describes the powers, duties and responsibilities of the Liquidating Trustee, and provides for the liquidation and distribution of proceeds of the Trust Assets, which trust agreement shall be substantially in the form filed in the Plan Supplement.

59. ""*Liquidating Trust Beneficiaries*" means, collectively, each Holder of a Liquidating Trust Interest (and their successors and assigns).

60. "*Liquidating Trustee*" means the Disbursing Agent or, after the Effective Date, such other Entity appointed by the Liquidating Trust Beneficiaries in accordance with the Liquidating Trust Agreement or as otherwise determined by the Bankruptcy Court.

61. "*N21 INC.*" means Nutrition 21, Inc.

62. "*N21 INC. Claim*" means, collectively, any Class 2A-S or Class 2A-U Claim.

63. "*N21 INC. Estate*" means the Estate of N21 INC.

64. "*N21 LLC.*" means Nutrition 21, LLC.

65. "*N21 LLC Claim*" means, collectively, any Class 2B-S or Class 2B-U Claim.

66. "*N21 LLC Equity*" means the Equity Interest in N21 LLC, held by N21 INC. as of the Petition Date.

67. "*N21 LLC Estate*" means the Estate of N21 LLC.

68. "*Official Bankruptcy Forms*" means the Official and Procedural Bankruptcy Forms, prescribed by the Judicial Conference of the United States, in accordance with Bankruptcy Rule 9009.

69. "*Permissible Investments*" has the meaning set forth in Article VI.H.3(D) herein.

70. "*Petition Date*" means August 26, 2011.

71. "*Plan*" means this chapter 11 plan, including the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

72. "*Post Petition Interest Rate*" means interest at a rate equal to the Federal judgment rate as of the Petition Date (which the Debtors assert is 0.09% per annum).

73. "*Priority Claim*" means any Priority Non-Tax Claim or Priority Tax Claim.

74. "*Priority Non-Tax Claim*" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or Administrative Expense.

75. "*Priority Tax Claim*" means any Claim of a Governmental Unit of the kind specified in sections 502(i) or 507(a)(8) of the Bankruptcy Code.

76. "*Pro Rata*" means (i) with respect to a Class of Claims, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in such Class and (ii) with respect to a Class of Equity Interests, the proportion that an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Equity Interests in such Class.

77. "*Professional*" means any Entity employed pursuant to a Final Order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Confirmation Date, pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code, or for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

78. "*Professional Fee Application*" means a request for the Bankruptcy Court to approve and allow Professional Fees.

79. "*Professional Fees*" means any compensation for services rendered and reimbursement of expenses incurred (including, but not limited to, hourly, transaction and success fees) by Professionals in the Chapter 11 Cases.

80. "*Proof of Claim*" means a proof of claim as defined in Bankruptcy Rule 3001.

81. "*Purchase Price*" has the meaning set forth in Article VI.A.1 herein.

82. "*Purchaser*" means N21 Acquisition Holding, LLC, selected at the auction conducted in accordance with the Sale Order.

83. “*Record Date*” means the date as of which the identity of Holders of Claims or Interests is set for purposes of determining the identity of Entities entitled to receive a ballot(s) and vote on the Plan. Pursuant to Bankruptcy Rules 3017(d) and 3018(a), this date is November 18, 2011.

84. “*Releasees*” has the meaning set forth in Article XI.A herein.

85. “*Residual Causes of Action*” means all Causes of Action, including the Unknown Causes of Action.

86. “*Sale*” means the sale of theN21 INC.'S and N21 LLC'S assets to the Purchaser pursuant to the Asset Purchase Agreement approved under the Sale Order.

87. “*Sale Order*” means that certain Order (A) Approving Sale of All or Substantially All Assets of Debtors Nutrition 21, Inc. and Nutrition 21, LLC Free and Clear of All Liens, Claims, Encumbrances and Other Interests Pursuant to 11 U.S.C. § 363(b), (f) and (m), (B) Assuming and Assigning Certain Executory Contracts and Unexpired Leases, and (C) Granting Related Relief, entered by the Bankruptcy Court in the Chapter 11 Cases.

88. “*Schedules*” means the schedules of assets and liabilities and the statement of financial affairs that were Filed by the Debtors on August 26, 2011 and amended on October 5, 2011, in accordance with section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be further amended and supplemented from time to time.

89. “*Secured Claim*” means any Claim (a) reflected in the Schedules or upon a Proof of Claim as secured by a Lien on property of the Debtors or the Estates, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code as determined by Final Order, to the extent of the value of such interest as determined pursuant to section 506(a) of the Bankruptcy Code, (b) deemed secured under the Plan or by prior order of the Bankruptcy Court.

90. “*Series J Committee*” means the unofficial committee of Series J Preferred Equity Interest Holders.

91. “*Series J Counsel*” means Olshan Grundman Frome Rosenzweig & Wolosky LLP, solely in its role as counsel to the Series J Committee.

92. “*Series J Counsel Fees*” means the reasonable out-of-pocket fees and expenses incurred by Series J Counsel for professional services rendered to the Series J Committee through and including the Effective Date not to exceed $150,000.

93. “*Series J Preferred Equity Interest Holders*” means Holders of Series J Preferred Equity Interests.

94. “*Series J Preferred Equity Interests*” means, collectively, the Series J 8% Convertible Preferred Stock shares issued by N21 inc. as of September 10, 2007.

95. "*Solicitation Order*" means that certain Order Conditionally Approving the Disclosure Statement and Establishing Solicitation Procedures.

96. "*Stated Value Amount*" equals $17,750,000.

97. "*Tail Insurance*" means continuing director and officer insurance coverage for a tail period of two (2) years for the directors and officers of all of the Debtors entities.

98. "*Treasury Regulations*" means title 26 of the Code of Federal Regulations.

99. "*Trust Assets*" has the meaning set forth in Article VI.H.1 herein.

100. "*U.S. Trustee*" means the United States Trustee for the Southern District of New York.

101. "*Unimpaired*" means, with respect to any Class, not Impaired.

102. "*Unknown Causes of Action*" means any Causes of Action that currently exist or may subsequently arise, and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors or any Trust Beneficiary.

103. "*Unsecured Claim*" means any Claim other than an Administrative Expense or Priority Claim.

104. "*Unsecured Claims Reserve*" has the meaning set forth in Article VI.A. of the Disclosure Statement.

105. "*Voting Deadline*" means December 16, 2011 at 4:00 PM (Prevailing Eastern Time).

106. "*Walgreen Litigation*" means that certain civil litigation styled as Walgreen Co. v. Nutrition 21, Inc., Case No. 11-07237 (LBS) (S.D.N.Y.).

ARTICLE II

A. *Overview*

As described more fully herein, this Plan sets forth and implements the liquidation of the Debtors' assets following the Sale and distribution of net Sale proceeds to Holders of Claims against and Equity Interests in the Debtors, in accordance with the priorities of the Bankruptcy Code.

ARTICLE III

TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

A. *Administrative Expenses*

1. Administrative Expense Bar Dates; Treatment of Administrative Expense Claims

All Administrative Expense Claims (other than Professional Fee Claims, Series J Counsel Fees and those on account of the KEIP) accruing through December 12, 2011 and not otherwise paid in the ordinary course of business shall be filed with the Bankruptcy Court by no later than January 23, 2012 (the "Administrative Expense Bar Date"), and objections (if any) to such Administrative Expense Claims will be filed no later than forty-five (45) days after the Administrative Expense Bar Date. Any Holder of a Administrative Expense Claim (other than Professional Fee Claims) who fails to file a timely request for the payment of a Administrative Expense Claim that is required to be filed on or before the Administrative Expense Bar Date: (a) shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtors, any Purchaser or the Trust Assets (or filing a request for the allowance thereof), and the Debtors, their property, and the Trust Assets shall be forever discharged from any and all indebtedness or liability with respect to such Administrative Expense Claim; and (b) such Holder shall not be permitted to participate in any distribution under the Plan on account of such Administrative Expense Claim.

On the later to occur of (a) the Effective Date and (b) the date on which a Administrative Expense Claim shall become Allowed, the Debtors or the Disbursing Agent, as applicable, will (i) pay to each Holder of an Allowed Administrative Expense Claim, in cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed Administrative Expense Claim on such other terms and conditions as may be agreed between the Holder of such Administrative Expense Claim, on the one hand, and the Debtors or the Disbursing Agent (as the case may be), on the other hand.

2. Professional Fee Applications; Treatment of Professional Fees

Notwithstanding anything herein or in any prior order of the Bankruptcy Court to the contrary, all Professional Fee Applications for Professional Fees through (i) the end of the immediately preceding month prior to the Effective Date shall be Filed at least two (2) business days before the Effective Date and (ii) the Effective Date, for Allowance on a final basis, shall be Filed on or before the date that is thirty (30) days after the Effective Date.

Within five (5) Business Days of entry of an order allowing and approving Professional Fees on a final basis, the Disbursing Agent shall pay to such Professional, in cash, in such amounts as may be Allowed by the Bankruptcy Court.

The Debtors or the Disbursing Agent, as applicable, are authorized to pay compensation for services rendered and reimbursement of expenses incurred after the Effective Date, in the ordinary course of business and without the need for Bankruptcy Court approval.

Notwithstanding anything herein or in any prior order of the Bankruptcy Court to the contrary, the Series J Counsel Fees shall be deemed Allowed as of the Effective Date pursuant to Bankruptcy Code section 503(b)(3)(d); provided that on the Effective Date, Series J Counsel provides an invoice for the Series J Counsel Fees to the Disbursing Agent with supporting detail. The Series J Counsel Fees shall be paid on or promptly following the Effective Date by the Disbursing Agent.

B. *Priority Tax Claims*

Each Holder of an Allowed Priority Tax Claim will, in full and final satisfaction of such Allowed Priority Tax Claim, be paid in full, in cash, on the Effective Date, unless the Holder consents to other treatment.

ARTICLE IV

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A. *Summary*

The categories listed below classify Claims against and Equity Interests in each of the Debtors for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(l) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

Summary of Classification and Treatment of Claims and Equity Interests

Class	Claim	Status	Voting Right
Class 1A	N21 INC. Priority Non-Tax Claims	Unimpaired	None, deemed to accept.
Class 1B	N21 LLC Priority Non-Tax Claims.	Unimpaired	None, deemed to accept.
Class 1C	Iceland Health Priority Non-Tax Claims	Impaired	None, deemed to reject.

Class	Claim	Status	Voting Right
Class 1D	Heart's Content Priority Non-Tax Claims	Impaired	None, deemed to reject.
Class 2A-S	N21 INC. Secured Claims	Unimpaired	None, deemed to accept.
Class 2A-U	N21 INC. Unsecured Claims	Unimpaired	None, deemed to accept.
Class 2B-S	N21 LLC Secured Claims	Unimpaired	None, deemed to accept.
Class 2B-U	N21 LLC Unsecured Claims	Unimpaired	None, deemed to accept.
Class 2C-S	Iceland Health Secured Claims	Impaired	None, deemed to reject.
Class 2C-U	Iceland Health Unsecured Claims	Impaired	None, deemed to reject.
Class 2D	Heart's Content Unsecured Claims	Impaired	None, deemed to reject.
Class 3	Series J Preferred Equity Interests	Impaired	Yes
Class 4	Common Equity Interests	Impaired	None, deemed to reject.
Class 5	Common Equity Interests of N21 LLC	Impaired	None, deemed to accept
Class 6	Common Equity Interests of Heart's Content and Iceland Health	Impaired	None, deemed to accept

B. *Classification, Treatment and Voting*

1. **Class 1A – N21 INC. Priority Non-Tax Claims**

(A) *Classification*: Class 1A is composed of the Priority Non-Tax Claims against N21 INC.

(B) *Treatment*: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Priority Non-Tax Claims against N21 INC. Each Holder of an Allowed Priority Non-Tax Claim against N21 INC. shall receive, in full and final satisfaction of such Priority Non-Tax Claim, the amount of such Allowed Priority Non-Tax Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C) *Voting*: Class 1A is Unimpaired, and Class 1A Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Class 1A Creditors are not entitled to vote to accept or reject the Plan.

2. **Class 1B – N21 LLC Priority Non-Tax Claims**

(A) *Classification*: Class 1B is composed of the Priority Non-Tax Claims against N21 LLC.

(B) *Treatment*: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Priority Non-Tax Claims against N21 LLC. Each Holder of an Allowed Priority Non-Tax Claim against N21 LLC shall receive, in full and final satisfaction of such Priority Non-Tax Claim, the amount of such Allowed Priority Non-Tax Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C) *Voting*: Class 1B is Unimpaired, and Class 1B Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Class 1B Creditors are not entitled to vote to accept or reject the Plan.

3. **Class 1C – Iceland Health Priority Non-Tax Claims**

(A) *Classification*: Class 1C is composed of the Priority Non-Tax Claims against Iceland Health.

(B) *Treatment*: No distributions will be made on account of any Allowed Priority Non-Tax Claims against Iceland Health.

(C) *Voting*: Class 1C is not retaining or receiving any property under the Plan, and Class 1C Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Class 1C Creditors are not entitled to vote to accept or reject the Plan.

4. **Class 1D – Heart's Content Priority Non-Tax Claims**

(A) *Classification*: Class 1D is composed of the Priority Non-Tax Claims against Heart's Content.

(B) *Treatment*: No distributions will be made on account of any Allowed Priority Non-Tax Claims against Iceland Health.

(C) *Voting*: Class 1D is not retaining or receiving any property under the Plan, and Class 1C Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Class 1C Creditors are not entitled to vote to accept or reject the Plan.

5. **Class 2A-S – N21 INC. Secured Claims.**

(A) *Classification*: Class 2A-S is composed of Secured Claims against N21 INC.

(B) *Treatment*: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Secured Claims against N21 INC. Each Holder of an Allowed Secured Claim against N21 INC. shall receive, in full and final satisfaction of such Secured Claim, the amount of such Allowed Secured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C) *Voting*: Class 2A-S is Unimpaired, and Class 2A-S Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Class 2A-S Creditors are not entitled to vote to accept or reject the Plan.

6. **Class 2A-U – N21 INC. General Unsecured Claims.**

(A) *Classification*: Class 2A-U is composed of General Unsecured Claims against N21 INC.

(B) *Treatment*: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims against N21 INC. Each Holder of an Allowed General Unsecured Claim against N21 INC. shall receive, in full and final satisfaction of such General Unsecured Claim, the amount of such Allowed General Unsecured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C) *Voting*: Class 2A-U is Unimpaired, and Class 2A-U Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Class 2A Creditors are not entitled to vote to accept or reject the Plan.

7. **Class 2B – N21 LLC Secured Claims.**

(A) *Classification*: Class 2B is composed of Secured Claims against N21 LLC.

(B) *Treatment*: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed Secured Claims against N21 LLC Each Holder of an Allowed Secured Claim against N21 LLC shall receive, in full and final satisfaction of such General Secured Claim, the amount of such Allowed Secured Claim, in cash, on or as soon as practicable

following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

8. *Voting*: Class 2B-S is Unimpaired, and Class 2B-S Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Class 2B-S Creditors are not entitled to vote to accept or reject the Plan.

9. **Class 2B – N21 LLC General Unsecured Claims.**

(A) *Classification*: Class 2B is composed of General Unsecured Claims against N21 LLC.

(B) *Treatment*: The Plan will not alter any of the legal, equitable and contractual rights of the Holders of Allowed General Unsecured Claims against N21 LLC Each Holder of an Allowed General Unsecured Claim against N21 LLC shall receive, in full and final satisfaction of such General Unsecured Claim, the amount of such Allowed General Unsecured Claim, in cash, on or as soon as practicable following the Effective Date, including interest from the Petition Date until the date of repayment at the Post Petition Interest Rate unless such Holder consents to other treatment.

(C) *Voting*: Class 2B is Unimpaired, and Class 2B-U Creditors are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Class 2B-U Creditors are not entitled to vote to accept or reject the Plan.

10. **Class 2C – Iceland Health Secured Claims**

(A) *Classification*: Class 2C-S is composed of Secured Claims against Iceland Health.

(B) *Treatment*: No distributions will be made on account of any Secured Claims against Iceland Health.

(C) *Voting*: Class 2C-S is not retaining or receiving any property under the Plan, and Class 2C-S Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Class 2C-S Creditors are not entitled to vote to accept or reject the Plan.

11. **Class 2C-U – Iceland Health General Unsecured Claims**

(A) *Classification*: Class 2C-U is composed of General Unsecured Claims against Iceland Health.

(B) *Treatment*: No distributions will be made on account of any General Unsecured Claims against Iceland Health.

(C) *Voting*: Class 2C-U is not retaining or receiving any property under the Plan, and Class 2C-U Creditors are therefore conclusively deemed to reject the Plan pursuant to

section 1126(g) of the Bankruptcy Code. Therefore, Class 2C-U Creditors are not entitled to vote to accept or reject the Plan.

12. **Class 2D – Heart's Content General Unsecured Claims**

(A) *Classification*: Class 2D is composed of General Unsecured Claims against Heart's Content.

(B) *Treatment*: No distributions will be made on account of any General Unsecured Claims against Heart's Content.

(C) *Voting*: Class 2D is not retaining or receiving any property under the Plan, and Class 2D Creditors are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Class 2D Creditors are not entitled to vote to accept or reject the Plan.

13. **Class 3 – Series J Preferred Equity Interests of N21 INC.**

(A) *Classification*: Class 3 is composed of the Series J Preferred Equity Interests.

(B) *Treatment*: On the Effective Date, each Holder of an Allowed Series J Preferred Equity Interest will receive its Pro Rata Share of Liquidating Trust A Interests, in full and final satisfaction of such Allowed Series J Preferred Equity Interests entitling such Holders to their Pro Rata Share of an amount, in the aggregate, not to exceed the Stated Value Amount from or on account of the Liquidating Trust A Interests from the Liquidating Trust or their Series J Preferred Equity Interests from the Debtors or the Disbursing Agent.

(C) *Voting*: Class 3 is Impaired, and Class 3 Equity Interest Holders are entitled to vote to accept or reject the Plan.

14. **Class 4 – Common Equity Interests of N21 INC.**

(A) *Classification*: Class 4 is composed of the Common Equity Interests of N21 INC.

(B) *Treatment*: On the Effective Date, the Common Equity Interests shall be cancelled and extinguished and the Holders of Common Equity Interests shall not receive or retain anything under the Plan.

(C) *Voting*: Class 4 is not retaining or receiving any property under the Plan, and Class 4 Holders are therefore conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Class 4 Creditors are not entitled to vote to accept or reject the Plan.

15. **Class 5 – Equity Interest of N21 LLC**

(A) *Classification*: Class 5 is composed of the Equity Interests in N21 LLC.

(B) *Treatment*: In full and final satisfaction of its Equity Interests in N21 LLC, N21 INC. will receive any and all assets remaining after N21 LLC repays its Creditors in full in accordance with the Plan.

(C) *Voting*: Class 5 is Impaired, and the Class 5 Creditors are deemed to accept the Plan as proponents of the Plan.

16. **Class 6 – Equity Interest of Iceland Health and Heart's Content**

(A) *Classification*: Class 6 is composed of the Equity Interests in Iceland Health and Heart's Content.

(B) *Treatment*: In full and final satisfaction of its Equity Interests in Iceland Health.

(C) *Voting*: Class 6 is Impaired, and the Class 6 Creditors are deemed to accept the Plan as proponents of the Plan.

ARTICLE V

ACCEPTANCE OR REJECTION OF PLAN

A. *Voting Classes; Presumed Acceptance and Rejection of Plan*

Holders of Equity Interests in Class 3 are entitled to vote as a Class to accept or reject the Plan. Classes 1A, 1B, 2A-S, 2A-U, 2B-S and 2B-U are unimpaired and are deemed to accept the plan and therefore, not entitled to vote on the Plan. Classes 1C, 1D, 2C-S, 2C-U, 2D and 4 are deemed to reject the Plan. Classes 5 and 6 are presumed to accept the Plan because the Class 5 and 6 Equity Interest Holders are proponents of the Plan.

B. *Acceptance by Impaired Classes*

An Impaired Class of Claims shall be deemed to have accepted the Plan if, not counting any Creditor designated pursuant to section 1126(e) of the Bankruptcy Code, (a) Creditors holding at least two-thirds in amount of the Allowed Claims held by Creditors actually voting in such Class have voted to accept the Plan and (b) Creditors holding more than one-half in number of the Allowed Claims held by Creditors actually voting in such Class have voted to accept the Plan.

An Impaired Class of Equity Interests shall be deemed to have accepted the Plan if holders of such interests, other than any entity designated under Bankruptcy Code section 1126(e), that hold at least two-thirds in amount of the Allowed Equity Interests of such class held by holders of such interests that have accepted or rejected the Plan

C. *Non-Consensual Confirmation*

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw

this Plan or any document in the Plan Supplement, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE VI

PROVISIONS FOR IMPLEMENTATION OF PLAN

A. *Sales of Substantially All of the Debtors' Assets*

1. Sale

On the Closing Date, N21 INC. and N21 LLC, on the one hand, and the Purchaser on the other hand, shall have consummated the Sale in accordance with the Sale Order. Pursuant to the APA, N21 INC. and N21 LLC transferred the Assets to the Purchaser for the aggregate cash consideration (subject to certain adjustments) of $7,328,008 (the "Purchase Price"), plus the assumption by the Purchaser of the Assumed Liabilities.

Upon consummation of the Sale, the Assumed Liabilities became obligations of the Purchaser and, from and after the Closing Date, are no longer obligations of N21 INC. and N21 LLC or the Estates, and any Holder of any Claim with respect thereto shall have no recourse on account of such Claim against the Debtors or the Estates.

B. *Appointment of Disbursing Agent*

On the Effective Date, the Disbursing Agent shall be automatically deemed appointed pursuant to and in accordance with the provisions of the Plan.

1. Responsibilities of Disbursing Agent

The Disbursing Agent shall be responsible for, without limitation, (i) administering the payment of Administrative Expenses Allowed after the Effective Date and post-Effective Date administrative expenses from the Administrative Expense Reserve, (ii) administering and distributing the Cash and all funds held in the Disputed Claims Reserves, (iii) administering the Liquidating Trust as Liquidating Trustee, including, without limitation, overseeing and supporting the prosecution of the Residual Causes of Action and (iv) satisfying such other responsibilities as may be vested in the Disbursing Agent pursuant to the Plan or an order of the Bankruptcy Court or as may be necessary and proper to carry out the provisions of the Plan.

On the Effective Date, the Cash shall be held and distributed by the Disbursing Agent for the respective benefit of Holders of Unsecured Claims and Equity Interests as set forth in and in accordance with the other provisions of the Plan. The Disbursing Agent shall oversee the distribution of the Cash in accordance with the terms of the Plan.

2. Compensation of Disbursing Agent

The Disbursing Agent shall be entitled to receive reasonable compensation for services rendered on behalf of the Debtors as well as reimbursement for actual out-of-pocket expenses

incurred by the Disbursing Agent which amounts shall be funded from the Administrative Expense Reserve.

C. *Establishment of Liquidating Trust*

On the Effective Date, N21 INC. and the Liquidating Trustee shall execute the Liquidating Trust Agreement and take all other steps necessary to establish, in accordance with the Plan the Liquidating Trust for the benefit of the Liquidating Trust Beneficiaries. On the Effective Date, the Liquidating Trust shall be irrevocably funded with the Trust Assets for the benefit of the Liquidating Trust Beneficiaries.

1. Funding of the Liquidating Trust

The Liquidating Trust shall be funded with all assets (collectively, the "Trust Assets") of the Debtors or the Debtors' Estates as of the Petition Date that (i) have not previously been sold or abandoned prior to the Effective Date or (ii) are not otherwise distributed or abandoned pursuant to this Plan, including, but not limited to, Residual Causes of Action; provided, however, that the Trust Assets shall not include any Assets necessary to fund (x) the Administrative Claims Reserve until all Allowed Administrative Expenses are paid in full Claims Reserves until all such Allowed Claims and Administrative Expenses are paid in full or (y) the Unsecured Claims Reserve until all Allowed Claims are paid in full in accordance with the Plan.

2. Provisions Applicable to the Liquidating Trust

(A) *Appointment of Liquidating Trustee*

On the Effective Date, the Disbursing Agent shall be appointed as the Liquidating Trustee. In the event the Disbursing Agent is no longer willing or able to serve as either Liquidating Trustee, then the successor shall be appointed by the Liquidating Trust Beneficiaries pursuant to the terms of the Liquidating Trust Agreement, or as otherwise determined by the Bankruptcy Court, and notice of the appointment of such Liquidating Trustee shall be Filed with the Bankruptcy Court.

(B) *Transfer and Vesting of Trust Assets in Liquidating Trust*

Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Trust Assets become available, the Debtors shall be deemed to have automatically transferred to the Liquidating Trust all of their right, title and interest in and to all of such additional Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically irrevocably vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the rights of Allowed Equity Interests of the Liquidating Trust Beneficiaries, as set forth in Article IV of the Plan, and the reasonable fees and expenses of administering the Liquidating Trust, including, without limitation, the reasonable fees and expenses of the Liquidating Trustee, as provided in the Liquidating Trust Agreement. Thereupon, neither the Debtors nor any entity other than the Liquidating Trust Beneficiaries shall have any interest in or with respect to such Trust Assets or any additional assets thereafter transferred or the Liquidating Trust. In connection with the

vesting and transfer of the Trust Assets, including rights and, with respect to the Residual Causes of Action, any attorney-client privilege, work-product protection or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Disbursing Agent on behalf of the Liquidating Trust (or otherwise held or disposed of as provided herein) shall vest in the Liquidating Trust or any successor thereto. The Debtors and the Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges, protections and immunities.

For the avoidance of doubt, the Trust Assets shall not include any Assets necessary to fund (x) the Administrative Claims Reserve until all Allowed Administrative Expenses are paid in full or (y) the Unsecured Claims Reserve until all Allowed Claims are paid in full in accordance with the Plan.

(C) *Preservation of Confidences and Attorney-Client Privilege*

To effectively investigate, defend or pursue the Trust Assets, including, without limitation, the Residual Causes of Action, the Debtors and, as the case may be, the Liquidating Trust, the Liquidating Trustee and all counsel thereto must be able to exchange information with each other on a confidential basis and cooperate in common interest efforts without waiving any applicable privilege. Given the common interests of the parties and the Liquidating Trust's position as successors to the Trust Assets, including, without limitation, Residual Causes of Action, sharing such information amongst the parties described in the previous sentence, shall, to the extent permitted by applicable nonbankruptcy law, not waive or limit any applicable privilege or exemption from disclosure or discovery related to such information.

(D) *Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor-in-Interest*

The Liquidating Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulations § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Accordingly, the Liquidating Trustee shall in an expeditious, but orderly manner, liquidate and convert to cash the Trust Assets, including, without limitation, the Residual Causes of Action, make timely distributions at least annually of the proceeds therefrom to the Liquidating Trust Beneficiaries and not unduly prolong their duration. The Liquidating Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement.

The Liquidating Trust is intended to qualify as a "grantor trust" for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Trust Assets by the Debtors to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtors to the Liquidating Trust Beneficiaries entitled to distributions from the Trust Assets, followed by a transfer by such

beneficiaries to the Liquidating Trust. Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

Consequently, the Liquidating Trust Beneficiaries may be required to identify themselves to the Liquidating Trustee in order to receive distributions and allocable tax information from the Liquidating Trustee.

As soon as practicable after the Effective Date, the Liquidating Trustee shall value the Trust Assets in the Liquidating Trust for which he or she serves as Liquidating Trustee, based on the good faith determination of such Liquidating Trustee, and shall apprise the Liquidating Trust Beneficiaries of such valuations. The valuations shall be used consistently by all parties (including the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Trust Assets.

The right and power of the Liquidating Trustee to invest the Trust Assets transferred to the Liquidating Trust, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to (i) invest such Trust Assets (pending distributions in accordance with the Plan) in (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof or (c) such other investments as the Bankruptcy Court may approve from time to time; or (ii) deposit such assets in demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000 (collectively, the "Permissible Investments"); provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations § 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

Subject to the provisions of this Article VI, the Liquidating Trustee shall distribute to the Liquidating Trust Beneficiaries all net cash income plus all net cash proceeds from the liquidation of the respective Trust Assets (including as cash for this purpose, all cash equivalents) at such time intervals as decided by the Liquidating Trustee.

The Liquidating Trustee shall require any Liquidating Trust Beneficiary or other distributee to furnish to the Liquidating Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS and Liquidating Trustee may condition any distribution to any Liquidating Trust Beneficiary or other distributee upon receipt of such identification number.

The Liquidating Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations § 1.671-4(a) and in accordance with the Plan. The Liquidating Trustee shall also annually send to each person treated as a grantor of such Trust a separate statement setting forth the person's share of items of income, gain, loss, deduction or credit and will instruct all such persons to report such items on their federal income tax returns or to

forward the appropriate information to the persons with instructions to report such items on their federal income tax returns. The Liquidating Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the relevant Liquidating Trust that are required by any governmental unit. The Liquidating Trust's taxable income, gain, loss deduction or credit will be allocated to the Liquidating Trust Beneficiaries in accordance with their beneficial interests in the Liquidating Trust. The Liquidating Trustee shall be responsible for payments, out of the relevant Trust Assets, of any taxes imposed on the trust or its assets. The Liquidating Trustee may request an expedited, determination of taxes of the Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

(E) *Liquidating Trustee's Authority and Duties*

From and after the Effective Date, the Liquidating Trustee shall serve as trustee of the Liquidating Trust and have all powers, rights and duties of a trustee, as set forth in the Liquidating Trust Agreement. Among other things, the Liquidating Trustee shall: (i) hold and administer the Trust Assets, (ii) have the power and authority to retain, as an expense of the Liquidating Trust, counsel, advisors, other professionals and employees as may be appropriate to perform the duties required of such Liquidating Trustee hereunder or in the Liquidating Trust Agreement, (iii) make distributions to the Liquidating Trust Beneficiaries as provided in the Liquidating Trust Agreement and the Plan, (iv) have the right to receive reasonable compensation for performing services as Liquidating Trustee and to pay the reasonable fees, costs and expenses of any counsel, advisors, other professionals or employees as may be necessary to assist the Liquidating Trustee in performing the duties and responsibilities required under the Plan and the Liquidating Trust Agreement and (v) have the right to provide periodic reports and updates to its Liquidating Trust Beneficiaries regarding the status of the administration of the Trust Assets and the assets, liabilities and transfers of the Liquidating Trust.

(F) *Termination of Liquidating Trust*

The Liquidating Trust will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date of such termination, the Bankruptcy Court, upon motion within the six (6) month period prior to the fifth (5th) anniversary of the Effective Date by a party-in-interest, may extend the term of the Liquidating Trust for a finite period, if such an extension is necessary to liquidate such trust's Trust Assets or for other good cause. Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained within the six (6) month period prior to the expiration of each extended term; provided further, however, that the Liquidating Trustee receives an opinion of counsel or a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

(G) *Termination of Liquidating Trustee*

The duties, responsibilities and powers of the Liquidating Trustee shall terminate in accordance with the terms of the Liquidating Trust Agreement.

(H) *Exculpation; Indemnification*

The Liquidating Trustee, and its respective professionals, shall be exculpated and indemnified pursuant to and in accordance with the terms of the Liquidating Trust Agreement.

(I) *Preservation of Records and Documents*

The Debtors, the Disbursing Agent, and the Liquidating Trustee, as applicable, shall (i) take commercially reasonable efforts to preserve all records and documents (including any electronic records or documents) related to the Trust Assets, including the Residual Causes of Action, as applicable, for a period of five (5) years from the Effective Date or, if actions with respect to any Residual Causes of Action are then pending, until the Liquidating Trustee notifies the Liquidating Trust Beneficiaries such records are no longer required to be preserved; and (ii) provide the Liquidating Trust, the Liquidating Trust Beneficiaries and their respective counsel, agents and advisors, with reasonable access to such records and documents.

(J) *Discovery*

The Liquidating Trust shall be authorized to employ Bankruptcy Rule 2004 and any other bankruptcy tools of discovery as such are available prior to the Effective Date to the Estates.

D. *Dismissal of Officers and Directors and Dissolution of the Boards*

Upon the Effective Date, (i) the existing board of directors of each of the Debtors and any remaining officer of the Debtors shall be dismissed, each in accordance with the law of the applicable jurisdiction of incorporation, and (ii) each of the Debtors shall be deemed dissolved without any further action required on the part of the Debtors or their shareholders, officers, or directors, each in accordance with the law of the applicable jurisdiction of incorporation.

E. *Binding Effect*

Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan shall bind the Debtors and all Holders of Claims and Equity Interests.

F. *Corporate Action*

Each of the matters provided for under the Plan involving any corporate action to be taken or required by the Debtors shall, as of the Effective Date, be deemed be authorized and approved by the Debtors' boards of directors.

Without limiting the foregoing, the Debtors (and their boards of directors) are hereby authorized in their sole discretions, to take such steps as deemed necessary in accordance with applicable laws of the jurisdiction of incorporation of such entities, as the case may be, to dissolve or otherwise terminate on the Effective Date or as soon as practicable thereafter (i) their corporate existence by taking such steps as are necessary under the laws of the applicable jurisdiction of incorporation including, without limitation, by filing a certificate of dissolution and a copy of the Confirmation Order with the Secretary of State of New York or (ii) any remaining health, welfare or benefit plans.

G. *Directors and Officers Tail Insurance*

As of the Effective Date, the Debtors shall purchase and maintain continuing director and officer insurance coverage for a tail period of two (2) years.

H. *Cancellation of Notes, Instruments, Debentures and Equity Securities*

On the Effective Date, except to the extent provided otherwise in the Plan, any agreement, note, instrument, certificate or other document evidencing or creating any Claim or Equity Interest in or against any of the Debtors shall be automatically cancelled and terminated and of no further force and effect, without any further act or action and deemed surrendered without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, notes, instruments, certificates or other documents governing such Claims and Equity Interests shall be discharged.

ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES; REJECTION CLAIMS BAR DATE

Any executory contracts or unexpired leases that have not expired by their own terms on or prior to the Effective Date, (i) which the Debtors have not assumed and assigned or rejected with the approval of the Bankruptcy Court (whether as part of the Sale or otherwise), or (ii) that are not the subject of a motion to assume the same pending as of the Effective Date, will be deemed rejected by the Debtors on the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code, except to the extent that the Debtors identify any executory contracts or unexpired leases on a list filed with the Bankruptcy Court on or before 10 days before the Confirmation Hearing which the Debtors do not intend to reject.

If the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a Proof of Claim that has been timely Filed, shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Trust, or their properties, successors or assigns, unless a Proof of Claim therefore is timely Filed with the Bankruptcy Court and served upon (i) the Liquidating Trustee, and (ii) any counsel for the Liquidating Trustee, on or before (x) thirty (30) days after the later to occur of (i) notice of the Effective Date and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease, or (y) such other date as may be ordered by the Bankruptcy Court.

ARTICLE VIII

PROVISIONS REGARDING DISTRIBUTIONS

A. *Administrative Expense Reserve*

From and after the Effective Date, the Disbursing Agent will establish and maintain a reserve account for the payment of Administrative Expenses Allowed after the Effective Date (the "Administrative Expense Reserve").

The amount established in the Administrative Expense Reserve shall be sufficient for the payment of (i) Administrative Expenses and (ii) administrative expenses incurred after the Effective Date, including any Disputed Administrative Expenses.

Following the payment, satisfaction or resolution of all (i) Allowed Administrative Expenses and (ii) administrative expenses incurred after the Effective Date, any amounts remaining in the Administrative Expense Reserve shall be promptly transferred to the Liquidating Trust and considered a Trust Asset.

B. *Time and Method of Distributions*

1. Cash Distributions to Holders of Allowed Claims Against the N21 LLC and N21 INC.

On the Effective Date, Holders of Allowed Claims against N21 LLC and N21 INC. shall be paid in full in cash in accordance with this Plan.

Whenever any distribution to be made in accordance with the foregoing is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution shall have been deemed to have been made on the date due.

2. Liquidating Trust Distributions

a. Liquidating Trust Distributions

The Liquidating Trustee, on behalf of the Liquidating Trust, or such other Entity as may be designated in accordance with the Liquidating Trust Agreement, shall make the distributions to the Liquidating Trust Beneficiaries required under the Plan in accordance with the Liquidating Trust Agreement and the priorities set forth therein and in this Plan. Whenever any distribution to be made under the Plan or the Liquidating Trust Agreement is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution will have been deemed to have been made on the date due. The Liquidating Trustee shall have the authority to make distributions as provided for under the Plan and administer and liquidate any of its Trust Assets remaining as of the Effective Date.

The Trust Assets, including all proceeds from the liquidation thereof, shall be distributed to the Liquidating Trust Beneficiaries by the Liquidating Trustee in accordance with the Liquidating Trust Agreement and the priorities set forth therein and in this Plan.

C. *Disputed Claims Reserves*

1. Reserve for Disputed N21 LLC and N21 INC Claims

From and after the Effective Date, and until such time as all Disputed N21 LLC and N21 INC. Claims have been compromised, settled or determined by Final Order, the Disbursing Agent shall establish and maintain a reserve account (the "Unsecured Claims Reserve") necessary to ensure that each Holder of a Disputed N21 LLC or N21 INC. Claim shall receive, payment in full in accordance with the provisions of the Plan in the event such Claim is Allowed in the maximum amount claimed.

At such time as, and to the extent that, any Disputed N21 LLC or N21 INC. Claim becomes Allowed by Final Order, in whole or in part, the Disbursing Agent shall utilize amounts held by the Disbursing Agent to make payment to the Holder of such Claim as provided for herein.

Following the payment, satisfaction or resolution of all Disputed N21 LLC and N21 INC. Claims any amounts remaining in the Unsecured Claim Reserve shall be transferred to the Liquidating Trust and considered a Trust Asset.

D. *Tax Treatment of Disputed Claims Reserves*

Subject to the receipt of contrary guidance from the IRS or a court of competent jurisdiction (including the receipt by the Disbursing Agent of a private letter ruling requested by the Disbursing Agent, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent, or a condition imposed by the IRS in connection with a private letter ruling requested by the Debtors), the Disbursing Agent shall (i) treat the Unsecured Claims Reserve as one or more disputed ownership funds for federal income tax purposes within the meaning of 26 C.F.R. § 1.468B-9(b)(1) and (ii) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All Holders of Allowed Claims shall report for tax purposes, consistent with the foregoing.

E. *Manner of Distribution under Plan and Liquidating Trust*

Any distribution in cash to be issued under the Plan or the Liquidating Trust Agreement shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank unless the Holder of the applicable Claim or Equity Interest shall have provided the Disbursing Agent with wire transfer instructions at least three (3) business days in advance of the distribution date, in which case distribution to such Holder shall be by wire transfer from a domestic bank per the said wire transfer instructions. Any fees, costs or other expenses associated with the distribution by wire transfer to any Holder shall be deducted from and paid out of such Holder's distribution.

F. *Delivery of Distributions*

Subject to the provisions of Bankruptcy Rule 2002(g), and except as otherwise provided herein, distributions and deliveries to Holders of record of Allowed Claims and Equity Interests shall be made at the address of each such Holder set forth on the Debtors' books and records unless superseded by the address set forth on Proofs of Claim filed by any such Holders.

G. *Application of Distributions*

Any distributions under the Plan or Liquidating Trust Agreement shall be applied first to repayment in full of principal and second to interest, if any.

H. *Undeliverable Distributions*

1. Holding of Undeliverable Distributions

If any distribution to the Holder of an Allowed Claim under the Plan or Liquidating Trust Agreement is returned as undeliverable, no further distributions shall be made to such Holder unless and until the issuer of the distribution is notified in writing of such Holder's then-current address. Any Holder ultimately receiving a distribution that was returned as undeliverable shall not be entitled to any interest or other accruals of any kind on such distribution. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the issuer of any distribution to attempt to locate any Holder of an Allowed Claim.

2. Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or Equity Interest that does not assert its rights pursuant to the Plan or Liquidating Trust Agreement to receive a distribution within ninety (90) days from and after the date such distribution is returned as undeliverable shall have such Claim or Equity Interest for such undeliverable distribution discharged and, except for distributions to be made after the Holders provide the Disbursing Agent their proper address, shall be forever barred from asserting any such Claim against or Equity Interests in the Debtors, the Disbursing Agent, the Liquidating Trust, the Liquidating Trustee, their respective professionals, the Claims Reserve or the Trust Assets. In such case, any consideration held for distribution on account of such Claim or Equity Interest shall belong to the Liquidating Trust for distribution by it to the Liquidating Trust Beneficiaries or the Disbursing Agent for distribution in accordance with the terms of the Plan and Liquidating Trust Agreement. After final distributions have been made in accordance with the terms of the Plan or Liquidating Trust Agreement, if the amount of undeliverable cash remaining is less than $10,000, the Liquidating Trustee or Disbursing Agent, in his or her sole discretion, may donate such amount to a charity.

I. *Compliance with Tax Requirements/Allocation*

The issuer of any distribution under the Plan or the Liquidating Trust shall comply with all applicable tax withholding and reporting requirements imposed by any Governmental Unit, and all distributions pursuant to the Plan or any Liquidating Trust shall be subject to any such applicable withholding and reporting requirements. For tax purposes, distributions received in

respect of Allowed Claims will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid accrued interest, if any.

J. *Time Bar to Cash Payments*

Checks issued on account of Allowed Claims or Equity Interests shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the issuer of the check by the Holder of the Allowed Claim or Equity Interests with respect to which such check originally was issued. Any Claim or Equity Interest in respect of such a voided check shall be made within 180 days from and after the date of issuance of such check. After such date, all Claims or Equity Interests in respect of voided checks shall be discharged and forever barred, and the Liquidating Trust or Disbursing Agent shall be entitled to retain all monies related thereto for distribution to the Liquidating Trust Beneficiaries in accordance with the terms of the Plan and the Liquidating Trust Agreement.

K. *Distributions After Effective Date*

Distributions made after the Effective Date to Holders of Claims or Equity Interests that are not Allowed as of the Effective Date, but which later become Allowed, shall be deemed to have been made on the Effective Date.

L. *Fractional Dollars; De Minimis Distributions*

Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under the Plan or Liquidating Trust would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down. No payment shall be made on account of any distribution less than twenty-five dollars ($25) with respect to any Allowed Claim unless a request therefor is made in writing to the issuer of such payment on or before ninety (90) days after the Effective Date.

M. *Setoffs/Recoupment*

Except as stated in the last sentence of this subparagraph, notwithstanding anything contained herein to the contrary, the Disbursing Agent may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable nonbankruptcy law, setoff or exercise recoupment against any Allowed Claim, Allowed Equity Interest or Allowed Administrative Expense and the distributions to be made pursuant to the Liquidating Trust Agreement on account thereof (before any distribution is made on account of such Claim, Equity Interest or Administrative Expense), on account of the claims, rights and Causes of Action of any nature related to the Equity Interest, Claim or Administrative Expense that it may hold against the Holder of such Allowed Claim, Equity Interest or Allowed Administrative Expense; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claims, rights and Causes of Action that the Disbursing Agent or Liquidating Trust may possess against such Holder.

N. *Preservation of Subordination Rights*

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors or their successors of any Allowed Claim or Equity Interest shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

O. *Waiver by Creditors of All Subordination Rights*

Subject to the terms of Article XI, except as otherwise ordered by the Bankruptcy Court, each Holder shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such distribution made pursuant to this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined unless such rights have been asserted prior to the Effective Date.

ARTICLE IX

PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

A. *Prosecution of Objections to Disputed N21 LLC and N21 INC. Claims*

Upon the Effective Date, the Liquidating Trustee shall (i) solely be responsible for pursuing any objection to the allowance of all Disputed N21 INC. and N21 LLC Claims and (ii) receive all rights of setoff and recoupment and other defenses that any of the Debtors or their Estates may have with respect to any Disputed Claim.

Upon the Effective Date, the Liquidating Trustee shall solely have the authority to file, settle, compromise or withdraw any objections to any Disputed N21 INC. and N21 LLC Claims (within any parameters as may be established by the Liquidating Trust Agreement) without approval of the Bankruptcy Court.

Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections to Disputed N21 INC. and N21 LLC Claims shall be served and filed not later than one-hundred-eighty (180) days after the Effective Date; provided, however, that this deadline may be extended upon motion by the Liquidating Trustee, without notice to Holders of Disputed Claims.

B. *Estimation of Claims*

Upon and following the Effective Date, the Disbursing Agent or Liquidating Trustee may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Disbursing Agent previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any

Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Disbursing Agent may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C. *Payments and Distributions on Disputed Claims*

Notwithstanding any provision hereof to the contrary, any issuer of a distribution hereunder may, in its discretion, pay the undisputed portion of a Disputed Claim.

ARTICLE X

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE OF THE PLAN

A. *Conditions Precedent to Confirmation*

The following are conditions precedent to Confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

1. An Order approving the Sale shall have been entered by the Bankruptcy Court;

2. An Order finding that this Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered by the Bankruptcy Court;

3. The entry of the Confirmation Order in form and substance reasonably satisfactory to the Debtors; and

4. The Liquidating Trust Agreement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance reasonably acceptable to the Debtors.

B. *Conditions Precedent to Effective Date of Plan*

The following are conditions precedent to the Effective Date of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C below:

1. Confirmation shall have occurred and the Confirmation Order shall have been entered by the Bankruptcy Court;

2. The Confirmation Order shall have become a Final Order;

3. The Closing Date shall have occurred;

4. There shall not be in effect on the Effective Date any (i) Order entered by a U.S. court, (ii) order, opinion, ruling or other decision entered by any other court or governmental entity or (iii) United States or other applicable law staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan;

5. All other actions and documents necessary to implement the Plan shall have been effected or executed, including execution of the Liquidating Trust Agreement in form and substance satisfactory to the Debtors; and

6. The Liquidating Trust Agreement shall have been fully executed and the Trust Assets shall have been transferred to the Liquidating Trust.

C. *Waiver of Conditions Precedent*

Each of the conditions listed in Article X.A and B may be waived by the Debtors, except that the conditions set forth in Articles X.B.6 can only be waived with the consent of the Liquidating Trustee or the Disbursing Agent, as applicable.

D. *Effect of Non-Occurrence of Effective Date*

If the conditions listed in Sections X.A and B are not satisfied or waived in accordance with this Article X, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against or any Equity Interests in the Debtor entities; (2) prejudice in any manner the rights of the Debtors or any other party or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors.

ARTICLE XI

RELEASE, EXCULPATION, INJUNCTIVE AND RELATED PROVISIONS

A. ***Mutual Release by Releasees***

"Releasees" means the Debtors' current officers and directors and the Debtors' employees and consultants (and each of the Debtors' attorneys, financial advisors, investment bankers, accountants, and other professionals) and the Holders of the Series J Preferred Equity Interest that executed the Plan Support Agreement and their respective attorneys, financial advisors, investment bankers, employees, consultants, accountants and professionals.

On and after the Effective Date for good and valuable consideration, including the services of the Releasees (as defined below) to facilitate the Sale and the implementation of the Plan, each of the Releasees shall be deemed to have unconditionally released one another from any and all Claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any Claims that could be asserted on behalf of the Debtors, whether

known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Releasees or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Security or other person or entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct. The Releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Liquidating Trustee and any chapter 7 trustee in the event the Chapter 11 Cases is converted to chapter 7.

B. ***Releases by Holders of Claims***

On and after the Effective Date for good and valuable consideration, each holder of a Claim or Equity Security shall be deemed to have unconditionally released the Releasees from any and all claims, obligations, rights, suits, damages, remedies and liabilities whatsoever, including any claims that could be asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim or Equity Interest would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (x) the Debtors, (y) the Chapter 11 Cases or (z) the negotiation, formulation and preparation of the Plan, or any related agreements, instruments or other document including, without limitation, the Liquidating Trust; provided, however, that these releases will have no effect on the liability of any Releasee arising from any act constituting fraud, gross negligence or willful misconduct; provided, further, however, the foregoing shall not constitute a waiver or release of any right of the Holder of an Allowed Claim or Allowed Equity Interest to payment under this Plan on account of such Allowed Claim or Allowed Equity Interest any of the rights of any parties in respect of Assumed Liabilities under the Asset Purchase Agreement. The Releases set forth in this paragraph shall be binding upon and shall inure to the benefit of the Liquidating Trustee and any chapter 7 trustee in the event the Chapter 11 Cases are converted to chapter 7.

C. ***Injunction***

Except as otherwise expressly provided in the Plan, all Holders of Claims and Equity Interests shall be permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Debtors, the Debtors' directors and officers, the Estates, Liquidating Trust, the Liquidating Trustee and the Releasees, unless a previous order modifying the stay provided under section 362 of the Bankruptcy Code was entered by the Court; (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Debtors, and, to the extent they are beneficiaries of the releases under this Article, the Debtors' directors and officers, the Estates, the Liquidating Trust, the Liquidating Trustee and the Releasees; and (iii) creating, perfecting, or enforcing any encumbrance of any kind against the property or interests in property of the

Debtors, s, and, to the extent they are beneficiaries of the releases under this Article, the Debtors' directors and officers, the Estates, the Liquidating Trust, the Liquidating Trustee and the Releasees , in each case in respect of any Claims or Equity Interests arising prior to the Petition Date; provided, however, that nothing herein shall release any entity from any claims, obligations, rights, causes of action or liabilities arising out of such entity's fraud, gross negligence or willful misconduct.

D. ***Exculpation***

The Debtors, the Estates, the Releasees, the Liquidating Trust, and the Liquidating Trustee and the Debtors' officers and directors (and each of their respective successors, predecessors, control persons, members, agents, employees, attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons) shall neither have nor incur any liability to any Person or Entity (including any holder of a Claim or Equity Interest) for any prepetition or postpetition act taken or omitted to be taken in connection with or related to the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation or occurrence of the Effective Date of the Plan, the disclosure statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with, or in contemplation of, restructuring of the Debtors. Notwithstanding the foregoing, such exculpations provided for in Article X of the Plan shall not extend to any damages, losses or claims arising from acts of fraud, gross negligence or willful misconduct.

ARTICLE XII

RETENTION AND PRESERVATION OF CAUSES OF ACTION

A. *Retention of Residual Causes of Action*

Except as otherwise provided in the Plan, all Residual Causes of Action shall, on the Effective Date, automatically and irrevocably vest in the Liquidating Trust free and clear of liens, claims, encumbrances and interests; provided, however, that, the automatic vesting in the Liquidating Trust of any Residual Cause of Action pursuant to the provisions hereof shall only occur to the extent that the vesting of such Residual Cause of Action in the Liquidating Trust will not materially impair the Liquidating Trustee's ability under applicable law (notwithstanding the operation of section 1141 of the Bankruptcy Code) to assert such Residual Cause of Action for the benefit of the Liquidating Trust Beneficiaries; provided further that, in the event any Residual Cause of Action does not automatically vest in the Liquidating Trust in accordance with the foregoing proviso, such Residual Cause of Action shall be liquidated, monetized or otherwise disposed of by the Debtors or the Liquidating Trustee. The Liquidating Trustee, on behalf of the Liquidating Trust, shall have the exclusive right, authority, and discretion to institute, commence, pursue, prosecute, abandon, settle, or compromise any and all such Residual Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal) without the consent or approval of any third party and without any further order of the Bankruptcy Court, except as otherwise provided herein or in the Liquidating Trust Agreement.

From and after the Effective Date, the Liquidating Trustee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Liquidating Trust, shall serve as a representative of the Debtors' Estate and shall retain and possess the sole and exclusive right to commence, pursue, settle, compromise or abandon, as appropriate, any and all Residual Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal in accordance with the terms of the Liquidating Trust Agreement.

B. *Preservation of Residual Causes of Action*

Except as otherwise provided in the Plan, the Debtors and, after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, reserve all rights to pursue any and all Residual Causes of Action, and the Debtors hereby reserve the right of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan:

(a) Any Residual Causes of Action, whether legal, equitable or statutory in nature, including without limitation the actions identified in a schedule to be filed with the Plan Supplement, and

(b) Any Unknown Causes of Action. The failure to list or describe any such Unknown Cause of Action herein is not intended to limit the rights of the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue any Unknown Causes of Action.

Except as otherwise provided in the Plan, the Debtors (before the Effective Date) and the Liquidating Trustee, on behalf of the Liquidating Trust (upon and following the Effective Date), expressly reserve all Residual Causes of Action (including Unknown Causes of Action) for later adjudication, and, therefore, no preclusion doctrine or other rule of law, including, without limitation, any statute of limitations or the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Residual Causes of Action upon, after or as a result of the confirmation or Effective Date of the Plan, or the Confirmation Order. In addition, the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors-in-interest thereto, expressly reserve the right to pursue or adopt any Residual Causes of Action not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity including, without limitation, the plaintiffs and co-defendants in such lawsuits.

ARTICLE XIII

RETENTION OF JURISDICTION

A. *Bankruptcy Court*

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and to the extent permitted by applicable law, the Bankruptcy Court shall retain such jurisdiction over any matter arising under the Bankruptcy Code, or arising in or related to the Chapter 11 Cases or the Plan after Confirmation and after the Effective Date, and any other

matter or proceeding that is within the Bankruptcy Court's jurisdiction pursuant to 28 U.S.C. § 1334 or 28 U.S.C. § 157 including, without limitation, jurisdiction to:

1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Expense and the resolution of any and all objections to the allowance or priority of Claims;

2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3. Ensure that distributions to Holders of Allowed Claims and Equity Interests are accomplished pursuant to the provisions hereof;

4. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including all Causes of Action and objections or estimations to Claims or Equity Interests, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by (i) the Liquidating Trustee or Liquidating Trust or (ii) any other Entity after the Effective Date; provided, however, that the Liquidating Trustee and the Liquidating Trust shall reserve the right to prosecute the Residual Causes of Action in all appropriate jurisdictions;

5. Enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and of all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, Disclosure Statement or Liquidating Trust Agreement;

6. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, the Liquidating Trust Agreement or any Entity's obligations incurred in connection with the Plan or Liquidating Trust Agreement, including, without limitation, those relating to determining the scope and extent of the Trust Assets;

7. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan, except as otherwise provided herein;

8. Resolve any cases, controversies, suits or disputes with respect to the releases, injunctions and other provisions contained in Article XI hereof and enter any orders that may be necessary or appropriate to implement such releases, injunctions and other provisions;

9. Enter and implement any orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

10. Determine any other matters that may arise in connection with or related to this Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or

any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Liquidating Trust Agreement;

11. Resolve any issues that arise in connection with the administration of and distributions from any Liquidating Trust; and

12. Enter an order and/or Final Decree concluding the Chapter 11 Cases.

Notwithstanding any other provision in this article to the contrary, nothing herein shall prevent the Liquidating Trustee from commencing and prosecuting any Residual Causes of Action (including Unknown Causes of Action) before any other court or judicial body which would otherwise have appropriate jurisdiction over the matter and parties thereto, and nothing herein shall restrict any such courts or judicial bodies from hearing and resolving such matters.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

A. *Dissolution of the Series J Committee*

Upon the Effective Date, the Series J Committee shall be deemed dissolved.

B. *Payment of Statutory Fees*

All fees payable pursuant to section 1930(a) of title 28 of the United States Code shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable. From and after the Effective Date, the Disbursing Agent shall be liable for and shall pay the fees under 28 U.S.C. § 1930 until entry of an order converting, dismissing or closing the Chapter 11 Cases, whichever occurs first. In addition, the Disbursing Agent shall file post-confirmation quarterly reports in conformity with U.S. Trustee guidelines, until entry of an order closing or converting the Chapter 11 cases, whichever comes first.

C. *Modification of Plan*

Subject to the limitations contained in the Plan:

1. The Plan may be amended or modified by the Debtors (a) before the Confirmation Date, to the extent permitted by section 1127 of the Bankruptcy Code; (b) after the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, to the extent the Debtors institute proceedings in the Bankruptcy Court, pursuant to section 1127(b) of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order or to accomplish such matters as may be necessary or appropriate to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or orders of the Bankruptcy Court; or (c) after the entry of the Confirmation Order, upon order of the Bankruptcy Court in accordance with section 1127(b) of the Bankruptcy Code.

2. The Debtors' reserve the right to modify or amend the Plan upon a determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code. To the extent permissible under section 1127 of the Bankruptcy Code without the need to resolicit acceptances.

3. After the Effective Date, the Disbursing Agent may amend or modify, upon order of the Bankruptcy Court, the Plan in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D. *Revocation of Plan*

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization or liquidation. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and without prejudice to any party, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, any Debtor entity or any other Entity, (b) prejudice in any manner the rights of such Debtor entity or any other Entity, or (c) constitute an admission of any sort by any Debtor entity or any other Entity.

E. *Successors and Assigns*

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F. *Reservation of Rights*

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date shall occur. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by any Debtor entity with respect to this Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor entity with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

G. *Section 1146 Exemption*

Pursuant to section 1146(a) of the Bankruptcy Code, under this Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of or in connection

with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by or in any way related to this Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall forego the collection of any such tax or government assessment and accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale pursuant to section 363 of the Bankruptcy Code, including the Sale, or otherwise, shall be deemed to be or have been done in furtherance of this Plan.

H. *Further Assurances*

The Creditors and Equity Interest Holders receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Liquidating Trust Agreement.

I. *Service of Documents*

Any pleading, notice or other document required by the Plan to be served on or delivered shall be sent by first class U.S. mail, postage prepaid, as follows:

To the Debtors:

Richards Kibbe & Orbe LLP
One World Financial Center
New York, New York 10281
Attn.: Michael Friedman, Esq.
Keith N. Sambur, Esq.

To the Series J Committee:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn: Adam Friedman, Esq.

J. *Transactions on Business Days*

If the date on which a transaction may occur under this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

K. *Filing of Additional Documents*

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and provisions hereof.

L. *Post-Effective Date Fees and Expenses*

From and after the Effective Date, the Disbursing Agent and the Liquidating Trustee, on behalf of the Liquidating Trust, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable and necessary fees and expenses in accordance with and from the funds provided for such use in this Plan.

M. *Severability*

The provisions of this Plan shall not be severable unless such severance would constitute a permissible modification of this Plan pursuant to section 1127 of the Bankruptcy Code.

N. *Conflicts*

To the extent any provision of this Plan, the Liquidating Trust Agreement or the Disclosure Statement or any document executed in connection therewith or any documents executed in connection with the Plan or Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of the Confirmation Order, the terms and provisions of the Confirmation Order shall govern and control.

To the extent any provision of the Liquidating Trust Agreement, the Disclosure Statement or any document executed in connection therewith or any documents executed in connection with the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing) conflicts with, or is in any way inconsistent with, the terms of this Plan, the terms and provisions of the Plan and the Confirmation Order shall govern and control.

O. *Term of Injunctions or Stays*

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and still extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the closing of the Chapter 11 Cases in accordance with Article XIII.12 herein. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

P. *Entire Agreement*

This Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Plan.

Q. *Closing of Chapter 11 Cases*

The Disbursing Agent shall promptly, upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by the Bankruptcy Rules and any applicable orders of the Bankruptcy Court to close the Chapter 11 Cases.

R. *Change of Control Provisions*

Any acceleration, vesting or similar change of control rights under any employment, benefit or other arrangements triggered by the consummation of the Plan shall be waived or otherwise cancelled under the Plan.

Dated: November 21, 2011

NUTRITION 21, INC., on behalf of itself
and its affiliated debtors and debtors in possession

/s/ Alan J. Kirschbaum
By: Alan J. Kirschbaum
Title: Chief Financial Officer

Exhibit 2

Chapter 7 Liquidation Analysis

Nutrition 21, Inc., *et al.*

($ in thousands)	Book Value [1] 9/30/2011	Recovery % Low	Recovery % High	Amount Recovered Low	Amount Recovered High
Assets:					
Cash & Cash Equivalents	$ 1,037	100%	100%	$ 1,037	$ 1,037
Accounts Receivable, net	$ 1,163	50%	80%	$ 582	$ 930
Other Recievables	$ -	0%	0%	$ -	$ -
Inventory	$ 99	15%	45%	$ 15	$ 45
Other Current Assets	$ 223	0%	25%	$ -	$ 56
Property and Equipment, net	$ 39	15%	45%	$ 6	$ 18
Patents, Trademarks, net	$ 604	25%	85%	$ 151	$ 513
Other Assets	$ -	0%	0%	$ -	$ -
Liquidation Proceeds Before Cost of Sale				$ 1,790	$ 2,599
Liquidation Expense (10% of Gross)				$ 179	$ 260
Net Proceeds				**$ 1,611**	**$ 2,339**

(1) Based on unaudited financials provided by the Debtors.

Nutrition 21, Inc., et al, Debtor-in-Possesion
Chapter 11 Liquidation Analysis
($ in Thousands)

Sale Consideration	$ 7,740
Adjustments	
Unsecured Priority Claims	-
Executory Contracts (Cure Costs)	-
Lease (Cure Cost)	-
Lease (Rejection Damages)	-
Adjustment for Contract Language	-
Unsecured Nonpriority Claims (less intercompany)	235
KEIP	284
Break Up Fees Paid to Stalking Horse	-
Debtor's Investment Banking Fees & Expenses	397
Sub-Total	$ 916
Sale Consideration Less Adjustments	$ 6,824
Other Administrative Expenses	(820)
Debtor's Counsel Fees & Expenses	$ 450
Preferred Series J Counsel	150
US Trustee	20
Outstanding Purchase Order (ChromPic)	60
Other Professional Fee & Other Admin Reserve	-
Sub-Total	$ 680
Excess Cash at Closing	$ 600
Original Estimated Cash at Closing	$ 500
Litigation Recovery (18 months)	$ 400
Amount Available for Preferred Series J	$ 7,644
Series J Recovery	***43%***
Highest Offer	7,644
Investment Banking Fees	
Consideration	$ 7,740
Minimum	300
2.5% on $5mm - $7mm	50
5.0% on amount over $7mm	37
Expenses	10
Total Banking Fees	**$ 397**
KEIP	-
Consideration	$ 7,740
2.5% on $4.5mm - $5mm (Hurddle)	$ 125

3.5% on $5mm - $6mm	$	35
5.0% on $6mm - $7mm	$	50
10.0% on amount over $7mm	$	74
Total KEIP	**$**	**284**

Exhibit 3

NUTRITION 21, INC. LIQUIDATING TRUST AGREEMENT

dated as of

[ ], 2011

among

NUTRITION 21, INC., and

[ ],
as Liquidation Trustee

TABLE OF CONTENTS

Page

TABLE OF EXHIBITS

NUTRITION 21, INC. LIQUIDATING TRUST AGREEMENT

This NUTRITION 21, INC. LIQUIDATING TRUST AGREEMENT, dated as of [ ], 2011 (this "Agreement"), is made by and among Nutrition 21, Inc. (in its capacity as a debtor, debtor in possession or reorganized debtor as the context requires, "N21") and [ ], as trustee (in such capacity, the "Liquidation Trustee"), pursuant to the "Joint Chapter 11 Plan of Nutrition 21, Inc., et al." dated [ ], 2011 and confirmed by the Bankruptcy Court pursuant to that order dated [ ], 2011 (the "Plan").

RECITALS

A. The trust created hereby (the "Liquidation Trust") is created pursuant to, and to effectuate, Article VI.C of the Plan.

B. Pursuant to the Plan, the Liquidation Trust is established for the purposes of (i) holding and administering the Trust Assets, (ii) pursuing the Residual Causes of Action and (iii) making distributions to the Liquidating Trust Beneficiaries, all in accordance with the terms of the Plan and this Agreement.

C. The Liquidation Trust is intended to be treated, for United States federal income Tax purposes, primarily as a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), for the benefit of Liquidating Trust Beneficiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, N21 and the Liquidation Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. The following capitalized terms used in this Agreement will have the respective meanings ascribed to them in this Section 1.1:

(a) "Agreement" has the meaning set forth in the introductory paragraph to this Agreement.

(b) "Allowed" has the meaning set forth in the Plan.

(c) "Annual Report" means, with respect to each calendar year, an unaudited report reflecting: (i) the status of all Residual Causes of Action; (ii) all Trust Assets received by the Liquidation Trust during such calendar year; (iii) all Trust Assets held by the Liquidation Trust at the end of such calendar year; and (iv) all Trust Assets disbursed during such calendar year, in each case itemized for the individual Trust Accounts.

(d) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time, as in effect on the Confirmation Date or otherwise applicable to the Chapter 11 Cases.

(e) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time and as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. § 2075, and the General, Local and Chambers Rules of the Bankruptcy Court, as amended from time to time.

(f) "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Chapter 11 Cases.

(g) "Budget" means the budget annexed hereto as Exhibit C.

(h) "Business Day" means any day, other than a Saturday, Sunday, "legal holiday" (as defined in Bankruptcy Rule 9006(a)) or any other day on which commercial banks in New York are required or are authorized to close by law or executive order.

(i) "Causes of Action" means, without limitation, all Claims, actions, causes of action, choses in action, suits, debts, dues, damages, judgments, third-party claims, counterclaims and crossclaims (including, but not limited to, all claims arising under state, federal or other non-bankruptcy law) of any of the Debtors or any of their Estates (including, but not limited to, those actions described in Article XII of the Plan) that are or may be pending or existing on the Effective Date, or which are based on any facts or circumstances occurring on or before the Effective Date, against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, known or unknown, derivative, or otherwise and whether asserted or unasserted as of the Effective Date.

(j) "Chapter 11 Cases" means the chapter 11 cases styled *In re Nutrition 21, Inc., et al.*, Case Number 11-23712 (RDD) (Jointly Administered), pending in the Bankruptcy Court.

(k) "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against a ProtoStar entity or, as applicable, a Scheme Claim, as defined in the Plan.

(l) "Claims Report" means a report of the Debtors or the Disbursing Agent setting forth: (i) a listing, as of the date of this Agreement, of all Liquidating Trust Beneficiaries and (ii) for each claim so listed (a) the name, address and federal taxpayer identification number or social security number (if known) of the Holder thereof as of the Effective Date and (b) the amount thereof.

(m) [Intentionally Deleted]

(n) [Intentionally Deleted]

(o) "Confirmation" means entry by the Clerk of the Bankruptcy Court of the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

(p) "Confirmation Date" means the date of Confirmation.

(q) "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

(r) "Current Report" means a report filed with the Bankruptcy Court by the Liquidation Trustee in accordance with the Plan, on behalf of the Liquidation Trust, describing developments affecting the Liquidation Trust in any material respect (as determined by the Liquidation Trustee in its reasonable discretion) in reasonable detail.

(s) "Effective Date" means the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article X.B herein have been satisfied or waived pursuant to Article X.C herein.

(t) "Engagement Letter" means that certain engagement letter, dated as of ________, attached hereto as Exhibit A.

(u) "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

(v) "General Trust Accounts" means one or more segregated trust accounts to be established and maintained to collect all cash delivered to the Liquidation Trust from any source.

(w) "Holder" means the entity holding a Liquidation Trust Interest as listed on the Registry.

(x) "IRS" means the Internal Revenue Service.

(y) "Indemnified Parties" means, collectively, the Liquidation Trustee, each member of the Oversight Committee and any directors, members, managers, officers, employees, agents, professionals, principals and other representatives thereof (including, without limitation, the Liquidation Trustee Representatives) in their capacities as such.

(z) "Liquidation Trust" has the meaning set forth in Recital A to this Agreement.

(aa) "Liquidation Trust Assets" has the meaning set forth in the Plan.

(bb) "Liquidation Trust Expenses" means any and all reasonable fees, costs and expenses incurred by the Liquidation Trustee (or any professional or other person or entity engaged by the Liquidation Trustee and/or the Liquidation Trust in accordance with this Agreement) in accordance with the Budget.

(cc) "Liquidating Trust A Interests" means the interests in the Liquidating Trust distributed to the Series J Preferred Holders.

(dd) "Liquidation Trust Interests" means the Liquidating Trust A Interests.

(ee) "Liquidation Trustee" has the meaning set forth in the introductory paragraph to this Agreement.

(ff) "Liquidation Trustee Representatives" means the professionals retained by the Liquidation Trustee.

(gg) "Liquidating Trust Beneficiaries" means collectively the Holders of Liquidating Trust A Interests as identified on the Registry.

(hh) "N21" has the meaning set forth in the introductory paragraph to this Agreement.

(ii) "Oversight Committee" has the meaning set forth in Section 9.1.1.

(jj) "Pending Payments" means assets (excluding undeliverable cash) held by the Liquidation Trust for the benefit of or distribution to Beneficiaries holding Allowed Claims.

(kk) "Permissible Investments" means the following investments by the Liquidating Trustee of Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust: (i) short-term direct obligations of, or obligations guaranteed by, the United States of America, (ii) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof; (iii) such other investments as the Bankruptcy Court may approve from time to time; and (ii) demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000; provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulations § 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

(ll) "Petition Date" means August 26, 2011.

(mm) "Plan" means the Debtors' Confirmed chapter 11 plan, dated as of _______ [Docket No.__], all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

(nn) [Intentionally Deleted]

(oo) [Intentionally Deleted]

(pp) "Debtor Estate" means each Debtor estate created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

(qq) "Registry" means the registry identifying the Liquidating Trust Beneficiaries provided by the Debtors and/or the Disbursing Agent and maintained by the Liquidation Trustee.

(rr) "Residual Causes of Action" means all Causes of Action, including the Unknown Causes of Action.

(ss) "Series J Preferred Holders" means the Holders of Series J Preferred Equity Interests in N21.

(tt) "Stated Value Amount" equals $17,750,000.

(uu) "Tax" means: (i) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any United States federal, state, local or foreign taxing authority; or (ii) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

(vv) "Trust Accounts" means, collectively, any and all General Trust Accounts and the Undeliverable Cash Trust Account.

(ww) "Trustee Compensation" means the compensation described in the Engagement Letter.

(xx) "Undeliverable Cash Trust Account" means the segregated trust account to be established and maintained by the Liquidation Trustee to hold undeliverable cash for the benefit of Liquidating Trust Beneficiaries otherwise entitled thereto.

(yy) "United States" means the United States of America.

(zz) "Unknown Causes of Action" means any Causes of Action that currently exist or may subsequently arise, and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors or any Liquidating Trust Beneficiary.

(aaa) Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Plan.

1.2 Interpretation.

1.2.1 Certain References. Unless the context otherwise requires, (a) all references in this Agreement to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of or to this Agreement, (b) words in the singular include the plural and vice versa, and (c) the verb "will" will have a mandatory connotation, indicating the parties' respective obligations hereunder. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." All references to "$" or dollar amounts are to lawful currency of the United States.

1.2.2 Titles and Headings. Titles and headings to Sections, Articles and Schedules in or to this Agreement are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3 Inconsistencies with the Plan. In the event of any inconsistency between any provision of this Agreement, on the one hand, and any provision of the Plan, on the other hand, the provisions of the Plan will govern and control.

ARTICLE II

ESTABLISHMENT OF THE LIQUIDATING TRUST

2.1 Creation and Purposes of the Liquidation Trust. N21 and the Liquidating Trustee, pursuant to Article VI.C of the Plan and in accordance with the Bankruptcy Code, hereby create a trust as of the Effective Date, which is the Liquidation Trust contemplated by the Plan and which shall be known as "The N21 Liquidation Trust." The Liquidation Trust is established for the purposes of liquidating and distributing the Trust Assets for the benefit of the Liquidating Trust Beneficiaries solely in accordance with the Plan and this Agreement. The Liquidation Trust has no objective to, and will not, engage in the conduct of a trade or business and, subject to Section 11.2, will terminate upon the completion of its liquidation and distribution duties hereunder. The Liquidation Trust will be a "representative of the estate" under Bankruptcy Code section 1123(b)(3).

2.2 Identification of Beneficiaries. Prior to and if necessary following the Effective Date, the Debtors and/or the Disbursing Agent (as defined in the Plan) will coordinate with the Liquidation Trustee to (i) determine the identity of all Liquidating Trust Beneficiaries as of the Effective Date, and (ii) create the Registry. Within thirty (30) days after the Effective Date, N21 or the Disbursing Agent will deliver to the Liquidation Trustee the Claims Report and Registry as of the Effective Date. The Liquidation Trustee will be entitled to rely (without independent verification, investigation, audit or other action) on the Claims Report and the Registry delivered to it by N21 or the Disbursing Agent pursuant to this Section 2.2 for purposes of making distributions to Liquidating Trust Beneficiaries in accordance with Article V, and the Indemnified Parties will be held harmless and fully indemnified for any losses, claims, damages, liabilities or expenses, including reasonable attorneys' fees, disbursements and related expenses, that the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against

one or more of the Indemnified Parties by any Liquidating Trust Beneficiary that challenges the Indemnified Parties' reliance on the Claims Report and the Registry.

2.3 Transfer of Trust Assets. On the Effective Date, in accordance with the Plan, N21 will transfer to the Liquidation Trust the Trust Assets, whereupon title to all Trust Assets will irrevocably vest in the Liquidation Trust. To N21's knowledge, in accordance with Article VI.C(1), Exhibit B constitutes a complete and accurate listing of all assets of the Debtors and the Debtors' Estates that have not been sold or abandoned prior to the Effective Date or otherwise distributed or abandoned pursuant to the Plan.

2.4 Tax Treatment re Transfer of Trust Assets. For all United States federal income Tax purposes, the Debtors, the Liquidation Trustee and the Liquidating Trust Beneficiaries will treat the transfer of Trust Assets to the Liquidation Trust pursuant to Section 2.3 as (i) a transfer of the Trust Assets directly from the Debtors to the Liquidating Trust Beneficiaries followed by (ii) the transfer of such Trust Assets by the Liquidating Trust Beneficiaries to the Liquidation Trust in exchange for beneficial interests in the Liquidation Trust. Accordingly, the Liquidating Trust Beneficiaries entitled to distributions from the Liquidating Trust will be treated for federal income Tax purposes as the grantors and deemed owners of their respective shares of the Trust Assets in the amounts of their respective Pro Rata Shares of distributions and any earnings thereon.

2.5 Liquidation Trustee's Acceptance. The Liquidation Trustee hereby accepts the duties as trustee imposed on it by this Agreement and agrees to observe and perform such duties, on and subject to the terms and conditions set forth in this Agreement. In connection with and in furtherance of the purposes of the Liquidation Trust, the Liquidation Trustee hereby expressly accepts the transfer of the actions to the Liquidation Trust pursuant to Section 2.3, subject to the provisions of the Plan, and the Liquidation Trustee hereby further expressly agrees to establish and maintain the Trust Accounts, make Permissible Investments and to liquidate and distribute the Trust Assets in accordance with the Plan and this Agreement.

ARTICLE III

TRUST ACCOUNTS

3.1 Creation of the Trust Accounts. On or about the Effective Date, the Liquidation Trustee will establish in the name of the Liquidation Trust with a federally insured United States bank one or more General Trust Accounts and the Undeliverable Cash Trust Account as contemplated by this Article III; provided, however, that at least one such General Trust Account will be so established on or prior to the Effective Date.

3.2 Trust Accounts/Use and Funding.

3.2.1 Initial Funding. On the Effective Date, the Liquidation Trust, for the benefit of the Liquidating Trust Beneficiaries, shall be irrevocably funded with the Trust Assets. If any additional Trust Assets become available subsequent to the Effective Date, the Debtors shall be deemed to have automatically transferred all of their right, title and interest in and to all of such additional Trust Assets to the Liquidation Trust, and in accordance with section

1141 of the Bankruptcy Code, all such assets shall automatically irrevocably vest in the Liquidation Trust free and clear of all claims and liens, subject only to the Allowed Claims of the Liquidating Trust Beneficiaries, and the reasonable fees and expenses of the Liquidation Trustee.

3.2.2 Vesting. The automatic vesting in the Liquidation Trust of the Residual Causes of Action shall only occur to the extent that the vesting of such Residual Causes of Action in the Liquidation Trust will not materially impair the Liquidation Trustee's ability under applicable law (notwithstanding the operation of section 1141 of the Bankruptcy Code) to assert such Residual Causes of Action for the benefit of the Liquidating Trust Beneficiaries; provided that, in the event any Residual Cause of Action does not automatically vest in the Liquidation Trust in accordance with the foregoing sentence, such Residual Cause of Action shall be liquidated, monetized or otherwise disposed of by the Debtors, Disbursing Agent or the Liquidation Trustee for the benefit of the Liquidation Trust in consultation with and at the expense of the Liquidating Trust Beneficiaries. The Liquidation Trustee, on behalf of the Liquidation Trust, shall have the exclusive right, authority, and discretion to institute, commence, pursue, prosecute, abandon, settle, or compromise any and all Residual Causes of Action (under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal) without the consent or approval of any third party and without any further order of the Bankruptcy Court, except as otherwise provided herein or in the Plan.

3.2.3 Depositing Funds. All cash delivered to the Liquidation Trust shall be deposited into a General Trust Account and may be transferred among General Trust Accounts as the Liquidation Trustee deems appropriate.

3.2.4 Use of Funds in General Trust Accounts. Cash in the General Trust Accounts may be used by the Liquidation Trustee to: (a) pay Liquidation Trust Expenses (including any Taxes owing in respect of any amounts included in the General Trust Accounts in accordance with Section 10.4.3); (b) pay Trustee Compensation; (c) make distributions to Liquidating Trust Beneficiaries in accordance with Article V hereof and the Plan; and (d) invest the Trust Assets in Permissible Investments. Subject to such exceptions as the Oversight Committee may establish, at least ten (10) days prior to making any payment or distribution from a General Trust Account, the Liquidation Trustee will provide the Oversight Committee with a notice setting forth the amount and nature of such payment or distribution, with such notice to be accompanied by supporting documentation in reasonable detail.

3.3 Undeliverable Cash Trust Account. In accordance with Article VIII.H of the Plan, after the Effective Date, if any distribution to a Liquidating Trust Beneficiary is returned to the Liquidation Trustee as undeliverable, the Liquidation Trustee will deposit the undeliverable cash in the Undeliverable Cash Trust Account. The Liquidation Trustee will hold such funds, in a book-entry sub-account in the Undeliverable Cash Trust Account, for the benefit of such Liquidating Trust Beneficiary. All cash held in such book-entry sub-account for the benefit of such Liquidating Trust Beneficiary will be invested by the Liquidation Trustee in a manner consistent with the investment and deposit guidelines set forth in this Agreement. If the Liquidation Trustee is able to locate such Liquidating Trust Beneficiary in accordance with the Plan, the Liquidation Trustee will deliver to such Liquidating Trust Beneficiary all cash contained in such book-entry sub-account (net of provision for Taxes owing in respect of amounts included in such book-entry sub-account in accordance with Section 10.4.3 and net of

any income or interest generated from any investment activities). Any Holder of an Allowed Claim that does not assert its rights pursuant to the Plan or this Agreement to receive a distribution within three (3) months from and after the date such distribution is returned as undeliverable shall have such Claim for such undeliverable distribution discharged pursuant to the Plan and shall be forever barred from asserting any such Claim against the Debtors, the Disbursing Agent, the Liquidation Trust, the Liquidation Trustee, their respective professionals, or the Trust Assets. In the event such Liquidating Trust Beneficiary's right to assert a claim for undeliverable distributions is forfeited in accordance with the Plan, all cash contained in such book-entry sub-account will be transferred from the Undeliverable Cash Trust Account back to the General Trust Accounts for redistribution to Liquidating Trust Beneficiaries entitled to distributions therefrom. After final distributions have been made in accordance with the Plan or this Agreement if the amount of undeliverable cash remaining is less than $10,000, the Liquidation Trustee, in its sole discretion, may donate such amount to a charity.

3.4 Tax Treatment. The Liquidation Trust (which includes the General Trust Accounts and the Undeliverable Cash Trust Account) is intended to be treated, for United States federal income Tax purposes, primarily as a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), for the benefit of Liquidating Trust Beneficiaries entitled to distributions of Trust Assets, and otherwise as one or more disputed ownership funds within the meaning of Treasury Regulations section 1.468B-9(b)(1). The Liquidation Trustee will act as the "administrator," within the meaning of Treasury Regulations section 1.468B-9(b)(2), of such funds.

ARTICLE IV

ADMINISTRATION OF THE LIQUIDATION TRUST

4.1 Rights, Powers and Privileges.

4.1.1 General. The Liquidation Trustee will have only the rights, powers and privileges to act on behalf of the Liquidation Trust expressly provided in this Agreement and the Plan or as provided by law or Order of the Bankruptcy Court in the event that this Agreement does not reference any such right, power or privilege.

4.1.2 Certain Actions Upon Consultation. Unless otherwise expressly limited or restricted by this Agreement so long as such actions are, in the Liquidation Trustee's reasonable judgment, after consultation with the Oversight Committee, necessary to manage the affairs of the Liquidation Trust and safeguard the interest of the Liquidating Trust Beneficiaries, the Liquidation Trustee will have the right, power and privilege, and obligation, to:

(a) hold and administer the applicable Trust Assets, including the Residual Causes of Action, and make Permissible Investments;

(b) have the power and authority to retain, as an expense of the Liquidation Trust, counsel, advisors, other professionals and employees as may be appropriate to perform the duties required of the Liquidation Trustee hereunder or in the Plan;

(c) make distributions to the Liquidating Trust Beneficiaries as provided herein and in the Plan;

(d) receive the Trustee Compensation for performing services as a Liquidation Trustee and to pay the reasonable fees, costs and expenses of any counsel, advisors, other professionals or employees as may be necessary to assist the Liquidation Trustee in performing the duties and responsibilities required under the Plan and this Agreement;

(e) provide periodic reports and updates, as described herein, to the Liquidating Trust Beneficiaries regarding the status of the administration of the Trust Assets, including, the Residual Causes of Action, and the assets, liabilities and transfers of the Liquidation Trust;

(f) execute all agreements, instruments and other documents;

(g) establish, maintain and administer the Trust Accounts;

(h) accept, preserve, receive, collect, manage, transfer, invest, supervise, protect and liquidate the Liquidation Trust Assets in accordance with the Plan and this Agreement;

(i) file appropriate Tax returns on behalf of the Liquidation Trust and pay Taxes or other obligations owed by the Liquidation Trust;

(j) take such actions as are necessary, appropriate or desirable to cause the transfer of any attorney-client privilege, work-product privilege or other privilege or immunity of the Debtors attaching to any documents or communications (whether written or oral) to the Liquidation Trust (which privileges and immunities are intended to be transferred to the Liquidation Trust);

(k) appear and participate in any proceeding before the Bankruptcy Court with respect to any matter regarding or relating to this Agreement, the Liquidation Trust or the Trust Assets;

(l) execute, deliver and perform such other agreements and documents or exercise such other powers and duties as the Liquidation Trustee determines, in its reasonable discretion, to be necessary, appropriate or desirable to accomplish and implement the purposes and provisions of the Liquidation Trust as set forth in this Agreement; and

(m) make all necessary filings on behalf of the Liquidation Trust in accordance with any applicable law, statute or resolution.

4.1.3 Certain Actions Requiring Consent of Oversight Committee. Notwithstanding anything to the contrary in this Agreement, the Liquidation Trustee may only take any of the following actions after first obtaining the prior written consent of the Oversight Committee:

(a) retain counsel on behalf of the Liquidation Trust for any Residual Causes of Action;

(b) file suit with respect to any Residual Causes of Action;

(c) execute an agreement to settle or otherwise compromise any Residual Causes of Action;

(d) incur any indebtedness, whether secured or unsecured;

(e) purchase insurance;

(f) make any distributions to Liquidating Trust Beneficiaries pursuant to Article V;

(g) terminate the Liquidation Trust in accordance with Section 11.2;

(h) calculate and make distributions of the Trust Assets as prescribed in the Plan;

(i) pay all Liquidation Trust Expenses in accordance with the Budget;

(j) raise defenses, counterclaims and/or crossclaims determined to be necessary, appropriate or desirable in connection with any actions or claims adverse to the Liquidation Trust;

(k) retain and compensate the services of professionals or other persons or entities to represent, advise and assist the Liquidation Trustee in the fulfillment of its responsibilities in connection with this Agreement determined to be necessary, appropriate or desirable; or

(l) sue, defend and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding relating to this Agreement, the Liquidation Trust or the Trust Assets.

4.2 Investigations; Delivery of Documents and Related Matters. If the Liquidation Trustee becomes aware of a potential action with apparent value to the Liquidation Trust in addition to those set forth on Exhibit B, it will (a) notify the Oversight Committee of such potential action, and (b) take such steps as the Oversight Committee may reasonably direct, to investigate and pursue such action. Upon reasonable notice, the Debtors and the Disbursing Agent will cooperate with the Liquidation Trustee in providing it with pertinent documents and business records or access thereto. In fulfilling such obligations, the Debtors and the Disbursing Agent will use their respective reasonable good faith efforts to locate and deliver to the Liquidation Trustee documents currently in their physical possession that they reasonably believe may be relevant to any action.

4.3 No Personal Liability. None of the provisions in this Agreement will be construed to require the Liquidation Trustee or the Liquidation Trustee Representatives to

expend or risk their own funds or otherwise incur personal liability in the performance of their duties or in the reasonable exercise of rights, powers and privileges hereunder if there are reasonable grounds for the Liquidation Trustee to believe that the repayment of any such validly expended funds or adequate indemnity against such risk of liability is not reasonably assured. In addition to the other limitations on liability set forth in this Agreement, and notwithstanding anything to the contrary herein, the Liquidation Trustee and the Liquidation Trustee Representatives will have no liability for any act or omission in connection with the performance of their duties or rights hereunder unless such act or omission constitutes bad faith, fraud, willful misconduct or gross negligence. Notwithstanding the foregoing, nothing in this Section 4.3 will relieve the Liquidation Trustee or the Liquidation Trustee Representatives of any liability for any action or omission resulting from bad faith, fraud, willful misconduct or gross negligence.

4.4 Agents and Professionals. Except as otherwise provided in this Agreement: (a) the Liquidation Trustee may consult with independent legal counsel to be selected by it and the advice or opinion of such counsel will be full and complete personal protection to the Liquidation Trustee in respect of any action taken or suffered by it in good faith and in reliance on, or in accordance with, such advice or opinion; and (b) persons (including any professionals retained by the Liquidation Trustee) dealing with the Liquidation Trustee will look only to the Trust Assets to satisfy any liability incurred by the Liquidation Trustee to such person in carrying out the terms of this Agreement, and (subject to Section 7.2 with respect to liabilities resulting from the Liquidation Trustee's bad faith, fraud, willful misconduct, or gross negligence) the Liquidation Trustee will have no personal or individual obligation to satisfy any such liability.

4.5 Authentication of Documents. The Liquidation Trustee will not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and will be held harmless and will be fully indemnified (pursuant to Section 7.3) by the Liquidation Trust in acting upon any document believed by it in good faith to be genuine and delivered by the proper party or parties.

4.6 Privilege Issues. In connection with the transfer to the Liquidation Trust of the Trust Assets, any and all attorney-client privilege, work-product protection or other privilege or immunity attaching to any documents or communications (whether written or oral) relating to any such assets shall vest in the Liquidation Trust. The Debtors, the Disbursing Agent and the Liquidation Trustee shall take all necessary actions to effectuate the transfer of such privileges, protections and immunities.

4.7 Confidentiality. The Liquidation Trustee shall be able to exchange confidential information with the Debtors, the Disbursing Agent, the Oversight Committee and all counsel to the foregoing and cooperate in common interest efforts without, to the fullest extent permitted by applicable non-bankruptcy law, waiving any applicable privilege or exemption from disclosure or discovery related to such information.

4.8 Investment Guidelines. The Liquidation Trustee will invest cash constituting Trust Assets only in Permissible Investments; provided, however, that, notwithstanding anything to the contrary in this Agreement, the scope of any such Permissible Investments will be limited to include only those investments that a liquidating trust, within the

meaning of Treasury Regulations section 301.7701-4(d) and IRS Revenue Procedure 94-45 may be permitted to hold, pursuant to any amendment or addition to the Internal Revenue Code or to the Treasury Regulations, or any modification in IRS guidelines whether set forth in IRS rulings, other IRS pronouncements or otherwise. Such investments will mature in such amounts and at such times as, in the reasonable discretion of the Liquidation Trustee at the times such investments are made, are necessary, appropriate or desirable with a view to providing funds when needed to make payments from the Trust Assets. Notwithstanding the foregoing, if the Liquidation Trustee determines, in its reasonable discretion, that the administrative costs associated with such investment will exceed the return on such investment, it may direct that such cash not be invested. The Liquidating Trust Beneficiaries entitled to receive distributions of Trust Assets will be responsible for reporting their respective share of the income on investments of such amounts in the Trust Accounts and paying the applicable Taxes thereon in accordance with Section 10.4.2. The Liquidation Trustee will be responsible for reporting all other income in each of the Trust Accounts and paying any applicable Taxes thereon in accordance with Section 10.4.3. The Liquidation Trustee will be under no liability to accrue interest or produce income on any monies received by it hereunder and held for distribution or payment to the Liquidating Trust Beneficiaries, except as such interest is actually received by the Liquidation Trustee.

4.9 Trade or Business. The Liquidation Trustee will not at any time, on behalf of the Liquidation Trust or the Liquidating Trust Beneficiaries, operate as a business entity within the meaning of Treasury Regulations section 301.7701-2, or engage in any trade or business as proscribed by Treasury Regulations section 301.7701-4(d), and the Liquidation Trustee will not use or dispose of any part of the Trust Assets in furtherance of any trade or business. Notwithstanding the foregoing, the Liquidation Trustee will not be prohibited from engaging in any trade or business for its own account, provided that such activity does not interfere with the Liquidation Trustee's administration of the Liquidation Trust.

4.10 Court Approval of Liquidation Trustee Actions.

4.10.1 Court Approval Generally Not Required. Except as otherwise provided in this Agreement or the Plan, the Liquidation Trustee will not be required to obtain the order or approval of the Bankruptcy Court or any other court of competent jurisdiction in, or account to the Bankruptcy Court or any other court of competent jurisdiction for, the exercise of any right, power or privilege conferred hereunder.

4.10.2 Right to Seek Court Approval. Notwithstanding the foregoing, where the Liquidation Trustee determines, in its reasonable discretion, that it is necessary, appropriate or desirable, the Liquidation Trustee will have the right to submit to the Bankruptcy Court or any other court of competent jurisdiction any question or questions regarding any specific action proposed to be taken by the Liquidation Trustee with respect to this Agreement, the Liquidation Trust or the Trust Assets, including the administration and distribution of the Trust Assets and the termination of the Liquidation Trust. Pursuant to the Plan, the Bankruptcy Court has retained jurisdiction for such purposes and may approve or disapprove any such proposed action upon motion by the Liquidation Trustee.

4.10.3 Court Direction Absent Express Procedures. For the avoidance of doubt, in the event that this Agreement does not expressly establish procedures governing the obligations of the Liquidation Trustee established by this Agreement, the Liquidation Trustee will take direction from the Bankruptcy Court or any other court of competent jurisdiction with respect to the fulfillment of such obligations, including management of the Trust Assets, the distribution of Trust Assets, the recognition of Liquidating Trust Beneficiaries and the termination of the Liquidation Trust.

4.10.4 No Liability. In addition to the other limitations on liability set forth in this Agreement, the Liquidation Trustee and the Liquidation Trustee Representatives will have no liability for taking any action approved by the Bankruptcy Court or any other court of competent jurisdiction or for otherwise complying with an order of the Bankruptcy Court or any other court of competent jurisdiction.

ARTICLE V

DISTRIBUTIONS FROM THE LIQUIDATION TRUST

5.1 Method of Distributions. The Liquidation Trustee will make all distributions of cash required by this Agreement. The Liquidation Trustee will serve without bond and may employ or contract with other entities to assist in or make the distributions required by this Agreement.

5.2 Delivery of Distributions.

5.2.1 General. On the Effective Date, the Trust Assets, including the Residual Causes of Action, shall be deposited in, and held by, the Liquidation Trust. The Liquidation Trustee shall oversee prosecution of the Residual Causes of Action. The Trust Assets, including proceeds of the Residual Causes of Action, shall be distributed in accordance with this Agreement and substantially as follows:

(a) First, to fund the Liquidation Trustee for payment of its reasonable and documented fees and expenses, including Liquidation Trust Expenses;

(b) Second, to the Holders of Allowed Series J Preferred Equity Interests, their Pro Rata Share of an amount, in the aggregate, not to exceed the Stated Value Amount less any distributions made to such Holders solely on account of the Series J Preferred Equity Interests by the Debtors or the Disbursing Agent following the Effective Date.

(c) Tax Information. Prior to making any distribution to a Liquidating Trust Beneficiary, the Liquidation Trustee may request written notification of the Liquidating Trust Beneficiary's federal taxpayer identification number or social security number if the Liquidation Trustee determines, in its reasonable discretion, that such information (a) is necessary to fulfill its Tax reporting and withholding obligations and (b) has not been provided in the applicable Claims Report or otherwise. The Liquidation Trustee, in its reasonable discretion, may suspend distributions to any Liquidating Trust Beneficiary that has not provided

its federal taxpayer identification number or social security number, as the case may be, after a request is made pursuant to and in accordance with the terms of this Section 5.2.1.

5.2.2 Undeliverable Distributions.

(a) No Further Attempts At Delivery. If any distribution to a Liquidating Trust Beneficiary is returned to the Liquidation Trustee as undeliverable, then unless and until the Liquidation Trustee is notified in writing of such Liquidating Trust Beneficiary's then-current address: (i) subject to Section 5.2.2(b), such undeliverable distribution will remain in the possession of the Liquidation Trustee in the Undeliverable Cash Trust Account.

(b) Forfeiture and Redistribution. Any Liquidating Trust Beneficiary that does not assert a claim for an undeliverable distribution by delivering to the Liquidation Trustee a written notice setting forth such Liquidating Trust Beneficiary's then-current address within three (3) months after the last date on which a distribution was deliverable to the Liquidating Trust Beneficiary will have its claim for undeliverable distributions discharged and will be forever barred from asserting such claim or any claim for subsequent distributions against the Liquidation Trustee, the Liquidation Trust Assets, the Liquidating Trust Beneficiaries or the Liquidation Trustee Representatives, whereupon all cash contained in the book-entry sub-account in the Undeliverable Cash Trust Account created for the benefit of such Liquidating Trust Beneficiary will be transferred to the General Trust Accounts for redistribution to Liquidating Trust Beneficiaries entitled to distributions therefrom. For purposes of any such redistribution, each Liquidating Trust Beneficiary in respect of which a claim for undeliverable distributions has been discharged as contemplated by this Section 5.2.2(b) will cease to be a Liquidating Trust Beneficiary. After final distributions have been made in accordance with the terms of the Plan, Plan Administration Agreement or this Agreement, if the amount of undeliverable cash remaining is less than $10,000, the Liquidation Trustee, in its sole discretion, may donate such amount to a charity.

5.3 Means of Cash Payments. Except as otherwise provided in this Agreement, cash payments made pursuant to this Agreement will be in United States currency by checks drawn on a General Trust Account or, at the option of the Liquidation Trustee, by wire transfer from a domestic bank; provided, however, that if the Holder of a Liquidation Trust Interest has provided the Liquidation Trustee with wire transfer instructions at least three (3) Business Days in advance of a distribution date, distribution to such Holder shall be made by wire transfer from a domestic bank per such wire transfer instructions, and provided further that cash payments to foreign Liquidating Trust Beneficiaries may be made, at the option of the Liquidation Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If a check included in a distribution to a Liquidating Trust Beneficiary is not cashed within ninety (90) days of the issuance thereof, the Liquidation Trustee will void such check and such distribution will be treated as undeliverable in accordance with Section 5.2.2(a); provided, however, that notwithstanding Section 5.2.2(b), such undeliverable claim will be discharged upon the expiration of the ninety (90) day period described in this Section 5.3 and the Liquidating Trust Beneficiary of such claim will be forever barred from

asserting such claim or any claim for subsequent distributions against the Liquidation Trustee or the Liquidation Trust Assets.

5.4 Compliance with Tax Requirements. To the extent applicable, the Liquidation Trustee will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Liquidation Trustee will be authorized to take any actions that it determines, in its reasonable discretion, to be necessary, appropriate or desirable to comply with such withholding and reporting requirements. Notwithstanding anything to the contrary in this Agreement, each entity receiving a distribution of cash pursuant to this Agreement will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations. For the sake of clarity, other than the requirement to comply with applicable law, neither this Agreement nor the Plan imposes any obligation on the Liquidation Trustee to withhold any funds.

5.5 Payments Limited to Trust Accounts. All payments or other distributions to be made by the Liquidation Trustee in accordance with this Agreement will be made only from the Trust Accounts.

5.6 De Minimis Distributions to Beneficiaries. No distribution will be required to be made under this Agreement to any Liquidating Trust Beneficiary unless such Liquidating Trust Beneficiary is to receive at least $25.00 unless a request therefor is made in writing to the Liquidation Trustee on or before ninety (90) days after the Effective Date.

ARTICLE VI

BENEFICIARIES

6.1 Liquidation Trust Interests. Ownership of Liquidation Trust Interests will not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the Registry. No claimant will have an interest in the Liquidation Trust until such time as the claimant's related claim becomes an Allowed Claim pursuant to the mechanism for determining Allowed Claims prescribed in the Plan.

6.2 Transfer of Liquidation Trust Interests. The Liquidation Trust Interests and any and all rights to any payments to be made to Liquidating Trust Beneficiaries hereunder, shall be fully and freely assignable and transferable during the term of this Agreement; provided, however, that any such transfer will not be effective until written notification and proof thereof is submitted to the Liquidation Trustee, and the Liquidation Trustee may continue to pay all amounts to or for the benefit of the Liquidating Trust Beneficiaries until receipt of written notification and proof of any such transfer. The Liquidation Trustee may rely upon such written proof without the requirement of any further investigation.

6.3 Exemption From Registration. The parties hereto intend that the rights of the Liquidating Trust Beneficiaries arising under the Liquidation Trust will not be "securities" under applicable laws, but none of the parties hereto represent or warrant that such rights will not

be securities or that their issuance under the Plan will be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemptions from registration provided by section 1145 of the Bankruptcy Code and by other applicable law to apply to their issuance under the Plan.

ARTICLE VII

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

7.1 Parties Dealing With the Liquidation Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Liquidation Trust or the Liquidation Trustee will be entitled to rely on the authority of the Liquidation Trustee, acting through its directors, members, officers, employees, agents, professionals, principals and other representatives, to act in connection with the Trust Assets. There is no obligation on any person dealing with the Liquidation Trustee to inquire into the validity or propriety of any transaction by the Liquidation Trustee.

7.2 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, in exercising the rights granted hereunder, the Liquidation Trustee will use the same degree of care and skill as an individual of ordinary prudence, discretion and judgment would exercise or use in such individual's own affairs. The Liquidation Trustee and the Liquidation Trustee Representatives will not be liable with respect to any action it takes or omits to take in good faith with the consent, or at the direction, of the Oversight Committee to the extent this Agreement expressly contemplates the Oversight Committee may give such consent or direction. The Liquidation Trustee and the Liquidation Trust Representative will not be liable for punitive, exemplary, consequential, special or other damages for a breach of this Agreement under any circumstances, or for any other act or omission in connection with the performance of their duties or rights hereunder, not constituting bad faith, fraud, willful misconduct or gross negligence. The Debtors, the Disbursing Agent, the Liquidation Trust, the Liquidation Trustee and their respective directors, members, officers, employees, agents, professionals, principals and other representatives, acting in such capacity, will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of this Agreement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with this Agreement; provided, however, that the foregoing provisions of this paragraph will have no effect on (a) the liability of any entity (other than the Liquidation Trustee or a Liquidation Trustee Representative) that would otherwise result from the failure to perform or pay any obligation or liability under this Agreement or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with this Agreement; or (b) the liability of any entity that otherwise would result from any act or omission to the extent that such act or omission is determined in a final order to have constituted bad faith, fraud, willful misconduct or gross negligence.

7.3 Indemnification. The Indemnified Parties will be indemnified by the Liquidation Trust from the Trust Accounts for any losses, claims, damages, liabilities or expenses, including reasonable attorneys' fees, disbursements and related expenses, that the

Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of any action or omission or breach of contract one or more of the Indemnified Parties in their capacity as such; provided, however, that the Liquidation Trust will not be required to indemnify any Indemnified Party for any losses, claims, damages, liabilities or expenses, including reasonable attorneys' fees, disbursements and related expenses, due to any action or omission or breach of contract by such Indemnified Party constituting bad faith, fraud, willful misconduct or gross negligence; provided further that (except as provided in the preceding proviso) nothing in this Section 7.3 will be deemed to restrict any Indemnified Parties' right to receive an indemnity based on any act or omission taken in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Indemnified Parties will be entitled to obtain advances from the Trust Accounts to cover their expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of one or more of the Indemnified Parties in their capacity as such. Without limiting the generality or effect of the foregoing, within five (5) Business Days after written request by an Indemnified Party (including the Liquidation Trustee) to the Liquidation Trustee and the Oversight Committee, the Liquidation Trustee will, in accordance with such request (but without duplication), from the Trust Accounts (a) pay such expenses on behalf of the Indemnified Party, (b) advance to the Indemnified Party cash in an amount sufficient to pay such expenses, or (c) reimburse the Indemnified Party for such expenses; provided, however, that the Indemnified Party provides an undertaking to repay the amount so paid, advanced or reimbursed to the Trust Accounts upon the entry of a final order finding that such Indemnified Party was not entitled to indemnity under the provisions of this Section 7.3.

ARTICLE VIII

SELECTION, REMOVAL AND COMPENSATION OF THE LIQUIDATION TRUSTEE

8.1 Initial Liquidation Trustee. The initial Liquidation Trustee will be [ ].

8.2 Term of Service. The Liquidation Trustee will serve until the earliest of the Liquidation Trustee's resignation or removal or the termination of the Liquidation Trust in accordance with this Agreement and the Plan.

8.3 Resignation of the Liquidation Trustee. The Liquidation Trustee may resign at any time by giving the Oversight Committee at least thirty (30) days' written notice of the Liquidation Trustee's intention to do so and filing such notice with the Bankruptcy Court. In the event of a resignation, the resigning Liquidation Trustee (or the successor Liquidation Trustee) will render to the Bankruptcy Court and the Oversight Committee a full and complete accounting of monies and assets received, disbursed and held during the term of office of the resigning Liquidation Trustee. The resignation will be effective on the latest of (a) the date specified in the notice; (b) the date that is thirty (30) days after the date the notice is delivered to the Oversight Committee; (c) the date the accounting described in the preceding sentence is delivered; (d) the date the successor Liquidation Trustee accepts its appointment as such; and (e) the date that is sixty (60) days after the date the notice is filed with the Bankruptcy Court. Notwithstanding the resignation of the Liquidation Trustee pursuant to this Section 8.3, the rights

of the resigning Liquidation Trustee under Sections 7.2 and 7.3 with respect to acts or omissions occurring prior to the effectiveness of such resignation will continue for the benefit of such resigning Liquidation Trustee following the effectiveness of such resignation.

8.4 Removal of the Liquidation Trustee. The Liquidation Trustee may be removed at any time by the Oversight Committee by giving written notice to the Liquidation Trustee and filing such notice with the Bankruptcy Court, in which case the removal will be effective on the date specified in such notice. In addition, the Liquidation Trustee may be removed by order of the Bankruptcy Court for good cause, which will mean any act or omission by the Liquidation Trustee (i) in connection with the performance of its rights or duties hereunder constituting bad faith, fraud, willful misconduct or gross negligence, (ii) constituting a material breach of this Agreement or the Engagement Letter or (iii) that contravenes a direction or instruction provided by the Oversight Committee. Notwithstanding the removal of the Liquidation Trustee pursuant to this Section 8.4, (i) the rights of the removed Liquidation Trustee under Section 7.2 and Section 7.3 with regard to acts or omissions occurring prior to the effectiveness of such removal will continue for the benefit of such removed Liquidation Trustee following such removal, and (ii) any other amounts that may be or may become due and payable shall be determined in accordance with Engagement Letter.

8.5 Appointment of Successor Liquidation Trustee. Prior to the effectiveness of either the resignation of the Liquidation Trustee pursuant to Section 8.3 or the removal of the Liquidation Trustee pursuant to Section 8.4, as the case may be, the Oversight Committee will (a) identify a successor Liquidation Trustee to fill the vacancy and (b) inform the Bankruptcy Court of the identity and terms of engagement of such successor Liquidation Trustee. Except as otherwise ordered by the Bankruptcy Court, any successor Liquidation Trustee so appointed must consent to and accept in writing the terms of this Agreement and agree that the provisions of this Agreement are binding upon and inure to the benefit of the successor Liquidation Trustee and all of such successor Liquidation Trustee's heirs and legal and personal representatives, successors or assigns. If the Oversight Committee does not identify a successor Liquidation Trustee within thirty (30) days of the delivery of a notice of resignation, the resigning Liquidation Trustee will have the right to request that the Bankruptcy Court appoint a successor Liquidation Trustee. In the event of the death of a Liquidation Trustee that is an individual, the Oversight Committee will (a) identify a successor Liquidation Trustee to fill the vacancy and (b) inform the Bankruptcy Court of the identity and terms of engagement of such successor Liquidation Trustee.

8.6 Powers and Duties of Successor Liquidation Trustee. A successor Liquidation Trustee will have all the rights, powers, privileges and duties of its predecessor.

8.7 Trust Continuance. The resignation or removal of the Liquidation Trustee will not terminate the Liquidation Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Liquidation Trustee.

8.8 Compensation and Costs of Administration. The Liquidation Trustee's fees are as set forth in the Engagement Letter. In addition, all reasonable costs and expenses incurred by the Liquidation Trustee in administering the Liquidation Trust, in carrying out its other responsibilities under this Agreement or in any manner connected, incidental or related

thereto (including the cost of professionals or other persons or entities that may, in accordance with this Agreement, be employed by the Liquidation Trustee) will be paid, at the direction of the Liquidation Trustee, from the General Trust Accounts in accordance with the provisions of this Agreement. The terms of the Engagement Letter are incorporated herein by reference and for all purposes are deemed to be an integral part of this Agreement to the same extent as if restated in full herein.

ARTICLE IX

OVERSIGHT COMMITTEE

9.1 Establishment of Oversight Committee.

9.1.1 Membership. There will be a committee of up to three (3) individuals designated by the Series J Committee (as defined in the Plan) to be the Oversight Committee.

9.1.2 Term of Members. Each member of the Oversight Committee will serve until the earliest of (a) such member's (i) death, (ii) resignation or (iii) removal and (b) the termination of the Liquidation Trust in accordance with this Agreement.

9.1.3 Resignation of Members. A member of the Oversight Committee may resign at any time by written notice to the Liquidation Trustee and the other members of the Oversight Committee.

9.1.4 Removal of Members. Any member of the Oversight Committee may be removed in the event that he or she has become unable to discharge his or her duties hereunder due to accident, physical deterioration or mental incompetence, for a consistent pattern of neglect and failure to perform, or to participate in performing, the duties of such member or for other good cause; such removal will be made by vote of the Oversight Committee or at the recommendation of the Liquidation Trustee with the approval of the Bankruptcy Court.

9.1.5 Filling of Vacancies. Vacancies on the Oversight Committee will be filled as follows:

(a) any vacancy resulting from the death, resignation or removal may be filled with an individual designated by a majority of remaining members of the Oversight Committee upon written notice to the Liquidation Trustee

9.2 Action by Oversight Committee. So long as there are at least one member of the Oversight Committee then in office, the act of a majority of the members of the Oversight Committee then in office will be the act of the Oversight Committee with respect to any matter which requires the consent, direction or other act of the Oversight Committee. Members of the Oversight Committee then in office may act in person, by telephone, facsimile or email.

9.3 No Personal Liability. None of the provisions in this Agreement will be construed to require the Oversight Committee members to expend or risk their own funds or otherwise incur personal liability in the performance of their duties or in the reasonable exercise

of rights, powers and privileges hereunder if there are reasonable grounds for the Oversight Committee members to believe that the repayment of any such validly expended funds or adequate indemnity against such risk of liability is not reasonably assured. In addition to the other limitations on liability set forth in this Agreement, and notwithstanding anything to the contrary herein, the Oversight Committee members will have no liability for any act or omission in connection with the performance of their duties or rights hereunder unless such act or omission constitutes bad faith, fraud, willful misconduct or gross negligence. Notwithstanding the foregoing, nothing in this Section 9.3 will relieve the Oversight Committee members of any liability for any action or omission resulting from bad faith, fraud, willful misconduct or gross negligence.

9.4 Access to Professionals. The members of the Oversight Committee will at all reasonable times have complete access to any professionals of other persons or entities retained by the Liquidation Trustee on behalf of the Liquidation Trust, and will also have complete access to all information generated by them or otherwise available to the Liquidation Trust or the Liquidation Trustee; provided that in no event will the members of the Oversight Committee have any right to consult with counsel to the Liquidation Trust or obtain any information in such a manner as would result in the waiver of attorney-client or other applicable privilege belonging to the Liquidation Trust.

9.5 Fees and Expenses of Members. Each member of the Oversight Committee shall be entitled to payment from the Liquidation Trust of compensation equal to $2,500 per quarter payable in arrears on each January 15, April 15, July 15 and October 15 beginning on [ ] and continuing until the earlier of (a) termination of the Liquidation Trust pursuant to Article XI and (b) [ ]. If this Agreement has not terminated as of [ ], each member of the Oversight Committee will still be entitled to compensation at the rate of $2,500 per quarter, provided, however, that such compensation shall accrue and be payable only to the extent such funds are available to be paid out of the Trust Assets, as determined by the Liquidation Trustee. Additionally, the Liquidation Trust will promptly reimburse each member of the Oversight Committee for any reasonable out-of-pocket expenses incurred by such member in connection with travel to or from meetings with the Liquidation Trustee and/or other members of the Oversight Committee or otherwise in connection with the performance of such member's duties as a member of the Oversight Committee in accordance with the provisions of this Agreement. All of the fees and expenses described herein shall be deemed a Liquidation Trust Expense of the Liquidation Trust.

9.6 Procedures for Consultation with and Obtaining the Consent of the Oversight Committees.

9.6.1 Consultation Process.

(a) Information. In the event that Liquidation Trustee is required to consult with the Oversight Committee pursuant to any provision of this Agreement, the Liquidation Trustee will provide the Oversight Committee with written advance notice of the matter under consideration and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Liquidation Trustee will also provide the Oversight Committee with such reasonable access to professionals or other

persons or entities retained by the Liquidation Trustee on behalf of the Liquidation Trust as the Oversight Committee may reasonably request during the time that the Liquidation Trustee is considering such matter and will also provide the Oversight Committee the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Liquidation Trustee; provided that in no event will the Oversight Committee or its members have any right to consult with counsel to the Liquidation Trust or obtain any information in such a manner as would result in the waiver of attorney-client or other applicable privilege belonging to the Liquidation Trust.

(b) Timing. In determining when to take definitive action on any matter subject to the consultation process set forth in this Section 9.6, the Liquidation Trustee will take into consideration the time required for the Oversight Committee, if its members so wish, to consider such matter. In any event, the Liquidation Trustee will not take definitive action on any such matter until at least ten (10) days after providing the Oversight Committee with the initial written notice that such matter is under consideration by the Liquidation Trustee, unless such time period is waived by the Oversight Committee.

9.6.2 Consent Process.

(a) Information. In the event the Liquidation Trustee is required to obtain the consent of the Oversight Committee pursuant to any provision of this Agreement, the Liquidation Trustee will provide the Oversight Committee with a written notice stating that its consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Liquidation Trustee proposes to take and explaining in detail the reasons why the Liquidation Trustee desires to take such action. The Liquidation Trustee will provide the Oversight Committee as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Liquidation Trustee will also provide the Oversight Committee with such reasonable access to professionals or other persons or entities retained by the Liquidation Trustee on behalf of the Liquidation Trust as the Oversight Committee may reasonably request during the time that the Liquidation Trustee is considering such action, and shall also provide the Oversight Committee the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Liquidation Trustee; provided that in no event will the Oversight Committee or its members have any right to consult with counsel to the Liquidation Trust or obtain any information in such a manner as would result in the waiver of attorney-client or other applicable privilege belonging to the Liquidation Trust.

(b) Timing. The Oversight Committee must consider in good faith and in a timely fashion any request for its consent by the Liquidation Trustee and must in any event advise the Liquidation Trustee in writing (including by electronic transmission) of its consent or its objection to the proposed action within ten (10) days of receiving the original request for consent from the Liquidation Trustee. If the Oversight Committee does not advise the Liquidation Trustee in writing of its consent or its objections to the action within ten (10) days of receiving notice regarding such request, the Oversight Committee's consent to the proposed actions will be deemed to have been affirmatively

granted. The Liquidation Trustee will be entitled to rely on any written consent received from a member of the Oversight Committee reasonably believed by the Liquidation Trustee to be genuine and delivered by such member.

(c) Disputes. If, after following the procedures specified in this Section 9.6.2, the Oversight Committee continues to object to the proposed action and to withhold its consent to the proposed action, the dispute may be resolved by the Bankruptcy Court upon motion by the Liquidation Trustee.

9.7 Joint Interest. It is expressly acknowledged that the members of the Oversight Committee and the Liquidation Trustee share a joint interest in the successful prosecution of the Residual Causes of Action and liquidation of the Liquidation Trust Assets and entry into an arrangement to share information based upon such joint interest will be deemed sufficient to preserve and protect privilege.

9.8 No Fiduciary Duties. Notwithstanding any provision to the contrary in this Agreement, members of the Oversight Committee shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Liquidating Trust Beneficiary, the Liquidation Trustee or the Liquidation Trust, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against members of the Oversight Committee.

ARTICLE X

MAINTENANCE OF RECORDS; REPORTING

10.1 Books and Records. The Liquidation Trustee will maintain books and records containing a description of all property from time to time constituting the Trust Assets (which assets will be valued consistently for all federal income Tax purposes), taking into account any changes to the known Trust Assets existing immediately prior to the Effective Date and scheduled on Exhibit B, and an accounting of all receipts and disbursements. Such books and records will be open to inspection by any Liquidating Trust Beneficiary, the Oversight Committee or any member thereof or the Bankruptcy Court at any reasonable time during normal business hours; provided that, in the case of a Liquidating Trust Beneficiary, such Liquidating Trust Beneficiary gives the Liquidation Trustee at least three (3) Business Days' prior notice of such inspection and such access need not be granted to with respect to information that the Liquidation Trustee determines in good faith could prejudice the prosecution of any action or liquidation of any Trust Asset. The fiscal year of the Liquidation Trust will be the calendar year.

10.2 Reporting.

10.2.1 Annual Reports. Within thirty (30) days after the end of each calendar year, the Liquidation Trustee, on behalf of the Liquidation Trust, will send an Annual Report to the Liquidating Trust Beneficiaries and will deliver a copy thereof to each member of the Oversight Committee.

10.2.2 Current Reports. In the event of developments affecting the Liquidation Trust in any material respect (as determined by the Liquidation Trustee in its

reasonable discretion), the Liquidation Trustee, on behalf of the Liquidation Trust, will promptly send the Liquidating Trust Beneficiaries a Current Report and will deliver a copy thereof to each member of the Oversight Committee. Such Current Reports need not contain information that the Liquidation Trustee determines in good faith could prejudice the prosecution of any action or liquidation of any Trust Asset.

10.2.3 Reports Available on Request. The Liquidation Trustee will furnish or otherwise make available to any then-current Liquidating Trust Beneficiary, upon written request, a copy of: (a) the most recent Annual Report; or (b) any Current Report filed subsequent to the period covered by the most recent Annual Report (or, if no Annual Report has yet been filed, subsequent to the Effective Date).

10.3 Compliance with Federal Securities Laws. The parties hereto do not anticipate that the Liquidation Trust will be required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended. However, if following the Effective Date the Liquidation Trustee determines, based on the advice of counsel, that the Liquidation Trust is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidation Trustee will take any and all actions to comply with such requirements.

10.4 Tax Returns and Payments.

10.4.1 General. The Liquidation Trustee will be responsible for filing all foreign, United States federal, state and local Tax returns for the Liquidation Trust and for the timely preparation and distribution to the Liquidating Trust Beneficiaries of any necessary foreign, United States federal, state or local information returns.

10.4.2 Pending Payments. The Liquidation Trustee will timely file Tax returns for the Trust Accounts as a grantor trust and/or a Liquidation Trust under Treasury Regulations section 1.671-1(a) and/or Treasury Regulations section 301.7701-4(d) and related regulations with respect to distributions of Trust Assets. Pursuant to such provisions, for federal income Tax purposes, the Liquidation Trustee will allocate to Liquidating Trust Beneficiaries entitled to receive a Pro Rata Share of any income or loss of the Trust Accounts, and such Liquidating Trust Beneficiaries will be subject to Tax on the Trust Accounts' taxable income on a current basis.

10.4.3 Trust Accounts Exclusive of Pending Payments. With respect to (x) any Claims Reserves in the General Trust Accounts and (y) the Undeliverable Cash Trust Account, the Liquidation Trustee will timely (a) file such income Tax and other returns and statements as are required to comply with (i) the applicable provisions of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, including the requirements set forth in Treasury Regulations section 1.468B-9(c), and (ii) any applicable state and local law and the regulations promulgated thereunder and (b) pay from the applicable Trust Account any Taxes reported as owing on such returns and statements.

ARTICLE XI

DURATION OF THE LIQUIDATION TRUST

11.1 Duration. The Liquidation Trust will become effective upon the Effective Date. Thereupon, the Liquidation Trust and its provisions herein will remain and continue in full force and effect until the Liquidation Trust is terminated as contemplated in this Article XI.

11.2 Termination Upon Distribution of All Trust Assets. The Liquidation Trustee will liquidate (including determining the proper recipients and amounts of distributions to be made from the Liquidation Trust) and distribute the Trust Assets to the Liquidating Trust Beneficiaries. Upon (a) the payment of all Liquidation Trust Expenses and any other obligations incurred in connection with administering the Liquidation Trust; (b) the distribution of all remaining Trust Assets in accordance with the provisions of this Agreement; and (c) the completion of any necessary or appropriate reports, Tax returns or other documentation, the Liquidation Trust will terminate and the Liquidation Trustee will have no additional responsibility in connection therewith except as may be required to effectuate such termination under relevant law and except as described in Section 11.4.

11.3 Termination After Five Years. If the Liquidation Trust has not been previously terminated pursuant to Section 11.2, on the fifth anniversary of the Effective Date, unless otherwise extended by the Bankruptcy Court upon motion within the six (6) month period prior to the fifth anniversary of the Effective Date, due to the Liquidation Trust's necessity to complete its liquidating purpose or for other good cause, and provided such extension does not adversely affect the status of the Liquidation Trust for federal income Tax or federal securities law purposes, the Liquidation Trustee will distribute all of the Trust Assets to the Liquidating Trust Beneficiaries in accordance with this Agreement, unless directed to do otherwise by Order of the Bankruptcy Court. Notwithstanding the foregoing, multiple extensions may be obtained provided that any approval of such extension must be approved by the Bankruptcy Court within six (6) months of the beginning of such extension. Within sixty (60) days after (a) the payment of all Liquidation Trust Expenses and any other obligations incurred in connection with administering the Liquidation Trust; (b) the distribution of all remaining Trust Assets in accordance with the provisions of this Agreement; and (c) the completion of any reports, Tax returns or other documentation determined by the Liquidation Trustee, in its reasonable discretion, to be necessary, appropriate or desirable, the Liquidation Trust will terminate and the Liquidation Trustee will have no further responsibility in connection therewith except as may be required to effectuate such termination under relevant law and except as described in Section 11.4. The Liquidation Trustee will have the right to apply to the Bankruptcy Court to extend the term of the Liquidation Trust as contemplated above if the Liquidation Trustee determines, in its reasonable discretion, that such extension is necessary to enable the Liquidation Trust to complete its liquidating purpose and provided that the Liquidation Trustee receives an opinion of counsel or a favorable ruling from the IRS that any further extension would not further affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes.

11.4 Other Termination Procedures. The Liquidation Trustee will at all times endeavor to liquidate expeditiously the Trust Assets, and in no event will the Liquidation Trustee

unduly prolong the duration of the Liquidation Trust. On termination of the Liquidation Trust, the Liquidation Trustee will advise the Bankruptcy Court in writing of the Liquidation Trust's termination. Notwithstanding the foregoing, after the termination of the Liquidation Trust, the Liquidation Trustee will have the power to exercise all the powers, authorities and discretion herein conferred solely for the purpose of liquidating and winding up the affairs of the Liquidation Trust. For a period of five (5) years after the distribution of all of the Trust Assets, the Liquidation Trustee will retain the books, records and files that have been delivered to or created by the Liquidation Trustee, at which time the Liquidation Trustee may dispose of such books, records and files in any manner that the Liquidation Trustee deems appropriate.

11.5 No Reversions. Notwithstanding anything to the contrary in the Plan or this Agreement, in no event will any of the Trust Assets revert to the Debtors upon termination of the Liquidation Trust.

ARTICLE XII

MISCELLANEOUS

12.1 Limitation on Transferability.

12.1.1 No Assignment. Neither N21 nor the Liquidation Trustee may assign this Agreement without the prior written consent of the Oversight Committee.

12.2 Notices. All notices to be given to Liquidating Trust Beneficiaries may be given by regular mail, electronic transmission or delivered personally, to the Liquidating Trust Beneficiaries at the addresses appearing on the books kept by the Liquidation Trustee. Any notice or other communication which may be or is required to be given, served or sent to the Debtors, the Liquidation Trustee or the Oversight Committee will be in writing and will be sent by registered or certified mail, return receipt requested (postage prepaid), transmitted electronically, sent by hand delivery or sent by facsimile (if receipt is confirmed), addressed as follows:

(a) If to N21:

Richard Kibbe & Orbe, LLP
One World Financial Center
New York, New York 10281
Michael Friedman, Esq.
Keith N. Sambur, Esq.

(b) If to the Liquidation Trustee:

[ ]

(c) If to the Oversight Committee, to each member thereof at such member's address set forth on Exhibit D or to such other address as may from time to time be provided in a written notice to each party.

12.3 No Bond. Notwithstanding any state law to the contrary, the Liquidation Trustee (including any successor) will be exempt from giving any bond or other security in any jurisdiction.

12.4 Governing Law; Submission to Jurisdiction; Service of Process. This Agreement will be construed in accordance with and governed by the internal substantive law of the State of New York regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto. The Bankruptcy Court will have exclusive jurisdiction over any dispute arising out of or in connection with the transactions contemplated by this Agreement; provided, however, that, if the Chapter 11 Cases have been closed, no provision for retention of jurisdiction has been made and the Bankruptcy Court refuses to re-open the Chapter 11 Cases, any court before which such dispute may be brought within the State of New York, including the United States District Court for the Southern District of New York, will have jurisdiction over such dispute. The parties to this Agreement consent to the exclusive jurisdiction of the Bankruptcy Court, or, if the Chapter 11 Cases have been closed, no provision for retention of jurisdiction has been made and the Bankruptcy Court refuses to re-open the Chapter 11 Cases, any court before which such dispute may be brought within the State of New York (including the United States District Court for the Southern District of New York), and of the appropriate appellate courts therefrom, in any such dispute and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such dispute in such court or that any such dispute brought in such court has been brought in an inconvenient forum. This Agreement is subject to any order or act of the Bankruptcy Court applicable hereto. Process may be served on any party to this Agreement anywhere in the world, whether within or without the jurisdiction of any court to which the parties have submitted herein. Without limiting the foregoing, each party to this Agreement agrees that service of process on that party may be made upon the designated Person at the address provided in Section 12.2 and will be deemed to be effective service of process on that party.

12.5 Successors and Assigns. This Agreement will inure to the benefit of and will be binding upon the parties hereto and their respective successors and permitted assigns.

12.6 No Execution. All funds in the Liquidation Trust will be deemed *in custodia legis* until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Liquidating Trust Beneficiary or any other person can execute upon, garnish or attach the Trust Assets or the Liquidation Trust in any manner or compel payment from the Liquidation Trust except by order of the Bankruptcy Court. Payment will be solely governed by the Plan and this Agreement.

12.7 Amendment. This Agreement may be amended only in writing and only by order of the Bankruptcy Court or by mutual agreement of the Liquidation Trustee and each member of the Oversight Committee.

12.8 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year written above.

NUTRITION 21, INC.

By:____________________________________
Name:
Title:

[ ], as Liquidation Trustee

By:______________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:
[ ], as Disbursing Agent

By:____________________
Name:
Title

Exhibit A

ENGAGEMENT LETTER

Exhibit B

LIST OF LIQUIDATION TRUST ASSETS

Exhibit C

BUDGET

TBD

Exhibit D

LIST OF ADDRESSES FOR MEMBERS OF THE OVERSIGHT COMMITTEE

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